EXHIBIT NO. 99.1

                               CREDIT AGREEMENT
                        Dated as of February 29, 1996

                                     for

                         $165,000,000 Senior Secured
                          Revolving Credit Facility
                                     and
                          $10,000,000 Senior Secured
                         European Overdraft Facility

                                    among

                             HEXCEL CORPORATION,
                            HEXCEL S.A. (BELGIUM),
                             HEXCEL S.A. (LYON),
                                BROCHIER S.A.,
                          HEXCEL (U.K.) LIMITED and
                 COMPOSITE MATERIALS LIMITED UNITED KINGDOM,
                                AS BORROWERS,

                      THE INSTITUTIONS FROM TIME TO TIME
                           PARTY HERETO AS LENDERS,

                      THE INSTITUTIONS FROM TIME TO TIME
                        PARTY HERETO AS ISSUING BANKS,

                       CITIBANK, N.A., NEW YORK BRANCH,
                        AS U.S. ADMINISTRATIVE AGENT,

                         CITIBANK INTERNATIONAL PLC,
                      AS EUROPEAN ADMINISTRATIVE AGENT,

                                     and

                                CREDIT SUISSE,
                             AS SYNDICATION AGENT


                              TABLE OF CONTENTS

                                  ARTICLE I
                                 DEFINITIONS  . . . . . . . . .   1
               1.01.  Certain Defined Terms . . . . . . . . . .   1
               1.02.  Computation of Time Periods . . . . . . .  37
               1.03.  Accounting Terms  . . . . . . . . . . . .  37
               1.04.  Other Definitional Provisions . . . . . .  37
               1.05.  Other Terms . . . . . . . . . . . . . . .  37

                                  ARTICLE II
                          AMOUNTS AND TERMS OF LOANS  . . . . .  37
               2.01.  Revolving Credit Facility . . . . . . . .  38
               2.02.  Swing Loans . . . . . . . . . . . . . . .  42
               2.03.  European Overdraft Facility.    . . . . .  44
               2.04.  Letters of Credit . . . . . . . . . . . .  45
               2.05.  Promise to Repay; Evidence of Indebted
                         ness . . . . . . . . . . . . . . . . .  54
               2.06.  Authorized Officers and Agents  . . . . .  54

                                 ARTICLE III
                           PAYMENTS AND PREPAYMENTS . . . . . .  55
               3.01.  Prepayments; Reductions in Revolving
                          Credit Commitments  . . . . . . . . .  55
               3.02.  Payments  . . . . . . . . . . . . . . . .  57
               3.03.  Taxes . . . . . . . . . . . . . . . . . .  63
               3.04.  Increased Capital . . . . . . . . . . . .  68

                                  ARTICLE IV
                              INTEREST AND FEES . . . . . . . .  69
               4.01.  Interest on the Loans and Other
                         Obligations  . . . . . . . . . . . . .  69
               4.02.  Special Provisions Governing
                         Eurocurrency Rate Loans  . . . . . . .  72
               4.03.  Fees  . . . . . . . . . . . . . . . . . .  76

                                  ARTICLE V
                  CONDITIONS TO LOANS AND LETTERS OF CREDIT . .  78
               5.01.  Conditions Precedent to the Initial
                         Loans and Letters of Credit  . . . . .  78
               5.02.  Conditions Precedent to All Subsequent
                         Revolving Loans, Swing Loans,
                         European Overdraft Loans and
                         Letters of Credit  . . . . . . . . . .  81

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES  . . . .  85
               6.01.  Representations and Warranties
                         of the Borrowers . . . . . . . . . . .  85

                                 ARTICLE VII
                             REPORTING COVENANTS  . . . . . . .  95
               7.01.  Financial Statements  . . . . . . . . . .  95
               7.02.  Events of Default . . . . . . . . . . . .  97
               7.03.  Lawsuits  . . . . . . . . . . . . . . . .  98
               7.04.  ERISA Notices . . . . . . . . . . . . . .  98
               7.05.  Environmental Notices . . . . . . . . . . 100
               7.06.  Labor Matters . . . . . . . . . . . . . . 101
               7.07.  Public Filings and Reports  . . . . . . . 102
               7.08.  Government Contracts  . . . . . . . . . . 102
               7.09.  Other Information . . . . . . . . . . . . 102

                                 ARTICLE VIII
                            AFFIRMATIVE COVENANTS . . . . . . . 102
               8.01.  Corporate Existence, Etc. . . . . . . . . 102
               8.02.  Corporate Powers; Conduct of
                         Business, Etc. . . . . . . . . . . . . 103
               8.03.  Compliance with Laws, Etc.  . . . . . . . 103
               8.04.  Payment of Taxes and Claims; Tax
                         Consolidation  . . . . . . . . . . . . 103
               8.05.  Insurance . . . . . . . . . . . . . . . . 103
               8.06.  Inspection of Property; Books and
                         Records; Discussions . . . . . . . . . 104
               8.07.  ERISA Compliance  . . . . . . . . . . . . 104
               8.08.  Foreign Employee Benefit Plan
                         Compliance . . . . . . . . . . . . . . 104
               8.09.  Maintenance of Property . . . . . . . . . 104
               8.10.  Subsidiary Guarantors; Future
                         Liens on Capital Stock . . . . . . . . 105
               8.11.  CML Guaranty  . . . . . . . . . . . . . . 106
               8.12.  Lodi Facility Guaranty  . . . . . . . . . 106
               8.13.  Connecticut Opinion . . . . . . . . . . . 106
               8.14   Hexcel Technologies Pledge  . . . . . . . 106
               8.15.  Replacement of Existing Standby
                         Letters of Credit  . . . . . . . . . . 106

                                  ARTICLE IX
                              NEGATIVE COVENANTS  . . . . . . . 106
               9.01.  Indebtedness  . . . . . . . . . . . . . . 107
               9.02.  Sales of Assets . . . . . . . . . . . . . 108
               9.03.  Liens . . . . . . . . . . . . . . . . . . 109
               9.04.  Investments . . . . . . . . . . . . . . . 110
               9.05.  Accommodation Obligations . . . . . . . . 112
               9.06.  Restricted Junior Payments  . . . . . . . 113
               9.07.  Conduct of Business . . . . . . . . . . . 113
               9.08.  Transactions with Affiliates  . . . . . . 113
               9.09.  Restriction on Fundamental Changes  . . . 114
               9.10.  Sales and Leasebacks; Operating Leases  . 114
               9.11.  Margin Regulations; Securities Laws . . . 115
               9.12.  ERISA and Certain Employment Matters  . . 115
               9.13.  Issuance or Sale of Capital Stock . . . . 116
               9.14.  Constituent Documents . . . . . . . . . . 116
               9.15.  Fiscal Year . . . . . . . . . . . . . . . 116
               9.16.  Cancellation of Debt; Prepayment  . . . . 116
               9.17.  Environmental Matters.  . . . . . . . . . 117
               9.18.  Accounting Changes  . . . . . . . . . . . 117
               9.19.  No New Restrictions on Subsidiary
                         Dividends  . . . . . . . . . . . . . . 117

                                  ARTICLE X
                             FINANCIAL COVENANTS  . . . . . . . 118
               10.01.  Minimum Tangible Net Worth . . . . . . . 118
               10.02.  Minimum Fixed Charge Coverage Ratio  . . 118
               10.03.  Maximum Leverage Ratio . . . . . . . . . 119

                                  ARTICLE XI
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES  . . 119
               11.01.  Events of Default  . . . . . . . . . . . 119
               11.02.  Rights and Remedies  . . . . . . . . . . 123

                                 ARTICLE XII
                 THE ADMINISTRATIVE AGENT; SYNDICATION AGENT  . 125
               12.01.  Appointment  . . . . . . . . . . . . . . 125
               12.02.  Nature of Duties . . . . . . . . . . . . 126
               12.03.  Rights, Exculpation, Etc.  . . . . . . . 126
               12.04.  Reliance . . . . . . . . . . . . . . . . 127
               12.05.  Indemnification  . . . . . . . . . . . . 127
               12.06.  Citibank and Credit Suisse
                         Individually . . . . . . . . . . . . . 128
               12.07.  Successor Administrative Agent;
                         Resignation of Administrative
                         Agent and Syndication Agent  . . . . . 128
               12.08.  Relations Among Lenders  . . . . . . . . 129
               12.09.  Concerning the Collateral and
                         the Loan Documents . . . . . . . . . . 129

                                 ARTICLE XIII
                                MISCELLANEOUS . . . . . . . . . 131
               13.01.  Assignments and Participations . . . . . 131
               13.02.  Expenses . . . . . . . . . . . . . . . . 135
               13.03.  Indemnity  . . . . . . . . . . . . . . . 137
               13.04.  Change in Accounting Principles  . . . . 138
               13.05.  Setoff . . . . . . . . . . . . . . . . . 138
               13.06.  Ratable Sharing  . . . . . . . . . . . . 139
               13.07.  Amendments and Waivers . . . . . . . . . 140
               13.08.  Notices  . . . . . . . . . . . . . . . . 141
               13.09.  Survival of Warranties and Agreements  . 142
               13.10.  Failure or Indulgence Not Waiver;
                         Remedies Cumulative  . . . . . . . . . 142
               13.11.  Marshalling; Payments Set Aside  . . . . 142
               13.12.  Severability . . . . . . . . . . . . . . 143
               13.13.  Headings . . . . . . . . . . . . . . . . 143
               13.14.  Governing Law  . . . . . . . . . . . . . 143
               13.15.  Limitation of Liability  . . . . . . . . 143
               13.16.  Successors and Assigns . . . . . . . . . 143
               13.17.  Certain Consents and Waivers . . . . . . 144
               13.18.  Counterparts; Effectiveness;
                         Inconsistencies  . . . . . . . . . . . 145
               13.19.  Limitation on Agreements . . . . . . . . 145
               13.20.  Confidentiality  . . . . . . . . . . . . 145
               13.21.  Judgment Currency  . . . . . . . . . . . 146
               13.22.  Entire Agreement . . . . . . . . . . . . 146
               13.23.  Termination  . . . . . . . . . . . . . . 147

                                   EXHIBITS

          Exhibit A  --  Form of Assignment and Acceptance

          Exhibit B  --  Form of Notice of Borrowing

          Exhibit C  --  Form of Notice of Conversion/Continuation

          Exhibit D  --  List of Closing Documents

          Exhibit E  --  Form of Officer's Certificate to Accompany
                         Reports

          Exhibit F  --  Form of Revolving Credit Note

          Exhibit G  --  Form of Swing Loan Note

          Exhibit H  --  Form of Company Guaranty

          Exhibit I  --  Form of Domestic Subsidiary Guaranty

          Exhibit J  --  Form of Company Pledge Agreement

          Exhibit K  --  Form of European Overdraft Note

          Exhibit L  --  Form of Borrower Addendum

          Exhibit M  --  Form of Connecticut Counsel Opinion



                               CREDIT AGREEMENT

                    This Credit Agreement dated as of February 29, 1996 (as amended, supplemented or otherwise modified from time to time, this "Agreement") is entered into among Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "Company"), and its wholly-owned subsidiaries, Hexcel (U.K.) Limited, a corporation organized and existing under the laws of England and Wales ("Hexcel U.K."), Composite Materials Limited United Kingdom, a corporation organized and existing under the laws of the United Kingdom ("CML"), Hexcel S.A., a French societe anonyme ("Hexcel Lyon"), Brochier S.A., a French societe anonyme ("Brochier"), and Hexcel S.A., a company organized and existing under the laws of Belgium ("Hexcel Belgium"), the institutions from time to time party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, the institutions from time to time party hereto as Issuing Banks, whether by execution of this Agreement or an Assignment and Acceptance, Citibank, N.A., a national banking association acting through its New York branch ("Citibank New York"), in its separate capacity as administrative agent for the Lenders and Issuing Banks (with its successors in such capacity, the "U.S. Administrative Agent"), Citibank International plc ("Citibank International"), in its separate capacity as European administrative agent for the Lenders and Issuing Banks (with its successors in such capacity, the "European Administrative Agent"), and Credit Suisse, in its separate capacity as syndication agent for the Lenders and Issuing Banks (with its successors in such capacity, the "Syndication Agent").

                                  ARTICLE I
                                 DEFINITIONS

                    1.01. Certain Defined Terms. In addition to the terms defined above, the following terms used herein shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

                    "Accommodation Obligation" means any
          Contractual Obligation, contingent or otherwise, of one Person with respect to any Indebtedness of another, if the primary purpose or intent thereof by the Person incurring such Contractual Obligation is to provide assurance to the obligee of such Indebtedness of another that such Indebtedness shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof including, without limitation, direct and indirect guarantees, endorsements (except for collection or deposit in the ordinary course of business), notes co-made or discounted, recourse agreements, take-or-pay agreements, keep-well agreements, agreements to purchase security therefor (other than such agreements to purchase in the ordinary course of business) or to provide funds for the payment or discharge thereof, agreements to maintain solvency, assets, level of income, or other financial condition, and agreements to make payment other than for value received.

                    "Acquired Businesses" means, collectively, the global composites business (including, without limitation, structures and interiors, fabrics, laminates, prepegs, adhesive films, honeycomb core, sandwich panels and fabricated components) of Ciba-Geigy, all of the outstanding common stock of Danutec Werkstoff (if acquired) and certain assets held, directly or indirectly, by Ciba-Geigy (and certain liabilities related thereto) that relate exclusively or primarily to, arise exclusively or primarily out of, or are used exclusively or primarily in connection with, such composite business and that are located in certain jurisdictions outside the United States, in each case acquired by the Company and certain of its Subsidiaries pursuant to the Strategic Alliance Agreement.

                    "Acquisition" means the acquisition by the Company and certain of its Subsidiaries of the Acquired
          Businesses.

                    "Acquisition Loan" means, individually or collectively as the context requires, (i) the Revolving Loan in the amount of $12,000,000 to be made to Hexcel U.K. on the Closing Date to fund the cash payment to Ciba-Geigy in connection with the acquisition by Hexcel U.K. of the shares of CML as part of the Acquisition,
          (ii) the Revolving Loan in the amount of $13,000,000 to be made to Hexcel Lyon on the Closing Date to fund the cash payment to Ciba-Geigy in connection with the acquisition by Hexcel Lyon of the shares of Brochier and CDSR as part of the Acquisition and (iii) the Revolving Loan in an amount not to exceed $3,000,000 to be used to pay Transaction Costs for the Acquisition and the Acquisition Loans.

                    "Administrative Agent" means, collectively, the U.S. Administrative Agent and the European Administrative Agent; provided, that, with respect to European Overdraft Loans, all Eurocurrency Rate Loans (whether or not denominated in an Optional Currency) and all other Loans or Letters of Credit requested by a Foreign Borrower, Administrative Agent shall mean the European Administrative Agent, and with respect to Swing Loans and other Base Rate Loans requested by the Company, Administrative Agent shall mean the U.S. Administrative Agent.

                    "Administrative Agent's U.S. Account" means the U.S. Administrative Agent's account number 36852248 (funding account re: Hexcel Corporation) maintained at the office of Citibank International New York, New York 10043, Attention: Carmela Caputo, or such other deposit account as the U.S. Administrative Agent may from time to time specify in writing to the Company and the Lenders.

                    "Administrative Agent's European Accounts" means those certain accounts listed on Schedule 1.01.2 maintained at the office of Citibank International, or such other deposit account(s) as the European Administrative Agent may from time to time specify in writing to the Company and the Lenders.

                    "Affiliate" of any specified Person means any other Person (i) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person, (ii) that beneficially owns or holds 5% or more of any class of the Voting Stock or other equity interest of such specified Person or (iii) of which 5% or more of the Voting Stock is beneficially owned or held by such specified Person or a Subsidiary of such specified Person; provided, that Hexcel Foundation shall not be deemed an Affiliate of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "Aggregate Pro Rata Share" means, with respect to any Lender, the percentage obtained by dividing (a) the sum of such Lender's Revolving Credit Commitment at such time plus such Lender's European Overdraft Commitment, if any, at such time by (b) the aggregate amount of all Revolving Credit Commitments and European Overdraft Commitments at such time; provided, that if all of the Revolving Credit Commitments and European Overdraft Commitments are terminated pursuant to the terms hereof, then "Aggregate Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Lender's Revolving Credit Obligations plus such Lender's European Overdraft Obligations by (y) the aggregate amount of all Revolving Credit Obligations and European Overdraft Obligations.

                    "Applicable Lending Office" means, with respect to a particular Lender, its European Lending Office in respect of Loans requested by Foreign Borrowers, and its U.S. Lending Office in respect of Loans requested by the Company.

                    "Assignment and Acceptance" means an Assignment and Acceptance in substantially the form of Exhibit A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the U.S. Administrative Agent in connection with an assignment of a Lender's interest hereunder in accordance with the provisions of Section 13.01.

                    "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. SECTION 101 et seq.), as amended from time to time, and any successor statute.

                    "Base Rate" means, (i) for any period
          applicable to any Base Rate Loan denominated in Dollars, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the highest of:

                    (A) the rate of interest announced publicly by Citibank in New York, New York from time to time, as Citibank's base rate; and

                    (B)  the sum (adjusted to the nearest one
               sixteenth of one percent (0.0625%) or, if there is no nearest one sixteenth of one percent (0.0625%), to the next higher one sixteenth of one percent (0.0625%)) of (I) one half of one percent (0.50%) per annum plus (II) the rate per annum obtained by dividing (x) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday (or, if such day is not a Business Day, on the next preceding Business Day) by Citibank on the basis of such rates reported by certificate of deposit dealers to, and published by, the Federal Reserve Bank of New York, or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three (3) New York certificate of deposit dealers of recognized standing selected by Citibank, by (y) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities which consist of or which include (among other liabilities) three-month Dollar nonpersonal time deposits in the United States plus (III) the average during such three-week period of the annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits of Citibank in the United States; and

                    (C)  the sum of (A) one half of one
               percent (0.50%) per annum plus (B) the Federal
               Funds Rate in effect from time to time during such period; and

               (ii) for any period applicable to a European
          Overdraft Loan, the Eurocurrency Rate applicable to the requested Optional Currency for an Interest Period of seven (7) days, as determined on Tuesday of each week.

                    "Base Rate Loans" means all Loans that bear interest at a rate determined by reference to the Base
          Rate and the Base Rate Margin as provided in Section
          4.01(a).

                    "Base Rate Margin" means, as of any date, (i) zero percent (0%) per annum for Base Rate Loans denominated in Dollars and (ii) four-tenths of one percent (0.40%) per annum for Base Rate Loans denominated in any Optional Currency.

                    "Benefit Plan" means a defined benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which the Company or any of its ERISA Affiliates is, or within the immediately preceding six (6) years was, an "employer" as defined in
          Section 3(5) of ERISA.

                    "BNP" means Banque Nationale de Paris acting through its San Francisco agency and its successors.

                    "Bond LC Reimbursement Agreement" means the
          Second Restated and Amended Reimbursement Agreement dated as of February __, 1996, by and between the Company and BNP.

                    "Borrower Addendum" is defined in Section
          5.03(a).

                    "Borrowers" means, collectively, the Company and the Foreign Borrowers.

                    "Borrowing" means a borrowing consisting of Loans of the same type made on the same day.

                    "Business Day" means a day, in the applicable local time, that is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York or (ii) in the case of Eurocurrency Rate Loans, (A) in London, England or (B) for Loans denominated in Austrian shillings, in Austria, for Loans denominated in Belgian francs, in Belgium, for Loans denominated in French francs, in France, for Loans denominated in Deutschmarks, in Germany, or for Loans denominated in Netherlands guilders, in the Netherlands, or (iii) in the case of Letter of Credit transactions for a particular Issuing Bank, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

                    "Capital Expenditures" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, that (i) Capital Expenditures shall include (A) that portion of Capital Leases which is incurred and capitalized during such period on the balance sheet of the Company and its Subsidiaries and (B) expenditures for Equipment that is purchased simultaneously with the trade-in or disposal of existing Equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased Equipment exceeds the actual value attributed to such Equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude
          (A) expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds and
          (B) the Acquisition.

                    "Capital Lease", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                    "Capital Stock", with respect to any Person, means any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

                    "Cash Collateral" means cash or Cash
          Equivalents held by the Administrative Agent for the benefit of the Issuing Banks or any of the Lenders as security for the Reimbursement Obligations pursuant to the terms of the Loan Documents.

                    "Cash Equivalents" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; (ii) domestic and Eurocurrency certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iii) commercial paper of United States and foreign banks and bank holding companies and their subsidiaries and United States and foreign finance, commercial industrial or utility companies which, at the time of acquisition, are rated A-1 (or better) by Standard & Poor's Corporation (or its successors) or P-1 (or better) by Moody's Investors Service, Inc. (or its successors); (iv) marketable direct obligations of any state of the United States of America or any political subdivision of any such state given on the date of such investment the highest credit rating by Moody's Investor Service, Inc. (or its successors) and Standard & Poor's Corporation (or its successors); and (v) reverse purchase agreements covering obligations of the type specified in clause (i); provided, that the maturities of any such Cash Equivalents referred to in clauses (i) through (v) shall not exceed one hundred eighty (180) days.

                    "CDSR" means Confection et Diffusion de Stores et Rideaux, a corporation organized and existing under the laws of France.

                    "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SECTION 9601 et seq., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

                    "CERCLIS" is defined in Section 6.01(m).

                    "Change of Control" means the occurrence of any of the following events: (i)(A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange
          Act), other than (x) Ciba-Geigy Limited and its Affiliates or (y) an underwriter engaged in a firm commitment underwriting in connection with a public offering of the Voting Stock of the Company, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25% of the total voting power of the Voting Stock of the Company; and (B) Ciba-Geigy Limited and its Affiliates "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (i), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person "beneficially owns" (as defined in clause (A)), directly or indirectly, more than 25% of the voting power of the Voting Stock of such parent corporation and Ciba-Geigy Limited and its Affiliates "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation than such other person "beneficially owns" (as defined in clause (A)) and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to the Governance Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; (iii) the Company sells, conveys, leases or otherwise transfers all or substantially all its assets to any Person pursuant to a transaction in which any holder of the Voting Stock of the Company immediately prior to such transaction "beneficially owns" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, a lesser percentage of the Voting Stock of the Person that acquired such assets immediately after such transaction; or (iv) the Company shall cease to own and control (directly or indirectly through one or more wholly owned Subsidiaries) 100% of the outstanding Capital Stock of each Subsidiary Guarantor (excluding shares required by applicable law to be owned by Persons other than the Company for the qualification of directors or to satisfy minimum shareholder requirements and except as permitted pursuant to Section 9.09).

                    "Ciba-Geigy" means, collectively, Ciba-Geigy
          Limited and Ciba-Geigy Corporation, a New York corporation.

                    "Ciba-Geigy Limited" means Ciba-Geigy Limited, a corporation organized and existing under the laws of Switzerland.

                    "Ciba-Geigy Transaction Documents" means, collectively, the Strategic Alliance Agreement, the Subordinated Notes, the Subordinated Notes Indenture, the Governance Agreement and all other agreements contemplated by, or entered into by the Company and its Subsidiaries pursuant to or in connection with, the Strategic Alliance Agreement.

                    "Citibank" means, collectively, Citibank
          International and Citibank New York, and their respective successors and permitted assigns.

                    "Citibank Letter Agreement" means the fee letter dated November 16, 1995 from Citicorp Securities, Inc. and accepted and agreed to by the Company.

                    "Claim" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

                    "Closing Date" means the date of the initial funding of the Loans.

                    "Collateral" means all Capital Stock and interests in Capital Stock now owned or hereafter acquired by the Company upon which a Lien is granted under any of the Loan Documents.

                    "Commercial Letter of Credit" means any
          documentary letter of credit issued by an Issuing Bank pursuant to Section 2.04 for the account of any of the Borrowers that is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by such Borrower in the ordinary course of its business.

                    "Commitments" means, collectively, the
          Revolving Credit Commitments and the European Overdraft
          Commitments.

                    "Company Guaranty" means the guaranty duly executed and delivered to the U.S. Administrative Agent by the Company substantially in the form of Exhibit H, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                    "Company Pledge Agreement" means the pledge agreement by and between the Company and the U.S.
          Administrative Agent substantially in the form of Exhibit J, as such pledge agreement may be amended, supplemented or otherwise modified from time to time.

                    "Compliance Certificate" is defined in
          Section 7.01(d).

                    "Constituent Documents" means, with respect to any entity, (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such entity, (ii) the by-laws (or the equivalent governing documents, if any) of such entity and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock.

                    "Contaminant" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined under Environmental, Health or Safety Requirements of Law.

                    "Contractual Obligation", as applied to any Person, means any provision of any Securities issued by that Person, or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

                    "Credit Suisse" has the meaning assigned to such term in the Preamble to this Agreement.

                    "Credit Suisse Letter Agreement" means the fee letter dated October 17, 1995 from Credit Suisse and accepted and agreed to by the Company.

                    "Cure Loans" is defined in
          Section 3.02(b)(v)(C).

                    "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                    "Customary Permitted Liens" means Liens (other than Environmental Liens and Liens in favor of the PBGC):

                    (i)  with respect to the payment of taxes,
               assessments or governmental charges in all cases that are not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                   (ii)  of landlords arising by statute and
               Liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

                  (iii)  incurred or deposits made in the
               ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), deposits for utility services and operating Leases, surety, appeal, customs and performance bonds; provided, that all such Liens do not in the aggregate materially detract from the value of the Company's or any of its Subsidiaries' assets or Property or materially impair the use thereof in the operation of the Company's and its Subsidiaries' businesses;

                  (iv) arising as a result of progress payments
               under Government Contracts;

                   (v)   arising with respect to zoning
               restrictions, easements, licenses,
               reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property that do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

                    (vi)   arising as a result of leases or
               subleases of Real Property, provided, that all such Liens do not in the aggregate materially detract from the value of the Company's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of the businesses;

                   (vii) constituting the filing of notice
               financing statements of a lessor's rights in and to personal property leased to the Company in the ordinary course of the Company's business; and

                  (viii) constituting the filing of notice
               financing statements of a Person's rights in and to personal property delivered to the Company and/or its Subsidiaries on a consignment basis.

                    "Danutec Holdings" means Danutec Holdings AG, a corporation to be organized under the laws of Austria.

                    "Danutec Holdings Effective Date" is defined in
          Section 5.03(a).

                    "Danutec Werkstoff" means Danutec Werkstoff
          GmbH, a corporation to be organized under the laws of Austria.

                    "Danutec Werkstoff Effective Date" is defined in Section 5.03(b).

                    "Default" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

                    "DIC" means the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc. ("Dainippon"), pursuant to that certain Parent Company Agreement dated as of April 17, 1990 under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc., (wholly-owned subsidiaries of the Company and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a wholly-owned subsidiary of HDP.

                    "DOL" means the United States Department of
          Labor and any successor department or agency.

                    "Dollars" and "$" mean the lawful money of the United States.

                    "Dollar Equivalent" means, with respect to any Optional Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted (i) solely with respect to the Multicurrency Loans and European Overdraft Loans, by the Administrative Agent pursuant to the provisions of
          Section 2.01(a) hereof, and (ii) otherwise, by the Administrative Agent in New York, New York at 12:00 noon (New York time) on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Optional Currency.

                    "Domestic Subsidiary" means a Subsidiary of the Company that is organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Puerto Rico or the United States Virgin Islands.

                    "Domestic Subsidiary Guaranty" means the guaranty duly executed and delivered to the U.S. Administrative Agent by the Domestic Subsidiaries (other than Hexcel Pottsville Corporation and Hexcel Alpha Corporation) of the Company substantially in the form of
          Exhibit I, as such guaranty may be amended, supplemented or otherwise modified from time to time.

                    "EBITDA" means, for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income, (B) depreciation and amortization expense, (C) total interest expense, (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges) and other nonoperating expenses that have been deducted in the determination of Net Income, minus (ii) the sum of (A) extraordinary gains not already excluded from the determination of Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuation, GAAP valuation or sale of Securities) and (B) interest and other nonoperating income.

                    "Eligible Assignee" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent, that is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof that has a net worth, determined in accordance with GAAP, in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, as long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (vi) the central bank of any country that is a member of the OECD; or (vii) a finance company, insurance company, bank, other financial institution or fund acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld; and, in each case, is capable of making Loans in accordance with the terms hereof both in the United States and in each country in which an Optional Currency is the national currency.

                    "Environmental, Health or Safety Requirements of Law" means all Requirements of Law derived from or relating to federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements, each as from time to time hereafter in effect.

                    "Environmental Lien" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

                    "Environmental Property Transfer Acts" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the closure of any Property or the transfer, sale or lease of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Acts" or "Responsible Transfer Acts".

                    "Equipment" means all of the Company's and its Subsidiaries' present and future (i) equipment, including, without limitation, machinery, manufacturing, distribution, selling, data processing and office equipment, assembly systems, tools, molds, dies, fixtures, appliances, furniture, furnishings, vehicles, vessels, aircraft, aircraft engines, and trade fixtures,
          (ii) other tangible personal Property (other than the Company's and its Subsidiaries' Inventory), and (iii) any and all accessions, parts and appurtenances attached to any of the foregoing or used in connection therewith, and any substitutions therefor and replacements, products and proceeds thereof.

                    "ERISA" means the Employee Retirement Income
          Security Act of 1974, as amended from time to time, and any successor statute.

                    "ERISA Affiliate" means any (i) corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                    "Eurocurrency Liabilities" has the meaning assigned to such term in Regulation D.

                    "Eurocurrency Affiliate" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurocurrency Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a Lender as it may from time to time specify by written notice to the Company and the Administrative Agent.

                    "Eurocurrency Interest Payment Date" means
          (i) with respect to any Eurocurrency Rate Loan, the last day of each Interest Period applicable to such Loan,
          (ii) with respect to any Eurocurrency Rate Loan requested by the Company having an Interest Period in excess of three (3) calendar months, the last day of each three (3) month interval during such Interest Period, and (iii) with respect to a Eurocurrency Rate Loan requested by a Foreign Borrower having an Interest Period in excess of six (6) calendar months, the last day of each six (6) calendar month interval during such Interest Period.

                    "Eurocurrency Rate" means (i) with respect to a Eurocurrency Loan having an Interest Period of seven (7) days or any Eurocurrency Loan for which the interest rate is not ascertainable pursuant to clause (ii) of this definition, an interest rate per annum obtained by dividing (A) the interest rate per annum determined by the Administrative Agent to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum if such average is not such a multiple) of the rates per annum specified by notice to the Administrative Agent by Citibank, N.A., London branch as the rates per annum at which deposits in Dollars are offered by major banks in the London interbank market in London, England to the Reference Banks at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for such Interest Period for a period equal to such Interest Period and in amounts approximately equal to the Reference Banks' Revolving Credit Pro Rata Share of the Eurodollar Rate Loan to be outstanding for such Interest Period with a maturity equal to such Interest Period, by (B) a percentage equal to 100% minus the Eurocurrency Reserve Percentage and
          (ii) with respect to all other Eurocurrency Loans, the rate per annum determined by the European Agent by reference to "Telerate page 3750" or "Telerate page 3740", as appropriate (or if such page on such service ceases to display such information, such other page as may replace it on that service for the purpose of display of such information) to be the rate per annum at which deposits in such Optional Currency are offered to leading banks in the London interbank market at approximately 11:00 a.m. (London time) on the Interest Rate Determination Date for a period equal to such Interest Period (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) for a period comparable to the relevant Interest Period. The Eurocurrency Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage. For purposes of this definition, "Telerate page 3750" means the display designated as "Page 3750", and "Telerate page 3740" means the display designated as "Page 3740", in each case on the Telerate Service (or such other page as may replace Page 3750 or Page 3740 on the service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in the currency concerned).

                    "Eurocurrency Rate Loans" means those Loans outstanding that bear interest at a rate determined by reference to the Eurocurrency Rate and the Eurocurrency
          Rate Margin as provided in Section 4.01(a).

                    "Eurocurrency Rate Margin" means four-tenths of one percent (0.40%) per annum plus, only in the case of a Eurocurrency Rate Loan of British pounds, any additional "associated reserve costs" not otherwise included in the Eurocurrency Reserve Percentage.

                    "Eurocurrency Reserve Percentage" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

                    "European Lending Office" means, with respect to any Lender, the office or offices of such Lender (if any) set forth below such Lender's name under the heading "European Lending Office" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such office or offices of such Lender as it may from time to time specify by written notice to the Company and the Administrative Agent. A Lender may designate different offices as its "European Lending Office" with respect to each Optional Currency under its Revolving Loans, and the term "European Lending Office" shall refer to any or all such offices, collectively, as the context may require when used in respect of such Lender.

                    "European Overdraft Bank" means Citibank, N.A., and its successors and permitted assigns.

                    "European Overdraft Commitment" means, with respect to the European Overdraft Bank, the obligation of the European Overdraft Bank to make European Overdraft Loans pursuant to the terms and conditions hereof, which obligation shall not exceed $10,000,000.

                    "European Overdraft Loan" is defined in Section
          2.03(a).

                    "European Overdraft Note" means one or more notes evidencing the Borrowers' Obligation to repay the European Overdraft Loans.

                    "European Overdraft Obligations" means, at any particular time, the outstanding principal amount of the European Overdraft Loans at such time. For purposes of determining the amount of European Overdraft Obligations (or any component thereof), such amount shall equal the Dollar Equivalent of the amount of the Optional Currency in which such European Overdraft Obligations are denominated at the time of determination thereof.

                    "Event of Default" means any of the occurrences set forth in Section 11.01 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.01.

                    "Exchange Act" means the Securities Exchange
          Act of 1934, as amended from time to time, and any successor statute.

                    "Existing Facility" means the Company's
          existing revolving credit facility provided for under the Credit Agreement dated as of February 8, 1995 among the Company, the institutions party thereto as Lenders, the institutions party thereto as Issuing Banks, and Citicorp USA, Inc., in its separate capacity as agent for the Lenders and Issuing Banks, as amended, supplemented or otherwise modified to the date hereof.

                    "Existing IRDBs" means the industrial revenue development bonds identified on Schedule 1.01.7.

                    "Existing Joint Ventures" means (i) Knytex,
          (ii) DIC and (iii) Fyfe.

                    "Fair Market Value" means, with respect to any asset or group of assets, the value of the consideration obtainable in a sale of such asset in the open market, assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time, each having reasonable knowledge of the nature and characteristics of such asset, neither being under any compulsion to act, determined (a) in good faith by the board of directors of such Person; provided, that the value of any asset or group of assets with a book value of less than $1,000,000 shall be determined in good faith by the management of such Person or (b) in an appraisal of such asset; provided, that such appraisal was performed relatively contemporaneously with such determination of the fair market value by an independent third party appraiser and the basic assumptions underlying such appraisal have not materially changed since the date thereof.

                    "Federal Funds Rate" means, for any period,
          (i) in respect of Loans denominated in Dollars, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day in New York, New York, the average of the quotations for such day on such transactions received by Citibank from three federal funds brokers of recognized standing selected by the Administrative Agent and (ii) in respect of Loans denominated in an Optional Currency, the Base Rate applicable to such currency.

                    "Federal Reserve Board" means the Board of
          Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

                    "Financial Officer" of any Borrower means the chief executive officer, chief operating officer, senior vice president for finance and administration, chief financial officer, treasurer or controller of such Borrower.

                    "Fiscal Year" means the fiscal year of the Company, which shall be the four fiscal quarter period ending on December 31 of each calendar year.

                    "Fixed Charges" means, for any period for any Person, the sum, without duplication, of the amounts for such period of (i) Interest Expense of such Person, (ii) the payments of principal on Indebtedness for borrowed money required to be paid during such period by such Person, including, without limitation, the principal component of Capital Lease obligations and (iii) cash dividends paid in respect of Capital Stock by such Person.

                    "Fixed Charge Coverage Ratio" means, with respect to any period, the ratio of (i) EBITDA of the Company and its Subsidiaries for such period, minus Capital Expenditures paid by the Company and its Subsidiaries during such period, plus Net Cash Proceeds of the type set forth in clause (i) of the definition thereof received after the Closing Date received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Company and its Subsidiaries for such period.

                    "Foreign Currency Protection Agreement" means any foreign currency cap agreement, foreign currency rate swap agreement or other similar agreements or arrangements entered into by the Company or any Subsidiary to provide protection against fluctuations in foreign currency rates.

                    "Foreign Borrowers" means Hexcel Belgium,
          Hexcel Lyon, Brochier, Hexcel U.K. and CML, together with Danutec Holdings and/or Danutec Werkstoff, as applicable, from and after the Danutec Holdings Effective Date and/or the Danutec Werkstoff Effective Date, as applicable.

                    "Foreign Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to for the benefit of the employees of the Company or any of its ERISA Affiliates or any of the Company's Subsidiaries, but which is not covered by ERISA pursuant to ERISA
          Section 4(b)(4).

                    "Foreign Pension Plan" means any Foreign
          Employee Benefit Plan that, under applicable local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

                    "Foreign Pledge Agreements" means the pledge agreements: (i) by and between the Company and the U.S. Administrative Agent pledging the Company's ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) in each of the Foreign Subsidiaries (other than Hexcel Foreign Sales Corp., Hexcel Chemical Products (U.K.) Limited and Hexcel do Brasil Servicos S/C Ltda.), and
          (ii) by and between each of Hexcel U.K., Hexcel Lyon and Brochier, on the one hand, and the U.S. Administrative Agent, on the other hand, pledging each such Foreign Borrower's ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) in its Subsidiaries, as each such pledge agreement may be amended, supplemented or otherwise modified from time to time.

                    "Foreign Subsidiary" means any Subsidiary of the Company other than a Domestic Subsidiary.

                    "Foreign Subsidiary Guaranties" means the guaranties duly executed and delivered to the U.S. Administrative Agent by each of the Foreign Subsidiaries (other than Hexcel Foreign Sales Corp., Hexcel do Brasil Servicos S/C Ltda., Salver and CDSR), as each such guaranty may be amended, supplemented or otherwise modified from time to time.

                    "Funded Debt" means, to the extent the
          following would be reflected on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, the principal amount of all Indebtedness of the Company and its Subsidiaries in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, in respect of Capital Leases, in respect of Reimbursement Obligations or in respect of the deferred purchase price of Property or services, except accounts payable and accrued expenses arising in the ordinary course of business.

                    "Funding Account Agreement" means that certain Funding Account Agreement dated as of February 29, 1996, by and among the Administrative Agent and the Lenders.

                    "Funding Date" means, with respect to any Loan, the date of the funding of such Loan.

                    "Fyfe" means the joint venture entered into between the Company and Fyfe Associates pursuant to an Agreement dated as of October 13, 1992, for the sale and installation of, among other items, high strength architectural wrap.

                    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified pursuant to Section 13.04).

                    "Governance Agreement" means the Governance
          Agreement dated as of February __, 1996 by and between Ciba-Geigy Limited and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

                    "Government Contract" means any bid, quotation, proposal, contract, agreement, work authorization, lease, commitment or sale or purchase order of the Company or its Subsidiaries that is with the United States Government, or any other Governmental Authority, including, without limitation, all contracts and work authorizations to supply goods and services to the United States Government or its agencies.

                    "Governmental Authority" means any foreign, federal, state or local government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

                    "Hexcel Lyon Subordinated Note" means the subordinated promissory note in the principal amount of approximately $2,613,000, dated March 3, 1995, payable by the Company to Hexcel Lyon and subordinated to the payment of the Obligations.

                    "Holder" means any Person entitled to enforce any of the Obligations, whether or not such Person holds any evidence of Indebtedness, including, without limitation, the Administrative Agent, the Syndication
          Agent, each Lender and each Issuing Bank.

                    "Indebtedness" means, as applied to any Person, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay cash dividends in respect of any stock,
          (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) that are Accommodation Obligations, (vii) upon which interest charges are customarily paid (including zero coupon instruments) or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; and (c) all indebtedness, obligations or other liabilities of such Person in respect of Interest Rate Contracts and Currency Agreements, net of liabilities owed to such Person by the counterparts thereon.

                    "Indemnified Matter" is defined in Section
          13.03.

                    "Indemnitee" is defined in Section 13.03.

                    "Interbank Rate" means, for any period, (i) in respect of Loans denominated in Dollars, the Federal Funds Rate, and (ii) in respect of Loans denominated in any Optional Currency, the Base Rate applicable to such Optional Currency.

                    "Interest Expense" means, for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP, (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Contracts, but excluding, however, (w) amortization of discount, (x) interest paid in property other than cash and (y) any other interest expense not payable in cash, minus (ii) any net payments received during such period under Interest Rate Contracts.

                    "Interest Period" is defined in Section
          4.02(a).

                    "Interest Rate Contracts" means interest rate exchange, swap, collar or cap or similar agreements providing interest rate protection.

                    "Interest Rate Determination Date" is defined in Section 4.02(b).

                    "Internal Revenue Code" means the Internal
          Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

                    "Inventory" means all of the Company's and each of its Subsidiaries' present and future (i) inventory (including unbilled accounts receivable), (ii) goods, merchandise and other personal Property furnished or to be furnished under any contract of service or intended for sale or lease, and all goods consigned by the Company or such Subsidiary and all other items that have previously constituted Equipment but are then currently being held for sale or lease in the ordinary course of the Company's or such Subsidiary's business, (iii) raw materials, work-in-process and finished goods (other than raw materials obtained from Ciba-Geigy or any of its Affiliates on consignment in connection with toll manufacturing arrangements), (iv) materials and supplies of any kind, nature or description used or consumed in the Company's or such Subsidiary's business or in connection with the manufacture, production, packing, shipping, advertising, finishing or sale of any of the Property described in clauses (i) through (iii) above,
          (v) goods in which the Company or such Subsidiary has a joint or other interest to the extent of the Company's or such Subsidiary's interest therein or right of any kind (including, without limitation, goods in which the Company or such Subsidiary has an interest or right as consignee), and (vi) goods that are returned to or repossessed by the Company or such Subsidiary; in each case whether in the possession of the Company or such Subsidiary, a bailee, a consignee, or any other Person for sale, storage, transit, processing, use or otherwise, and any and all documents for or relating to any of the foregoing.

                    "Investment" means, with respect to any Person,
          (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities issued by or other equity ownership interest in any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, (iii) any loan, advance (other than prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business and (iv) any deposit and cash collateral accounts with financial institutions.

                    "Issue" means, with respect to any Letter of Credit, either to issue, or to extend the expiry of, or to renew, or to increase the amount of, such Letter of Credit and the terms "Issued", "Issuing" and "Issuance" shall have corresponding meanings.

                    "Issuing Banks" means Citibank, BNP and each other Lender (or Affiliate of a Lender) approved by the Administrative Agent and the Company who has agreed to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.04.

                    "Knytex" means the joint venture entered into between the Company and Owens-Corning Fiberglas Corporation pursuant to a Limited Liability Company Agreement dated as of June 14, 1993 for the production and marketing of, among other items, stitchbonded fabrics.

                    "Knytex Credit Facility" means that certain
          $4,500,000 revolving credit facility entered into between Knytex and Creekwood Capital Corporation pursuant to a Loan Agreement dated as of January 26, 1995.

                    "Leases" means those leases, tenancies or occupancies entered into by the Company or one of its Subsidiaries, as tenant, lessee, sublessor or sublessee either directly or as the successor in interest to the Company or any of its Subsidiaries.

                    "Lender" means, as of the Closing Date,
          Citibank, Credit Suisse and each other institution (other than the Borrowers) that is a signatory hereto and, at any other given time, each institution that is a party hereto as a Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance.

                    "Letter of Credit" means any Commercial Letter of Credit or Standby Letter of Credit.

                    "Letter of Credit Fee" is defined in Section
          4.03(a).

                    "Letter of Credit Obligations" means, at any particular time, the sum of (i) all outstanding Reimbursement Obligations, plus (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, plus (iii) the aggregate face amount of all Letters of Credit requested by any Borrower but not yet issued (unless the request for an unissued Letter of Credit has been denied pursuant to Section 2.04(a). For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit that is denominated in an Optional Currency, such amount shall equal the Dollar Equivalent of the amount of such Optional Currency at the time of determination thereof.

                    "Letter of Credit Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as the Issuing Bank from which the Letter of Credit is requested may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank and the applicable Borrower and as are not materially adverse (in the judgment of the Issuing Bank) to the interests of the Lenders; provided, that in the event of any conflict between the terms hereof and of any Letter of Credit Reimbursement Agreement, the terms hereof shall control.

                    "Letter of Credit Sublimit" means Thirty
          Million Dollars ($30,000,000).

                    "Leverage Ratio" means, for any period, the ratio of Funded Debt of the Company and its Subsidiaries on a consolidated basis as of the end of such period to EBITDA of the Company and its Subsidiaries for such period.

                    "Liabilities and Costs" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

                    "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement (including, without limitation, any negative pledge arrangement and any agreement to provide equal and ratable security) of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Indebtedness, obligation or other liability, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice
          (other than a financing statement filed by a "true" lessor pursuant to SECTION 9-408 of the Uniform Commercial
          Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction, but does not include the interest of a lessor under an Operating Lease.

                    "Loan Account" is defined in Section 2.05(b).

                    "Loan Documents" means this Agreement, the Notes, the Company Guaranty, the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranties, the Company Pledge Agreement, the Foreign Pledge Agreements, the Citibank Letter Agreement, the Credit Suisse Letter Agreement, the Letter of Credit Reimbursement Agreements (including, without limitation, the Bond LC Reimbursement Agreement) the other documents executed or delivered pursuant to Sections 5.01(a) by the Company, any Subsidiary Guarantor or any other Subsidiary of the Company, any Currency Agreements and any Interest Rate Contracts to which the Company or any of its Subsidiaries and the Administrative Agent or any Affiliate of the Administrative Agent is a party (in each case entered into in connection herewith or with the transactions contemplated hereby), and all other instruments, agreements and written Contractual Obligations between the Company or any Subsidiary of the Company, on the one hand, and any of the Administrative Agent, the Syndication Agent, the Lenders or the Issuing Banks, on the other hand, in each case delivered to either the Administrative Agent, the Syndication Agent, such Lender or such Issuing Bank pursuant to or in connection with the transactions contemplated hereby.

                    "Loans" means, collectively, the Revolving
          Loans (including Acquisition Loans), the Swing Loans and the European Overdraft Loans.

                    "Lodi Facility" means that certain site located in Lodi, New Jersey that was sold by the Company to Fine Organics Corporation in 1986.

                    "Manufacturing and Supply Agreement" means that certain Manufacturing and Supply Agreement between the Company and Ciba-Geigy Corporation dated as of February
          29, 1996.

                    "Margin Stock" means "margin stock" as such term is defined in Regulation U and Regulation G.

                    "Material Adverse Effect" means a material adverse effect upon (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower individually, or the Company and its Subsidiaries, taken as a whole,
          (ii) the ability of the Borrowers or of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents or (iii) the ability of the Lenders, the Issuing Banks or the Administrative Agent to enforce the Loan Documents.

                    "Maximum Partnership/Joint Venture Investment Amount" means the sum, without duplication, of (i) all cash Investments made by the Borrower after the Closing Date, plus (ii) all Investments that the Borrower is under a Contractual Obligation to make after the Closing Date, plus (iii) the amount of all Accommodation Obligations incurred after the Closing Date, in each case in or on behalf of any partnership in which such Borrower is a general or limited partner or any joint venture (other than the Existing Joint Ventures) to which such Borrower is a party.

                    "Multicurrency Loan" means a Revolving Loan made in an Optional Currency.

                    "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Company or any ERISA
          Affiliate.

                    "Net Assets" means, for any Foreign Borrower after a sale of assets of such Foreign Borrower, the aggregate value (as would be reflected on the balance sheets of such Foreign Borrower in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Borrower is located) of the remaining assets of such Foreign Borrower, taking into account assets purchased or otherwise acquired by such Foreign Borrower with the proceeds of such asset sale.

                    "Net Cash Proceeds" means (i) proceeds received by the Company or any of its Subsidiaries in cash or Cash Equivalents from the sale (including, without limitation, any Sale and Leaseback Transaction but excluding any payments or proceeds received by or for the account of the Company with respect to the YIP Transaction to the extent required to be remitted to First Trust of California, N.A., as trustee or escrow agent for the Industrial Development Authority of the County of Los Angeles), assignment or other disposition, of any Property, other than sales, assignments and other dispositions of Property between the Company and its wholly owned Subsidiaries to the extent permitted hereunder and sales, assignments and other dispositions permitted by clause (i), clauses (iii) through (vi) and clauses (viii) through (ix) of Section 9.02, net of (A) the reasonable cash costs of sale, assignment or other disposition (B) taxes paid or payable as a result thereof, (C) the amount of any Indebtedness (other than the Obligations) secured by such Property (to the extent permitted hereunder) and, together with any premiums, interest or fees, repaid in connection with such sale and
          (D) all distributions and other payments required to be made to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to such sale, assignment or other disposition; provided, that evidence of each of (A), (B) and (D) are provided to the Administrative Agent;
          (ii) proceeds of insurance (other than in respect of business interruption insurance, protection and indemnity insurance or other third-party liability insurance) received on account of the loss of or damage to any such Property or Properties, and payments of compensation for any such Property or Properties taken by condemnation or eminent domain, and (iii) proceeds received after the Closing Date by the Company or any of its Subsidiaries in cash or Cash Equivalents from the issuance of any Indebtedness by the Company or any of its Subsidiaries (except for such Indebtedness permitted by Section 9.01 and any such Indebtedness incurred in connection with Currency Agreements or Interest Rate Contracts to the extent the Borrowers are permitted to enter into such contracts pursuant to the terms hereof), in each case net of reasonable costs incurred in connection with such transaction; provided, that evidence of such costs is provided to the Administrative Agent.

                    "Net Income" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

                    "Non Pro Rata Loan" is defined in
          Section 3.02(b)(v).

                    "Note" is defined in Section 2.05(a).

                    "Notice of Borrowing" means, in respect of Borrowings made on the Closing Date, a notice substantially in the form of Annex A to the Funding Account Agreement, and, in respect of all other Borrowings, a notice substantially in the form of Exhibit B.

                    "Notice of Continuation/Conversion" means a notice substantially in the form of Exhibit C.

                    "NPL" is defined in Section 6.01(m)(F).

                    "Obligations" means, to the extent arising hereunder, under the Notes or under any other Loan Document, all Loans, advances, debts, liabilities and obligations owing by the Borrowers or any Domestic Subsidiary that has executed a Domestic Subsidiary Guaranty to the Administrative Agent, the Syndication Agent, any Lender, any Issuing Bank, any Affiliate of the Administrative Agent, the Syndication Agent, any Lender or any Issuing Bank, or any Person entitled to indemnification pursuant to Section 13.03, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with any cash management services provided by the Administrative Agent or any Affiliate of the Administrative Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrowers hereunder or under any other Loan Document.

                    "Officer's Certificate" means, as to a
          corporation or a company, a certificate executed on behalf of such corporation or company by an officer, director or general manager, as appropriate, of such corporation or company.

                    "Operating Lease" means, as applied to any Person, any lease of any Property by that Person, as lessee, that is not a Capital Lease.

                    "Optional Currency" means any of the lawful currencies of Austria (Austrian shillings), Belgium
          (Belgian francs), France (French francs), Germany
          (Deutschmarks), the Netherlands (Netherlands guilders) or the United Kingdom (British pounds sterling ("Euro sterling")).

                    "PBGC" means the Pension Benefit Guaranty
          Corporation and any Person succeeding to the functions thereof.

                    "Permits" means any permit, approval,
          authorization license, variance, facility security clearance or personnel security clearance, or permission required from a Governmental Authority under an applicable Requirement of Law.

                    "Permitted Existing Accommodation Obligations" means those Accommodation Obligations of the Company and its Subsidiaries identified as such on Schedule 1.01.3.

                    "Permitted Existing Indebtedness" means the
          Indebtedness of the Company and its Subsidiaries identified as such on Schedule 1.01.4.

                    "Permitted Existing Investments" means those
          Investments identified as such on Schedule 1.01.5.

                    "Permitted Existing Liens" means the Liens on assets of the Company or any of its Subsidiaries identified as such on Schedule 1.01.6.

                    "Permitted Subordinated Indebtedness" means
          Indebtedness evidenced or to be evidenced by, or in respect of, principal and interest on (i) the Subordinated Debentures not in excess of a principal amount of $28,500,000, (ii) the Hexcel Lyon Subordinated Note and (iii) the Subordinated Notes not in excess of an aggregate principal amount of $43,000,000 and any adjustments to such amount made in accordance with the Strategic Alliance Agreement.

                    "Person" means any natural person, corporation, limited partnership, limited liability company, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

                    "Plan" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
          Section 3(5) of ERISA.

                    "Process Agent" is defined in Section 13.17.

                    "Property" means any Real Property or personal property, including plant, building, facility, structure, underground storage tank or unit, Equipment, Inventory, general intangible, receivable, or other asset owned, leased or operated by the Company or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

                    "Real Property" means all of the Company's and each of its Subsidiaries' respective present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water and mineral rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or that hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and
          (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

                    "Reference Banks" means the London branches of each of Citibank, N.A. and Credit Suisse.

                    "Register" is defined in Section 13.01(c).

                    "Regulation A" means Regulation A of the
          Federal Reserve Board as in effect from time to time.

                    "Regulation D" means Regulation D of the
          Federal Reserve Board as in effect from time to time.

                    "Regulation G" means Regulation G of the
          Federal Reserve Board as in effect from time to time.

                    "Regulation U" means Regulation U of the
          Federal Reserve Board as in effect from time to time.

                    "Regulation X" means Regulation X of the
          Federal Reserve Board as in effect from time to time.

                    "Reimbursement Date" is defined in Section
          2.04(d)(i)(A).

                    "Reimbursement Obligations" means, as to each of the Borrowers, the aggregate non-contingent reimbursement or repayment obligations of the Borrowers with respect to amounts drawn under Letters of Credit.

                    "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

                    "Remedial Action" means actions required to
          (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
          (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

                    "Reportable Event" means any of the events described in Section 4043 of ERISA, the reporting of which has not been waived pursuant to regulations promulgated thereunder.

                    "Requirements of Law" means, as to any Person, the Constituent Documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject including, without limitation, the Securities Act, the Exchange Act, Regulations G, U and X, ERISA, the Fair Labor Standards Act and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation, including Environmental, Health or Safety Requirements of Law.

                    "Requisite Lenders" means, at any time, Lenders holding, in the aggregate, at least fifty-one percent (51%) of the then aggregate amount of the Commitments in effect at such time; provided, that, in the event any of the Lenders shall have failed to fund its Revolving Credit Pro Rata Share of any Revolving Loan requested by any of the Borrowers that such Lenders are obligated to fund under the terms hereof and any such failure has not been cured, then for as long as such failure continues, "Requisite Lenders" means Lenders (excluding Lenders whose failure to fund their respective Revolving Credit Pro Rata Share of such Loans have not been so cured) whose Aggregate Pro Rata Shares represent at least fifty-one percent (51%) of the Aggregate Pro Rata Shares of such Lenders; provided, further, that, in the event that the Commitments have been terminated pursuant to the terms hereof, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of the sum of all Revolving Credit Obligations plus all European Overdraft Loans are at least fifty-one percent (51%).

                    "Restricted Junior Payment" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in (y) shares of that class of stock and/or (z) shares of any class of stock that is junior to that class of stock,
          (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of the Company or any of its Subsidiaries now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to Permitted Subordinated Indebtedness.

                    "Revolving Credit Availability" means, at any particular time, the amount by which the Revolving Credit Commitments exceeds the Revolving Credit Obligations outstanding at such time.

                    "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit and Swing Loans pursuant to the terms and conditions hereof, which obligation shall not exceed the principal amount set forth below such Lender's name opposite the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms hereof or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum aggregate principal amount of which shall not exceed $165,000,000, as reduced from time to time pursuant to the terms hereof.

                    "Revolving Credit Notes" means notes evidencing the Borrowers' Obligation to repay the Revolving Loans.

                    "Revolving Credit Obligations" means, at any particular time, the sum of (i) the outstanding principal amount of the Swing Loans at such time, plus (ii) the outstanding principal amount of the Revolving Loans at such time, plus (iii) the Letter of Credit Obligations outstanding at such time. For purposes of determining the amount of Revolving Credit Obligations (or any component thereof) in respect of any Revolving Loan that is denominated in an Optional Currency, such amount shall equal the Dollar Equivalent of the amount of such Optional Currency at the time of determination thereof.

                    "Revolving Credit Pro Rata Share" means with respect to any Lender, the percentage obtained by dividing (a) such Lender's Revolving Credit Commitment at such time by (b) the aggregate amount of all Revolving Credit Commitments at such time; provided, that if all of the Revolving Credit Commitments are terminated pursuant to the terms hereof, then "Revolving Credit Pro Rata Share" means the percentage obtained by dividing (x) such Lender's Revolving Credit Obligations by (y) the aggregate amount of all Revolving Credit Obligations.

                    "Revolving Credit Sublimit" means, with respect to each Foreign Borrower, the amount set forth below opposite such Foreign Borrower's name (it being understood and agreed that the Company may from time to time by five (5) Business Days' written notice to the Administrative Agent (and subject to the Administrative Agent's consent) reallocate portions of such Revolving Credit Sublimit to one or more of such Foreign Borrowers as long as the sum of the portions so allocated does not at any time exceed $125,000,000):

               Hexcel Belgium                     $15,000,000
               Hexcel U.K.                        $20,000,000
               CML                                $30,000,000
               Hexcel Lyon                        $30,000,000
               Brochier                           $20,000,000
               Danutec Holdings
                  and Danutec Werkstoff           $10,000,000;

          provided, that the "Revolving Credit Sublimit" of Hexcel Belgium shall be reduced by the amount of any Indebtedness incurred by Hexcel Belgium pursuant to
          Section 9.01(xi).

                    "Revolving Credit Termination Date" means the earlier to occur of (i) the date of termination of the Revolving Credit Commitments pursuant to the terms hereof and (ii) February 28, 1999.

                    "Revolving Loan" is defined in Section 2.01(a).

                    "Sale and Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person and is thereafter leased back from the purchaser thereof by such Person.

                    "Salver" means Salver S.r.l., a limited
          liability company organized and existing under the laws of Italy.

                    "SEC" means Securities and Exchange Commission.

                    "Securities" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include any evidence of the Obligations.

                    "Securities Act" means the Securities Act of
          1933, as amended from time to time, and any successor statute.

                    "Solvent", when used with respect to any Person, means that at the time of determination:

                    (A) (i)   the fair market value of its assets
               is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

                    (ii) the present fair saleable value of its
               assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

                    (iii) it is then able and expects to be able to
               pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

                    (iv) it has capital sufficient to carry on its
               business as conducted and as proposed to be conducted; and

                    (B) with respect to Hexcel U.K. and CML only,
               such Person is not unable to pay its debts within the meaning of SECTION 123 of the Insolvency Act of 1986, and will not become unable to pay its debts within the meaning of that Section in consequence of its entry into the Credit Agreement and Transaction
               Documents.

                    "Special Security Agreement" is defined in
          Section 7.01(h).

                    "Specified Equipment" means the mixers
          (i) Myers Mod. V550/550A, 30-15-50 H. P. Drivers, 250
          Gal. Vacuum Resin Mixing Tank, Screw-Hi Shear & Anchor w/Insulated, Heated Controls, Explosion Proof, S/N 918 and (ii) Myers Mod. V550/550A, 50-25-75 H. P. Drivers, 500 Gal. Vacuum Resin Mixing Tank, Insulated, Heated, Screw-Hi Shear & Anchor, Valves, Computer & Controls, Explosion Proof, S/N 921, together with all attachments and appurtenances thereto and any related equipment to be used by the Company to manufacture products pursuant to the Manufacturing and Supply Agreement.

                    "Standby Letter of Credit" means any letter of credit, bank guaranty or similar instrument issued by an Issuing Bank pursuant to Section 2.04 for the account of a Borrower that is not a Commercial Letter of Credit.

                    "Strategic Alliance Agreement" means the
          Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995, and as further amended by the letter agreement dated as of February 28, 1996, among the Company and Ciba-Geigy, as such agreement may be amended, supplemented or otherwise modified from time to time.

                    "Subordinated Debentures" means the 7%
          Convertible Subordinated Debentures due 2011 issued by the Company in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

                    "Subordinated Debenture Indenture" means the
          Indenture dated as of August 1, 1986 between the Company and The Bank of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                    "Subordinated Notes" means the Increasing Rate Senior Subordinated Notes due 2003 issued by the Company in an aggregate principal amount determined in accordance with the Strategic Alliance Agreement and governed by the terms of the Subordinated Notes Indenture.

                    "Subordinated Notes Indenture" means the
          Indenture dated as of February 29, 1996 between the Company and First Trust of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time.

                    "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof; provided, that Hexcel Foundation shall not be deemed a Subsidiary of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law.

                    "Subsidiary Guarantor" means each Subsidiary of the Company party to the Domestic Subsidiary Guaranty or a Foreign Subsidiary Guaranty.

                    "Swing Loan" is defined in Section 2.02(a).

                    "Swing Loan Bank" means Citibank New York and its successors and permitted assigns.

                    "Swing Loan Note" means one or more notes evidencing the Company's Obligation to repay the Swing
          Loans.

                    "Tangible Net Worth" means, with respect to any Person, at any time, (x) total consolidated assets of such Person plus (y) any negative (or minus any positive) cumulative foreign currency translation adjustments applicable to such Person minus (z) total consolidated liabilities of such Person plus any negative (or minus any positive) minimum pension obligation adjustment included in the shareholders' equity account of such Person, each as determined in accordance with GAAP, excluding, however, from the determination of total assets (i) goodwill, organizational expenses, trademarks, tradenames, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) deferred charges or unamortized debt discount and expense, (iii) securities that are not readily marketable, (iv) cash held in a sinking or other analogous fund established for the purpose of redemption, retirement or prepayment of capital stock or Indebtedness, (v) any write-up in the book value of any asset resulting from a revaluation thereof subsequent to, in the case of the Acquired Businesses, September 29, 1995, and, in the case of the assets of the Company and its Subsidiaries, December 31, 1995, and (vi) any items not included in clauses (i) through (vi) above that are treated as intangibles in accordance with GAAP.

                    "Taxes" is defined in Section 3.03(a).

                    "Termination Event" means (i) a Reportable
          Event with respect to any Benefit Plan; (ii) the withdrawal of the Company or any ERISA Affiliate from a Benefit Plan during a plan year in which the Company or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or the cessation of operations that results in the termination of employment of 20% of Benefit Plan participants who are employees of the Company or any ERISA Affiliate; (iii) the imposition of an obligation on the Company or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
          Section 4041(c) of ERISA; (iv) the institution by the PBGC or any similar foreign Governmental Authority of proceedings to terminate a Benefit Plan or a Foreign Pension Plan; (v) any event or condition that would reasonably constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; (vi) a foreign Governmental Authority shall appoint or institute proceedings to appoint a trustee to administer any Foreign Pension Plan; or (vii) the partial or complete withdrawal of the Company or any ERISA Affiliate from a Multiemployer Plan or a Foreign Pension Plan.

                    "Transaction Costs" means the fees, costs and expenses payable by the Borrowers in connection with the execution, delivery and performance of the Transaction
          Documents.

                    "Transaction Documents" means the Loan
          Documents, the Ciba-Geigy Transaction Documents, the Hexcel Lyon Subordinated Note and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

                    "Uniform Commercial Code" means the Uniform
          Commercial Code as enacted in the State of New York, as it may be amended from time to time.

                    "Unused Commitment Fee" is defined in
          Section 4.03(b).

                    "Unused Commitment Fee Rate" means, as of any date, three-sixteenths of one percent (0.1875%) per annum.

                    "U.S. Lending Office" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "U.S. Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Company and the Administrative Agent.

                    "Voting Stock" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only as long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

                    "wholly owned Subsidiary" of a Person means a corporation, company having limited liability or societe anonyme, 100% of the Capital Stock of which is owned, directly or indirectly, by such Person (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements).

                    "YIP Transaction" means the transaction
          pursuant to which BCY Industrial Enterprises acquired the Company's Real Property located in The City of Industry, California by assuming the Company's obligation to repay $2,340,000 in aggregate principal amount of Existing IRDBs issued by the Industrial Development Authority of the County of Los Angeles to finance such Real Property.

                    1.02.  Computation of Time Periods.  In this
          Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided, that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

                    1.03.  Accounting Terms.  Subject to
          Section 13.04, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

                    1.04.  Other Definitional Provisions.
          References to "Articles", "Sections", "subsections", "Schedules" and "Exhibits" shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Agreement unless otherwise specifically provided. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                    1.05. Other Terms. All other terms contained herein shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

                                  ARTICLE II
                          AMOUNTS AND TERMS OF LOANS

                    2.01. Revolving Credit Facility. (a) Subject to the terms and conditions set forth herein, each Lender hereby severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers from time to time during the period from the Closing Date to the Revolving Credit Termination Date, in an aggregate amount (in the case of a Multicurrency Loan, converted to the Dollar Equivalent thereof) not to exceed at any time outstanding such Lender's Revolving Credit Commitment at such time; provided, that (i) the aggregate amount of the Revolving Loans made to the Borrowers by each Lender on a Funding Date shall not exceed the Dollar amount of such Lender's Revolving Credit Pro Rata Share of the Revolving Credit Availability on such Funding Date, and (ii) the aggregate outstanding amount of Revolving Loans made to any Foreign Borrower shall not exceed at any time such Foreign Borrower's Revolving Credit Sublimit in effect at such time. All Revolving Loans comprising the same Borrowing hereunder shall be made by such Lenders simultaneously and proportionately to their respective Revolving Credit Commitments. Subject to the provisions hereof (including, without limitation, Section 5.02), any of the Borrowers may repay any outstanding Revolving Loan on any day that is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.01(a) at the time of such Borrowing, until the Revolving Credit Termination Date. Borrowings of Revolving Loans that are not Multicurrency Loans shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $1,000,000 in excess of that amount. Borrowings of Multicurrency Loans shall be denominated in a single Optional Currency in an aggregate minimum amount equal to an integral multiple of 100,000 units in such Optional Currency and (converted to the Dollar Equivalent thereof) equal to or greater than $2,000,000; provided, that in the case of any Borrowing of Multicurrency Loans the proceeds of which shall be used to repay a then maturing Borrowing denominated in the same Optional Currency, such new Borrowing may, subject to the terms and conditions otherwise set forth herein, be in an aggregate principal amount equal to the aggregate principal amount of such maturing Borrowing. For the purposes of determining compliance with this
          Section 2.01(a), the Dollar Equivalent of a Multicurrency Loan in an Optional Currency shall be determined by the Administrative Agent upon receipt from any Borrower of the Notice of Borrowing requesting such Multicurrency Loan, and such Dollar Equivalent shall be recalculated on each date that it shall be necessary to determine the unused portion of each Lender's Revolving Credit Commitment or any or all of the Loans outstanding on such date.

                    (b)  Notice of Borrowing.  When the Company
          desires to borrow under this Section 2.01, it shall deliver to the U.S. Administrative Agent an irrevocable Notice of Borrowing, signed by it, (x) on or before the Closing Date, in the case of a Borrowing of Revolving Loans on the Closing Date, and (y) no later than 11:00 a.m. (New York time) (I) on the proposed Funding Date, in the case of a Borrowing of Base Rate Loans denominated in Dollars after the Closing Date, and (II) no later than 11:00 a.m. (London time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurocurrency Rate Loans after the Closing Date. All Borrowings by the Company shall be in Dollars. When any Foreign Borrower desires to borrow under this
          Section 2.01, it shall deliver to the European Administrative Agent an irrevocable Notice of Borrowing, signed by it, (x) on or before the Closing Date, in the case of a Borrowing of Revolving Loans on the Closing Date, and (y) no later than 11:00 a.m. (London time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing after the Closing Date. Either such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing,
          (iii) whether the proposed Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (iv) in the case of Eurocurrency Rate Loans, the requested Interest Period,
          (v) instructions for the disbursement of the proceeds of the proposed Borrowing and (vi) in the case of Multicurrency Loans to a Foreign Borrower, the Optional Currency in which such Borrowing of Multicurrency Loans is to be denominated.

                    (c) Making of Revolving Loans. (i) (A) With respect to Loans to be made on the Closing Date, the Administrative Agent shall have notified each Lender in advance by telex or telecopy, or other similar form of transmission, of the proposed Borrowing pursuant to the terms of the Funding Account Agreement. In the case of a Borrowing by the Company, each Lender shall deposit an amount equal to its Revolving Credit Pro Rata Share of the amount requested by the Company to be made as Revolving Loans with the U.S. Administrative Agent at its office in New York, New York, in immediately available funds, on the Closing Date specified in the initial Notice of Borrowing in accordance with the terms of the Funding Account Agreement. In the case of a Borrowing by a Foreign Borrower, each Lender shall deposit an amount in the requested Optional Currency or in Dollars equal to its Revolving Credit Pro Rata Share of the amount requested by such Foreign Borrower to be made as Revolving Loans with the European Administrative Agent at its office in London, England, in immediately available funds, on the Closing Date specified in the initial Notice of Borrowing in accordance with the terms of the Funding Account Agreement. (B) Promptly after receipt of a Notice of Borrowing under Section 2.01(b), the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed Borrowing. In the case of a Borrowing by the Company, each Lender shall deposit an amount equal to its Revolving Credit Pro Rata Share of the amount requested by the Company to be made as Revolving Loans with the U.S. Administrative Agent at its office in New York, New York, in immediately available funds, not later than 4:00 p.m. (New York time) on any other Funding Date specified in a Notice of Borrowing. In the case of a Borrowing by a Foreign Borrower, each Lender shall deposit an amount in the requested Optional Currency or in Dollars equal to its Revolving Credit Pro Rata Share of the amount requested by such Foreign Borrower to be made as Revolving Loans with the European Administrative Agent at its office in London, England, in immediately available funds, not later than 11:00 a.m. (London time) on any other Funding Date specified in a Notice of Borrowing.
          (C) Subject to the fulfillment of the conditions precedent set forth in Section 5.01 or Section 5.02, as applicable, (x) the proceeds of the Loans requested by the Company in any Notice of Borrowing shall be made available to the Company, in immediately available funds, at the U.S. Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding Date) and (y) the proceeds of the Loans requested by any Foreign Borrower in any Notice of Borrowing shall be made available to such Foreign Borrower, in immediately available funds, at the European Administrative Agent's office in London, England on such Funding Date (or, subject to Section 2.01(c)(iv), on the date received if later than such Funding Date). All proceeds of Loans shall be disbursed by the Administrative Agent to the disbursement account indicated in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Revolving Loan on such Funding Date or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure.

                    (ii)  Anything hereinabove to the contrary
          notwithstanding, if any Lender shall, not later than 10:00 a.m. (London time) two Business Days before the date of any requested Borrowing of Multicurrency Loans, notify the Administrative Agent that such Lender is not satisfied that deposits in the relevant Optional Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Borrowers to request Multicurrency Loans in such Optional Currency from such Lender as part of such Borrowing or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and, at the option of the Borrowers, either (i) the applicable Notice of Borrowing may be withdrawn and such Borrowing shall not be made, or
          (ii) the Multicurrency Loan to be made by such Lender as part of such Borrowing (and the Multicurrency Loan to be made by such Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Optional Currency shall have been requested during such period of suspension) shall be a Eurocurrency Rate Loan denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing. If any Borrower elects to withdraw its Notice of Borrowing, such Borrower shall be liable to each other Lender for any damages suffered on account thereof of a nature described in Section 4.02(e). The Administrative Agent shall, upon receiving notice from such Lender that the circumstances causing any such suspension no longer apply, promptly so notify the Borrowers; provided, that the failure of the Administrative Agent to so notify the Borrowers shall not impair the rights of the Lenders under this Section 2.01(c)(ii) or expose the Administrative Agent to any liability.

                    (iii)  Each Notice of Borrowing shall be
          irrevocable and binding (except as set forth in clause
          (ii) of this Section 2.01(c)) on the Borrowers on whose behalf it shall have been submitted.

                    (iv)  Unless the Administrative Agent shall
          have been notified by any Lender on the applicable Funding Date in respect of any Borrowing of Revolving Loans that such Lender does not intend to fund its Revolving Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Revolving Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse, in immediately available funds, a corresponding amount to the Borrowers on the Funding Date. If the Revolving Loan proceeds corresponding to that amount are advanced to the Borrowers by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition each Borrower agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrowers until the date such amount is paid or repaid to the Administrative Agent, (A) in the case of the Borrowers, at the interest rate applicable to such Borrowing and
          (B) in the case of such Lender, at the Interbank Rate.
          If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's Revolving Loan, and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrowers such corresponding amount. This Section 2.01(c)(iv) does not relieve any Lender of its obligation to make its Revolving Loan on any Funding Date or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender.

                    (d)  Use of Proceeds of Revolving Loans.
          Proceeds of the Acquisition Loans shall be used by the Company and/or its Subsidiaries (x) to fund the $25,000,000 cash payment to be made by the Company and/or its Subsidiaries to Ciba-Geigy and/or its Subsidiaries in connection with the Acquisition and (y) to pay Transaction Costs incurred in connection with the Acquisition. Proceeds of the Revolving Loans not constituting Acquisition Loans shall be used (i) on the Closing Date or promptly thereafter, (A) by the Company and certain of its Subsidiaries to repay certain Permitted Existing Indebtedness of the Company and certain of its Subsidiaries (including, without limitation, repayment in full of the obligations of the Company under the Existing Facility) and (B) by the Company and/or its Subsidiaries to pay Transaction Costs (other than those incurred in connection with the Acquisition) and (ii) thereafter, by each Borrower to provide for ongoing working capital needs in the ordinary course of the business of such Borrower and such Borrower's Subsidiaries and for other lawful general corporate purposes not prohibited hereunder; provided, that Revolving Loans made to Danutec Werkstoff, CML and Brochier cannot be used to repay the Acquisition Loan used to acquire Danutec Werkstoff, CML and Brochier, respectively.

                    (e)  Revolving Credit Termination Date.  The
          Revolving Credit Commitments shall terminate, and all outstanding Obligations shall be paid in full in cash (or, in the case of unmatured Letter of Credit Obligations, the Borrowers shall comply with Section 2.04(a)), on the Revolving Credit Termination Date. Each Lender's obligation to make Revolving Loans shall terminate at the close of business in New York City on the Business Day next preceding the Revolving Credit Termination Date.

                    2.02.  Swing Loans.  (a)  Availability.
          Subject to the terms and conditions set forth herein, the Swing Loan Bank may, in its sole discretion, make loans (the "Swing Loans") to the Company, from time to time during the period from the day immediately following the Closing Date to the Revolving Credit Termination Date, up to an aggregate principal amount at any one time outstanding which shall not exceed at any time outstanding an amount equal to the lesser of
          (i) $10,000,000 and (ii) the Swing Loan Bank's Revolving Credit Availability at such time. The Swing Loan Bank shall have no duty to make or to continue to make Swing Loans. All Swing Loans shall be payable on demand with accrued interest thereon and shall be secured as part of the Obligations by the Collateral and shall, except as expressly provided in this Section 2.02, otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that (x) Swing Loans shall be in minimum amounts of $1,000,000 and (y) all interest on the Swing Loans made by the Swing Loan Bank shall be payable to the Swing Loan Bank solely for its own account.

                    (b)  Notice of Borrowing.  When the Company
          desires to borrow under this Section 2.02, it shall deliver to the Administrative Agent an irrevocable Notice of Borrowing, signed by it, no later than 12:30 p.m. (New York time) on the day of the proposed Borrowing of a Swing Loan. Such Notice of Borrowing shall specify
          (i) the proposed Funding Date (which shall be a Business
          Day), (ii) the amount of the proposed Borrowing, and
          (iii) instructions for the disbursement of the proceeds of the proposed Borrowing. All Swing Loans shall be Base Rate Loans denominated in Dollars.

                    (c)  Making of Swing Loans.  The Swing Loan
          Bank shall deposit the amount it intends to fund, if any, in respect of the Swing Loans requested by the Company with the Administrative Agent at its office in New York, New York not later than 3:00 p.m. (New York time) in immediately available funds on the date of the proposed Borrowing applicable thereto. The Swing Loan Bank shall not make any Swing Loan in the period commencing on the first Business Day after it has notice that one or more of the conditions precedent contained in Section 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and the Swing Loan Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in
          Section 5.02 hereof have been satisfied in connection with the making of any Swing Loan. Subject to the preceding sentence, the Administrative Agent shall make such proceeds of each funding of a Swing Loan available to the Company in immediately available funds at the Administrative Agent's office in New York, New York on the date of the proposed Borrowing and shall disburse such proceeds to the disbursement account in the applicable Notice of Borrowing.

                    (d)  Repayment of Swing Loans.  The Company
          shall repay the outstanding Swing Loans owing to the Swing Loan Bank (i) upon the earlier of (A) demand by the Swing Loan Bank and (B) the Revolving Credit Termination Date. In the event that the Company fails to repay any Swing Loan, together with interest thereon, as set forth in the first sentence of this paragraph, then, upon the request of the Swing Loan Bank, each Lender shall make Revolving Loans to the Company (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.02(b), which conditions and requirement such Lenders irrevocably waive) in an amount equal to such Lender's Revolving Credit Pro Rata Share of the aggregate amount of the Swing Loans then outstanding (net of that portion of such Swing Loan, if any, owing to such Lender in its capacity as a Swing Loan Bank) after giving effect to any prepayments and repayments made by the Company, and the Company hereby authorizes the Administrative Agent to apply the proceeds of such Revolving Loans to the repayment of such Swing Loans. To the extent the Administrative Agent receives any amounts in prepayment or repayment of outstanding Revolving Loans prior to such request, the Administrative Agent shall apply such amounts when received to the repayment of the Swing Loans then outstanding. The failure of any Lender to make available to the Administrative Agent its Revolving Credit Pro Rata Share of such Revolving Loans shall not relieve any other Lender of its obligation hereunder to make available to the Administrative Agent such other Lender's Revolving Credit Pro Rata Share of such Revolving Loans on the date of such request or prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. No Lender shall be responsible for any failure by any other Lender to perform its obligations to make such Revolving Loans hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of such failure.

                    (e)  Use of Proceeds of Swing Loans.  The
          proceeds of the Swing Loans may be used to provide for the short-term working capital needs of the Company and its Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.

                    2.03.  European Overdraft Facility.  (a)
          Availability. Subject to the terms and conditions set forth herein, the European Overdraft Bank shall make loans (the "European Overdraft Loans") to the Foreign Borrowers, from time to time during the period from the day immediately following the Closing Date to the Revolving Credit Termination Date, up to an aggregate principal amount at any time outstanding which shall not exceed $10,000,000. All European Overdraft Loans shall be payable on demand with accrued interest thereon and shall be secured as part of the Obligations by the Collateral and shall, except as expressly provided in this Section 2.03, otherwise be subject to all the terms and conditions applicable to Revolving Loans, except that each European Overdraft Loan shall be denominated in a single Optional Currency and shall not be subject to a minimum borrowing requirement.

                    (b) Making of European Overdraft Loans. All European Overdraft Loans shall be made available to the Foreign Borrowers at the office of the European Overdraft Bank in London in immediately available funds on the date of the proposed Borrowing applicable thereto. The European Overdraft Bank shall not make any European Overdraft Loan in the period commencing on the first Business Day after it has notice that one or more of the conditions precedent contained in Section 5.02 shall not on such date be satisfied, and ending when such conditions are satisfied, and the European Overdraft Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 hereof have been satisfied in connection with the making of any European Overdraft Loan.

                    (c) Repayment of European Overdraft Loans. A Foreign Borrower shall repay the outstanding European Overdraft Loans owing by it to the European Overdraft Bank at any time, but in no event later than (i) the earlier of (A) demand by the European Overdraft Bank and
          (B) the Revolving Credit Termination Date.

                    (d)  Use of Proceeds of European Overdraft
          Loans. The proceeds of the European Overdraft Loans may be used to provide for ongoing working capital needs in the ordinary course of the business of the Foreign Borrowers and their respective Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.

                    2.04. Letters of Credit. Subject to the terms and conditions set forth herein, each Issuing Bank hereby severally agrees to Issue from time to time, for the account of any Borrower, one or more Letters of Credit, up to an aggregate face amount at any one time outstanding equal to the Letter of Credit Sublimit, subject to the following provisions:

                    (a) Types and Amounts. An Issuing Bank shall not have any obligation to Issue, and shall not, except as otherwise agreed by the Requisite Lenders and such Issuing Bank, Issue any Letter of Credit if:

                    (i)  the aggregate Letter of Credit
               Obligations with respect to such Issuing Bank, after giving effect to the Issuance of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                   (ii)  such Issuing Bank receives written
               notice (A) from the Administrative Agent at or before 11:00 a.m. (New York time) on the Business Day immediately preceding the date of the proposed Issuance of such Letter of Credit that immediately after giving effect to the Issuance of such Letter of Credit, (I) the Revolving Credit Obligations at such time would exceed the Revolving Credit Commitments at such time, (II) the Letter of Credit Obligations at such time would exceed the Letter of Credit Sublimit at such time or (III) with respect to any Foreign Borrower, the Revolving Credit Obligations of the Foreign Borrower for whose account such Letter of Credit is being Issued would exceed such Foreign Borrower's Revolving Credit Sublimit in effect at such time or
               (B) from the Administrative Agent or any of the Lenders at or before 11:00 a.m. (New York time) on the Business Day immediately preceding the date of the proposed Issuance of such Letter of Credit that one or more of the conditions precedent contained in Sections 5.01 or 5.02, as applicable, would not on such date be satisfied (or waived pursuant to Section 13.07), unless such conditions are thereafter satisfied or waived and written notice of such satisfaction or waiver is given to such Issuing Bank by the Administrative Agent (it being understood that such Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 5.01 or 5.02, as applicable, have been satisfied or waived); or

                  (iii)  such Letter of Credit has an
               expiration date later than (A) the date one (1) year after the date of Issuance (after taking into account any automatic renewal provisions thereof) or (B) the Business Day next preceding the Revolving Credit Termination Date; provided, that, at the request of any Borrower, the Administrative Agent may, but shall not be obligated to, request such Issuing Bank to Issue a Letter of Credit with an expiration date after the date in clause (A) or (B) above; or

                    (iv) such Letter of Credit is in a currency
               other than Dollars or an Optional Currency.

          If the Administrative Agent decides, in its sole discretion, to request any Issuing Bank to Issue a Letter of Credit pursuant to the proviso in clause (iii) above, the Borrower for whose account such Letter of Credit is being Issued agrees that on the Revolving Credit Termination Date it shall deposit with the Administrative Agent for the benefit of the Lenders and such Issuing Bank with respect to such Letter of Credit cash or Cash Equivalents (in each case, in the currency in which such Letter of Credit is denominated) equal to 105% of the greatest amount that such Letter of Credit may be drawn. Such deposits shall be held as Cash Collateral by the Administrative Agent for the benefit of the Lenders and any such Issuing Bank as security for, and to provide for the payment of, the Reimbursement Obligations therefor.

                    (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 5.01 and 5.02, as applicable, the obligation of an Issuing Bank to Issue any Letter of Credit is subject to the satisfaction in full of the following conditions:

                    (i)  if the Issuing Bank so requests, the
               applicable Borrower shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit
               Reimbursement Agreement and such other
               documents and materials as may be reasonably required pursuant to the terms thereof;

                   (ii)  the terms of the proposed Letter of
               Credit shall conform substantially to the customary terms of letters of credit issued by the Issuing Bank as in existence on the date of such Issuance; and

                   (iii) with respect to any Letter of Credit
               that is in an Optional Currency, the Issuing
               Bank shall be reasonably satisfied that
               deposits in the relevant Optional Currency will be freely available to it for the relevant period of time.

                    (c) Issuance of Letters of Credit. (i) Any Borrower shall give an Issuing Bank and the Administrative Agent written notice that it has selected such Issuing Bank to Issue a Letter of Credit (A) not later than 11:00 a.m. (New York time) on the third Business Day preceding the requested date for Issuance of any Letter of Credit hereunder that is in Dollars and (B) not later than 11:00 a.m. (London time) on the fourth Business Day preceding the requested date for Issuance of any Letter of Credit hereunder that is in an Optional Currency, or such shorter notice as may be acceptable to such Issuing Bank and the Administrative Agent. Such notice shall be irrevocable unless and until such request is denied by the applicable Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (B) the stated amount of the Letter of Credit requested, which shall be in a minimum amount of $10,000,
          (C) the effective date (which shall be a Business Day) of Issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire, (E) the Person for whose benefit such Letter of Credit is to be Issued, (F) whether such Letter of Credit is to be denominated in Dollars or an Optional Currency (specifying the relevant Optional Currency), and (G) other relevant terms of such Letter of Credit. Such Issuing Bank shall notify the Administrative Agent immediately upon receipt of a written notice from any Borrower requesting that a Letter of Credit be Issued and, upon the Administrative Agent's request therefor, send a copy of such notice to the Administrative Agent.

                    (ii)  The Issuing Bank shall give the
          Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the Issuance of a Letter of Credit (which notice the Administrative
          Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

                    (d)  Reimbursement Obligations; Duties of
          Issuing Banks. (i) With the exception of the reimbursement provisions contained in the Bond LC Reimbursement Agreement, the terms of which will supersede subsection 2.04(d)(i)(A), notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

                    (A)  each Borrower shall reimburse the
               Issuing Bank for amounts drawn under any Letter of Credit Issued for the account of such Borrower pursuant to subsection (e)(ii) below, in Dollars or the relevant Optional Currency, no later than the date (the "Reimbursement Date") that is one (1) Business Day after such Borrower receives written notice from the Issuing Bank that payment has been made under such Letter of Credit by the Issuing Bank; and

                    (B)  all Reimbursement Obligations with
               respect to any Letter of Credit shall bear interest at the rate applicable in accordance with Section 4.01(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable in accordance with Section 4.01(e).

                   (ii)  The Issuing Bank shall give the
          Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by each Borrower on account of a Reimbursement Obligation (which notice the Administrative Agent shall promptly transmit by telegram, telex, telecopy or similar transmission to each Lender).

                  (iii) No action taken or omitted in good faith by an Issuing Bank under or in connection with any Letter of Credit shall put such Issuing Bank under any resulting liability to any Lender, any Borrower or, as long as such Letter of Credit is not Issued in violation of Section 2.04(a), relieve any Lender of its obligations hereunder to such Issuing Bank. Solely as between the Issuing Banks and such Lenders, in determining whether to pay under any Letter of Credit, the respective Issuing Bank shall have no obligation to the Lenders other than to confirm that any documents required to be delivered under the respective Letter of Credit have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

                    (e)  Participations.  (i)  Immediately upon
          Issuance by an Issuing Bank of any Letter of Credit for the account of any Borrower in accordance with the procedures set forth in this Section 2.04, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Revolving Credit Pro Rata Share, including, without limitation, all obligations of such Borrower with respect thereto (other than amounts owing to the Issuing Bank under Section 2.04(g)) and any security therefor and guaranty pertaining thereto.

                   (ii)  If any Issuing Bank makes any payment
          under any Letter of Credit Issued for the account of any Borrower and such Borrower does not repay such amount to the Issuing Bank on the Reimbursement Date, the Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender, and each such Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Revolving Credit Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Lender in its capacity as an Issuing Bank), and the Administrative Agent shall promptly pay to the Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for the Issuing Bank's account, pursuant to this Section 2.04(e). All such payments shall constitute Revolving Loans made to such Borrower pursuant to Section 2.01 (irrespective of the satisfaction of the conditions in Section 5.02 or the requirement in Section 2.01(b) to deliver a Notice of Borrowing, which conditions and requirement, for the purpose of refunding any Reimbursement Obligation owing to any Issuing Bank, the Lenders irrevocably waive) and shall thereupon cease to be unpaid Reimbursement Obligations. If a Lender does not make its Revolving Credit Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon, for the first Business Day after the date such payment was first due at the Interbank Rate. The failure of any such Lender to make available to the Administrative Agent for the account of an Issuing Bank its Revolving Credit Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Revolving Credit Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent nor prejudice any rights that any Borrower may have against such Lender as a result of any such default by such Lender. This Section does not relieve any Lender of its obligation to purchase Revolving Credit Pro Rata Share participations in Letters of Credit, nor does this Section relieve any Borrower of its obligation to pay or repay to any Issuing Bank funding its Revolving Credit Pro Rata Share of such payment pursuant to this Section interest on the amount of such payment from the date such payment is to be made until the date on which payment is repaid in full.

                  (iii)  Whenever an Issuing Bank receives a
          payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has made a Revolving Loan pursuant to clause (ii) of this Section, such Issuing Bank shall promptly pay to the Administrative Agent such payment in accordance with
          Section 3.02. Whenever the Administrative Agent receives (pursuant to the immediately preceding sentence or otherwise) a payment on account of a Reimbursement Obligation, including any interest thereon, as to which any Lender has made a Revolving Loan pursuant to clause
          (ii) of this Section, the Administrative Agent shall distribute such payment in accordance with Section 3.02. Each such payment shall be made by such Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

                  (iv) Upon the request of any Lender, an Issuing Bank shall furnish such Lender copies of any Letter of Credit or Letter of Credit Reimbursement Agreement to which such Issuing Bank is party and such other documentation as reasonably may be requested by such Lender.

                  (v)  The obligations of a Lender to make
               payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this Article II (irrespective of the satisfaction of the conditions described in Sections 5.01 and 5.02, as applicable, which conditions, for the purpose of the repayment of Letters of Credit to the Issuing Bank, such Lenders irrevocably waive) under all circumstances, including, without limitation, any of the following circumstances:

                         (A)  any lack of validity or
                    enforceability hereof or of any of the other
                    Loan Documents;

                         (B)  the existence of any claim, setoff,
                    defense or other right that any Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Syndication Agent, any Issuing Bank, any Lender or any other Person, whether in connection herewith, or with any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

                         (C)  any draft, certificate or any other
                    document presented under the Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                         (D)  the surrender or impairment of any
                    security for the performance or observance of any of the terms of any of the Loan Documents;

                         (E)  any failure by such Issuing Bank to
                    make any reports required pursuant to Section
                    2.04(h) or the inaccuracy of any such report;
                    or

                         (F)  the occurrence of any Event of
                    Default or Default.

                         (f) Payment of Reimbursement Obligations. (i) Each Borrower unconditionally agrees to pay to each Issuing Bank, in the currency in which it is denominated, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with any Letter of Credit Issued for the account of such Borrower when such amounts are due and payable, irrespective of any claim, setoff, defense or other right that such Borrower may have at any time against any Issuing Bank or any other Person.

                        (ii) In the event any payment by any Borrower received by an Issuing Bank with respect to a Letter of Credit Issued for the account of such Borrower and distributed by the Administrative Agent to the Lenders on account of their participation is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each such Lender that received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Revolving Credit Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

                         (g) Issuing Bank Charges. Each Borrower shall pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of any Letter of Credit and such compensation in respect of such Letter of Credit for such Borrower's account as may be agreed upon by such Borrower and such Issuing Bank from time to time.

                         (h) Issuing Bank Reporting Requirements. Each Issuing Bank shall, no later than the tenth Business Day following the last day of each calendar month, provide to the Administrative Agent and the Company separate schedules for Commercial Letters of Credit and Standby Letters of Credit Issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and any information requested by the Administrative Agent or the Company relating to the date of Issue, account party, amount, expiration date and reference number of each Letter of Credit Issued by it.

                         (i)  Indemnification; Exoneration.  (A)  In
               addition to all other amounts payable to an Issuing Bank, each of the Borrowers hereby agrees to defend, indemnify and save the Administrative Agent, the Syndication Agent, each Issuing Bank and each Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), reasonable costs, charges and expenses (including reasonable attorneys' fees but excluding taxes) that the Administrative Agent, the Syndication Agent, such Issuing Bank or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the Issuance of any Letter of Credit to such Borrower other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined in a final, non-appealable judgment by a court of competent jurisdiction, or (ii) the failure of the Issuing Bank Issuing a Letter of Credit to such Borrower to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

                        (B) As between each Borrower, on the one hand, and the Administrative Agent, the Syndication Agent, the Lenders and the Issuing Banks, on the other hand, such Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit issued on its behalf by, the respective beneficiaries of the Letters of Credit.
               In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders shall not be responsible for: (i) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and Issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in the transmission or delivery of any messages, by mail, cable, telegraph, telecopy, telex or otherwise;
               (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (viii) any litigation, proceeding or charges with respect to such Letter of Credit; and (ix) any consequential damages; and (x) any other consequences arising from causes beyond the control of the Administrative Agent, the Syndication Agent, the Issuing Banks or the Lenders; except, in the cases of clauses
               (iv), (v) and (viii) above, for the gross negligence or willful misconduct of the Issuing Bank, as determined in a final, non-appealable judgment by a court of competent jurisdiction.

                         (j) Obligations Several. The obligations of each Issuing Bank and each Lender under this Section 2.04 are several and not joint, and no Issuing Bank or Lender shall be responsible for the obligation to Issue Letters of Credit or participation obligation hereunder, respectively, of any other Issuing Bank or Lender.

                         (k) Transitional Provisions. Schedule 2.04-K contains a schedule of certain letters of credit issued prior to the date hereof by the Issuing Banks for the account of the Company. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit issued pursuant to this Section 2.04 for the account of the Company and subject to the provisions hereof, and for this purpose the fees specified in Sections 2.04(g) and 4.03(a) shall be payable (in substitution for any fees set forth in the reimbursement agreement relating to such letters of credit) as if such letters of credit had been issued on the Closing Date, (ii) the face amount of such letters of credit shall be included in the calculation of Letter of Credit Obligations, and (iii) all liabilities of the Company with respect to such letters of credit shall constitute Obligations. No letter of credit converted in accordance with this Section 2.04(k) shall be amended, extended or renewed without the prior written consent of the Administrative Agent. To the extent that any fees with respect to the letters of credit listed on Schedule 2.04-K were paid in advance to the issuing bank under such letter of credit, the Administrative Agent shall use reasonable efforts (but shall otherwise not be obligated) to obtain a pro rata refund for the Company of such fees to the extent such fees were paid in respect of any time period during which such letter of credit shall be a letter of credit on account of the provisions of this section. Notwithstanding anything set forth in Section 2.04(a)(iii), to the extent that any letter of credit listed on Schedule 2.04-K has an expiration date in excess of one year, such letter(s) of credit shall continue in full force and effect pursuant to the terms hereof after the Closing Date.

                         2.05.  Promise to Repay; Evidence of
               Indebtedness.

                         (a)  Promise to Repay.  Each Borrower hereby
               agrees to pay when due the principal amount of each Loan that is made to it, and further agrees to pay when due all unpaid interest accrued thereon, in accordance with the terms hereof and of the Notes made by it. On the Closing Date, (i) each of the Borrowers shall execute and deliver to each Lender, as applicable, Revolving Credit Notes substantially in the form of Exhibit F evidencing the Revolving Loans, (ii) the Company shall execute and deliver to the Swing Loan Bank a Swing Loan Note substantially in the form of Exhibit G evidencing the Swing Loans, and (iii) the Company shall execute and deliver to the European Overdraft Bank a European Overdraft Note substantially in the form of Exhibit K evidencing the European Overdraft Loans, and thereafter, each of the Borrowers, as applicable, shall execute and deliver such other promissory notes as are necessary to evidence the Loans owing to the Lenders after giving effect to any assignment thereof pursuant to Section 13.01, all in form and substance reasonably acceptable to the Administrative Agent and the parties to such assignment (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "Notes"; and "Note" means any one of the Notes).

                         (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "Loan Account") evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made to such Borrower owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under each of the Notes.

                         2.06. Authorized Officers and Agents. On the Closing Date (and from time to time thereafter at the option of a Borrower or as reasonably requested by the Administrative Agent), each of the Borrowers shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the officers, directors or general managers, employees and agents authorized to request Revolving Loans, Swing Loans, European Overdraft Loans and Letters of Credit, and containing a specimen signature of each such officer, director, general manager, employee or agent. The officers, directors or general managers, employees and agents so authorized shall also be authorized to act for each such Borrower in respect of all other matters relating to the Loan Documents to which such Borrower is a party. The Administrative Agent shall be entitled to rely conclusively on such officer's, director's or general manager's, or agent's or employee's authority to request such Loan or Letter of Credit until the Administrative Agent receives written notice to the contrary. In addition, the Administrative Agent shall be entitled to rely conclusively on any written notice sent to it by any Borrower by telecopy. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on, or any telecopy or facsimile of, any written Notice of Borrowing or any other document. None of the Administrative Agent, the Syndication Agent, any Lender or any Issuing Bank shall incur any liability to any Borrower or any other Person in acting upon any telecopy or facsimile notice referred to above that the Administrative Agent reasonably believes to have been given by a duly authorized officer or other person authorized to borrow on behalf of any of the Borrowers.

                                      ARTICLE III
                                PAYMENTS AND PREPAYMENTS

                         3.01.  Prepayments; Reductions in Revolving
               Credit Commitments.

                          (a) Voluntary Prepayments/Reductions. Revolving Credit Commitment. The Borrowers shall have the right, from time to time, to terminate in whole or permanently reduce in part the Revolving Credit Commitments (i) upon written notice from the Company to the Administrative Agent delivered not later than 11:00 a.m. (New York time) with respect to the repayment of Base Rate Loans and (ii) upon at least three
               (3) Business Days' prior written notice from the Company to the Administrative Agent with respect to the repayment of Eurocurrency Rate Loans; provided, that the Borrowers shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments after giving effect to such reduction or termination of the Revolving Credit Commitments. Any partial reduction of the Revolving Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Revolving Credit
               Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this
               Section 3.01(a) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof. When notice of termination or reduction is delivered as provided herein, the principal amount of the Revolving Loans specified in the notice shall become due and payable on the date specified in such notice.
               The payments in respect of reductions and terminations described in this Section 3.01(a) may be made without premium or penalty (except as provided in Section
               4.02(f)).

                         (b)  Mandatory Prepayments of Loans.

                         (i) (A)  Subject to clause (C) below,
               immediately after the Company's or any of the Domestic Subsidiaries' receipt of any Net Cash Proceeds, the Company shall make or cause to be made a mandatory prepayment of the Revolving Loans in an amount equal to one hundred percent (100%) of such Net Cash Proceeds. On the date any mandatory prepayment is received by the Administrative Agent pursuant to this clause (i), such prepayment shall be applied first, to the outstanding principal amount of the Swing Loans and second, to any remaining non-contingent Revolving Credit Obligations (with a corresponding reduction in the Revolving Credit Commitments equal to 100% of such prepayment).

                         (B) Subject to clause (C) below, immediately after the receipt by any Foreign Borrower of any Net Cash Proceeds, such Foreign Borrower shall make or cause to be made a mandatory prepayment of the Loans made to such Foreign Borrower in an amount equal to one hundred percent (100%) of such Net Cash Proceeds, or, if less, to the balance of outstanding Loans made to such Foreign Borrower. On the date any mandatory prepayment is received by the Administrative Agent pursuant to this clause (B), such prepayment shall be applied to any non-contingent Revolving Credit Obligations of such Foreign Borrower, and (i) the Revolving Credit Commitments shall be reduced by an amount equal to 100% of such Net Cash Proceeds and (ii) the sale of assets of any Foreign Borrower resulting in a reduction in the Net Assets of such Foreign Borrower by more than 50% but less than 90% shall cause a reduction, by the percentage by which such Foreign Borrower's Net Assets are reduced, in the Revolving Credit Sublimit of such Foreign Borrower at such time, and the sale of assets of any Foreign Borrower resulting in a reduction in the Net Assets of such Foreign Borrower by 90% or more shall reduce such Foreign Borrower's Revolving Credit Sublimit to $0, unless, in either case, as otherwise agreed by the Administrative Agent and the Requisite Lenders.

                         (C)  Notwithstanding the foregoing, (I) the
               Company shall be entitled to use any Net Cash Proceeds received in respect of the sale of the Company's Real Property located in Graham, Texas to repay obligations under the Existing IRDBs issued in connection with such Real Property and (II) the Revolving Credit Commitments will not be reduced by: (w) Net Cash Proceeds received from the sale of the Properties described on Schedule 9.02, (x) any Net Cash Proceeds received after the Closing Date in respect of the sale of the Company's Real Property located in Graham, Texas, (y) indemnification obligations owing to the Company pursuant to the terms of the YIP Transaction arising from the failure of BCY Industrial Enterprises to make required payments in connection with the Existing IRDBs and (z) up to $10,000,000 in any Fiscal Year of Net Cash Proceeds arising from the sale of assets.

                        (ii) Subject to Section 4.02(e), if at any time the Revolving Credit Obligations are greater than the Revolving Credit Commitments, the Company shall, or shall cause one or more of the Foreign Borrowers to, make within one Business Day a mandatory repayment of the Revolving Credit Obligations such that, after giving effect thereto, the Revolving Credit Obligations do not exceed the Revolving Credit Commitments.

                       (iii) Subject to Section 4.02(e), if at any time the European Overdraft Obligations are greater than the European Overdraft Commitments, the Foreign Borrowers shall make, within one Business Day, a mandatory repayment of the European Overdraft Obligations such that, after giving effect thereto, the European Overdraft Obligations do not exceed the European Overdraft Commitments.

                        (iv) Nothing in this Section 3.01(b) shall be construed to constitute the Lenders' consent to any transaction that is not expressly permitted by
               Article IX.

                         (v)  All prepayments made pursuant to this
               Section 3.01(b) shall be applied in accordance with
               Section 3.02(b)(iii).

                         3.02.  Payments.  (a)  Manner and Time of
               Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and reasonable expenses) that are payable to the Administrative Agent, the Syndication Agent, the Lenders or any Issuing Bank shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent (or, in the case of Reimbursement Obligations, to the pertinent Issuing Bank) not later than 1:00 p.m. (New York time) (if made to the U.S. Administrative Agent) or 1:00 p.m. (London time) (if made to the European Administrative Agent) on the date and at the place due, to the Administrative Agent's U.S. Account or the applicable Administrative Agent's European Account, as applicable (or, in the case of Reimbursement Obligations, such account of the Issuing Bank as it may designate, if applicable). Payments in respect of any Swing Loans or European Overdraft Loans received by the Administrative Agent shall be distributed to the Swing Loan Bank or the European Overdraft Bank, as applicable, and payments in respect of any Revolving Loan received by the Administrative Agent shall be distributed by the Administrative Agent to each Lender in accordance with its Revolving Credit Pro Rata Share in accordance with the provisions of Section 3.02(b) on the date received, if received prior to 1:00 p.m. and (except in the case of repayment of Swing Loans or European Overdraft Loans) on the next succeeding Business Day if received thereafter.

                         (b) Apportionment of Payments. (i) Subject to the provisions of Section 3.02(b)(iii) and (v), except as otherwise provided herein, (A) all payments of principal and interest in respect of outstanding Revolving Loans made to any Borrower, and all payments in respect of Reimbursement Obligations in respect of Letters of Credit Issued for the account of such Borrower, shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto in proportion to their respective Revolving Credit Pro Rata Shares and
               (B) all payments of fees and all other payments in respect of any other Obligation of such Borrower (other than European Overdraft Loans of such Borrower) shall be allocated among such of the Lenders and Issuing Banks as are entitled thereto, in proportion to their respective Revolving Credit Pro Rata Shares. All such payments and any other amounts received by the Administrative Agent from or for the benefit of any Borrower shall be applied first, to pay principal of and interest on any portion of the Revolving Loans made to such Borrower which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender other than the Lender then acting as Administrative Agent, for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers, and second, to pay all other Obligations of such Borrower (other than European Overdraft Loans of such Borrower) then due and payable. Except as set forth in Sections 3.01(a) and (b) and unless otherwise designated by the Company, (A) all principal payments made by a Borrower in respect of outstanding Revolving Loans shall be applied first, to the outstanding Swing Loans and second, to the outstanding Revolving Loans made to such Borrower, and in the case of Revolving Loans, first, to repay outstanding Base Rate Loans, and then to repay outstanding Eurocurrency Rate Loans, with those Loans that have earlier expiring Interest Periods being repaid prior to those that have later expiring Interest Periods and (B) subject to Section 2.01(d) all principal payments made by any Foreign Borrower in respect of outstanding Revolving Loans made to such Borrower shall be applied first, to the outstanding Acquisition Loans, if any, made to such Borrower, and second, subject to the proviso in Section 4.02(e), to all other outstanding Revolving Loans made to such Foreign Borrower, with those Revolving Loans that have earlier expiring Interest Periods being repaid prior to those that have later expiring Interest Periods.

                         (ii) Subject to the provisions of Section
               3.02(b)(iii), except as otherwise provided herein, all payments of principal and interest, and fees and all other payments, in respect of outstanding European Overdraft Loans made to any Foreign Borrower, shall be made to the European Overdraft Bank. All such payments and any other amounts received by the European Overdraft Bank from or on behalf of any Foreign Borrower shall be applied first, to pay principal of and interest on any portion of the European Overdraft Loans made to such Foreign Borrower and second, to pay all other Obligations of such Foreign Borrower then due and payable.

                        (iii) After the occurrence and during the
               continuance of an Event of Default, the Administrative Agent may, and shall upon the acceleration of the Obligations pursuant to Section 11.02(a), apply all payments made by the Company or any Foreign Borrower in respect of any Obligations and all proceeds of Collateral in the following order (it being understood that the Administrative Agent shall have the right to convert at the Borrowers' expense any of such payments or proceeds of Collateral into the currency in which such Obligations are denominated); provided, that payments made by a Foreign Borrower shall be applied only to the Obligations of such Foreign Borrower (including, without limitation, the Obligations of such Foreign Borrower under its Foreign Subsidiary Guaranty):

                         (A)  first, to pay interest on and then
                    principal of any portion of the Loans that the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

                         (B)  second, to pay interest on and then
                    principal of any Swing Loan;

                         (C)  third, to pay Obligations in respect of
                    any expense reimbursements or indemnities then due to the Administrative Agent, including, without limitation, fees and expenses in respect of any cash management services provided to the Company and its Subsidiaries by the Administrative Agent;

                         (D)  fourth, to pay Obligations in respect
                    of any expense reimbursements or indemnities then due to the Syndication Agent, the Lenders or the Issuing Banks;

                         (E)  fifth, to pay Obligations in respect
                    of any fees then due to the Administrative
                    Agent, the Syndication Agent, the Lenders or the Issuing Banks;

                         (F)  sixth, to pay interest due in respect
                    of the Loans and Reimbursement Obligations on a pro rata basis as among all such Loans and Reimbursement Obligations;

                         (G)  seventh, to pay or prepay principal
                    outstanding on the Loans and all outstanding Letter of Credit Obligations on a pro rata basis as among all such Loans and Reimbursement Obligations and, in the case of such Revolving Loans, subject to Section 2.01(d), first, to pay principal of any Acquisition Loan to such Borrower;

                         (H) eighth, to the ratable payment of Interest Rate Contracts and Currency Agreements to which such Borrower and the Administrative Agent or any Affiliate of the Administrative Agent is a party; and

                         (I) ninth, to the ratable payment of all other Obligations;

               provided, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses (A) through (I), the available funds being applied with respect to any such Obligations referred to in any one of such clauses (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the Aggregate Pro Rata Share of the Administrative Agent, the Syndication Agent and each Lender or Issuing Bank in the aggregate outstanding Obligations described in such clause.

               The order of priority set forth in this
               Section 3.02(b)(iii) and the related provisions hereof are set forth solely to determine the rights and priorities of the Administrative Agent, the Syndication Agent, the Lenders, the Issuing Banks and other Holders as among themselves. The order of priority set forth in clauses (A) through (I) of this Section 3.02(b)(iii) may at any time and from time to time be changed by the agreement of the Requisite Lenders without necessity of notice to or consent of or approval by the Borrowers, any Holder that is not a Lender or Issuing Bank, or any other Person; provided, that the order of priority set forth in clauses (A) through (E) of this Section 3.02(b)(iii) may not be changed without the prior written consent of the Administrative Agent.

                         (iv)  The Administrative Agent, in its sole
               discretion subject only to the terms of this Section 3.02(b)(iv), may pay from the proceeds of Revolving Loans (which Loans have not been requested by any Borrower pursuant to a Notice of Borrowing) made to the Company hereunder, whether made following a request by the Company pursuant to Section 2.01 or 2.02 or a deemed request as provided in this Section 3.02(b)(iv), all amounts then due and payable by the Borrowers hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees and all reimbursements for reasonable expenses pursuant to Section 13.02. The Company hereby irrevocably authorizes the Swing Loan Bank and the Lenders to make Revolving Loans, which Revolving Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrowers, reimbursing expenses pursuant to Section 13.02 and paying any and all other amounts due and payable by the Borrowers hereunder or under the Notes, and agrees that all such Revolving Loans so made shall be deemed to have been requested by it pursuant to Section 2.01 and
               2.02 as of the date of the aforementioned notice. The Administrative Agent shall request Revolving Loans on behalf of the Company as described in the preceding sentence by notifying the Lenders by telex, telecopy, telegram or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Company), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Company's behalf pursuant to this
               Section 3.02(b)(iv). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in
               Section 2.01 or 2.02 (irrespective of the satisfaction of the conditions described in Section 5.02 or the requirement to deliver a Notice of Borrowing in Section 2.01(b), which conditions and requirements, for the purposes of the payment of Revolving Loans at the request of the Administrative Agent as described in the preceding sentence, the Lenders irrevocably waive).

                        (v) If any Lender fails to fund its Revolving Credit Pro Rata Share of any Revolving Loan Borrowing requested by any Borrower (or deemed requested pursuant to Section 2.02, 2.03 or 3.02(b)(iv)) that such Lender is obligated to fund under the terms hereof (the funded portion of such Revolving Loan Borrowing being hereinafter referred to as a "Non Pro Rata Loan"), excluding any such Lender who has delivered to the Administrative Agent written notice that one or more of the conditions precedent contained in Section 5.02 shall not on the date of such request be satisfied and until such conditions are satisfied, then until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by such Borrower and otherwise required to be applied to such Lender's share of all other Obligations of such Borrower pursuant to the terms hereof shall be advanced to such Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything contained herein to the contrary:

                         (A)  the foregoing provisions of this
                    Section 3.02(b)(v) shall apply only with respect to the proceeds of payments of Obligations of such Borrower;

                         (B)  a Lender shall be deemed to have
                    cured its failure to fund its Revolving Credit Pro Rata Share of any Revolving Loan made to such Borrower at such time as an amount equal to such Lender's original Revolving Credit Pro Rata Share of the requested principal portion of such Revolving Loan is fully funded to such Borrower, whether made by such Lender itself or by operation of the terms of this Section 3.02(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid;

                         (C)  amounts advanced to such Borrower to
                    cure, in full or in part, any such Lender's failure to fund its Revolving Credit Pro Rata Share of any Revolving Loan Borrowing ("Cure Loans") made to such Borrower shall bear interest at the rate applicable to the other Revolving Loans comprising such Borrowing and shall be treated as Revolving Loans comprising such Borrowing for all purposes herein;

                         (D) regardless of whether or not an Event of
                    Default has occurred or is continuing, and notwithstanding the instructions of any Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 3.02, would be applied to the outstanding Revolving Loans made to such Borrower shall be applied first, ratably to all Revolving Loans made to such Borrower constituting Non Pro Rata Loans, second, ratably to Revolving Loans made to such Borrower other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to Revolving Loans made to such Borrower constituting Cure Loans; and

                         (E)  No Lender shall be relieved of any
                    obligation such Lender may have to such Borrower under the terms of this Agreement as a result of the provisions of this Section 3.02(b)(v).

                         (c) Payments on Non-Business Days. Whenever any payment to be made by any Borrower hereunder or under the Notes made by such Borrower is stated to be due on a day that is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 4.02(a)(iii), the next preceding Business Day), and any such extension of time shall be included in the computation of the payment of interest and fees hereunder.

                         (d) Payment Currency. Except as expressly set forth herein to the contrary, all payments made by any Borrower in respect of principal and interest on the Loans and Reimbursement Obligations shall be made
               (i) with respect to Loans and Reimbursement Obligations denominated in Dollars, in Dollars, and (ii) with respect to Multicurrency Loans or Reimbursement Obligations denominated in an Optional Currency, in the Optional Currency in which such Loan or the Letter of Credit giving rise to such Reimbursement Obligation was made.

                         (e)  Eurocurrency Loans.  If a Eurocurrency
               Loan is to be repaid on a date on which another Eurocurrency Loan denominated in a different currency is to be drawn down, any amount to be advanced by the Lenders shall be applied by the Administrative Agent in or towards purchasing, for the account of the relevant Borrower, the sums to be repaid by the relevant Borrower to the Administrative Agent on that day. The Administrative Agent shall advise the relevant Borrower of the net amount (if any) due from one to the other under the provisions of this Section 3.02(e) after the application of funds as aforesaid, and such net amount shall accordingly forthwith be paid by the relevant Borrower or the Administrative Agent on behalf of the Lenders (as the case may be).

                         3.03.  Taxes.

                         (a) Payment of Taxes. Any and all payments by the Borrowers hereunder or under any Note or other document evidencing any Obligations shall be made free and clear of and without reduction for any and all present and future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes imposed on the value of the Property, charges or levies that arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, each Issuing Bank, the Syndication Agent and the Administrative Agent, taxes imposed on its income, capital, profits or gains and franchise taxes imposed on it by (i) the United States, except certain withholding taxes contemplated pursuant to
               Section 3.03(d)(iii)(C), (ii) the Governmental Authority of a jurisdiction in which such Person has an office or other fixed place of business, or any political subdivision thereof (excluding any withholding or other tax imposed on any payment made under the Loan Documents), (iii) the Governmental Authority in which such Person's Applicable Lending Office is located or in which such Person is organized, managed and controlled or any political subdivision thereof or (iv) any political subdivision of the United States unless such taxes are imposed solely as a result of such Lender's performance of any of the Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to withhold or deduct any Taxes (other than Taxes imposed solely as a result of any participation sold by a Lender pursuant to Section 13.01(h)) from or in respect of any sum payable hereunder or under any such Note or document to any Lender, any Issuing Bank, the Syndication Agent or the Administrative Agent, (x) the sum payable to such Lender, such Issuing Bank or the Administrative Agent shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this Section 3.03) such Lender, such Issuing Bank, the Syndication Agent or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) such Borrower shall make such withholding or deductions, and (z) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

                         (b) Indemnification. (i) Each Borrower will indemnify each Lender, each Issuing Bank, the Syndication Agent and the Administrative Agent against, and reimburse each on demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this
               Section 3.03 and any additional income or franchise taxes resulting therefrom) incurred or paid in good faith by such Lender, such Issuing Bank, the Syndication Agent or the Administrative Agent (as the case may be) or any of their respective Affiliates and any liability (including penalties, interest and reasonable out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, in each case, with respect to such Borrower; provided, that such Borrower shall not indemnify any such Lender, Issuing Bank, Syndication Agent or Administrative Agent for Taxes, penalties, additions to tax, interest and expenses arising as a result of such Lender's, Issuing Bank's, Syndication Agent's or Administrative Agent's willful misconduct or gross negligence.

                         This indemnification shall be made within 15
               days from the date such Lender, such Issuing Bank, the Syndication Agent or the Administrative Agent (as the case may be) makes written demand therefor, and within 15 days after the receipt of any refund of the Taxes following final determination that the Taxes that gave rise to the indemnification were not required to be paid, such Lender, such Issuing Bank, the Syndication Agent or the Administrative Agent (as the case may be) shall repay such Borrower the amount of such paid indemnities.

                         A certificate as to any additional amount
               payable to any Person under this Section 3.03 submitted by it, with, to the extent readily available, either a copy of any assessment thereof from the relevant taxing authority (deleting any confidential information contained therein) or proof of payment of a tax for which such Borrower is liable hereunder, to the Company shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender, the Syndication Agent, the Administrative Agent and each Issuing Bank agrees, within a reasonable time after receiving a written request from the Company, to provide the Borrowers and the Administrative Agent with such certificates as are reasonably required and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent, the Syndication Agent or such Issuing Bank or Affiliate may be entitled to claim in respect of all or a portion of any Taxes that are otherwise required to be paid or deducted or withheld pursuant to this Section 3.03 in respect of any payments under this Agreement or under the Notes.

                         (ii) To the extent that the undertaking to
               indemnify and reimburse the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders set forth in this Section may be invalid and/or unenforceable because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment of the Taxes imposed on the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders.

                         (iii) If a Lender, Issuing Bank, the
               Syndication Agent or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Taxes as to which it has been indemnified by a Borrower pursuant to this Section 3.03(b), it shall promptly notify in writing such Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense.

                         (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Company or any of its Subsidiaries, the Company will furnish to the Administrative Agent at its request, at its address referred to in Section 13.08, the original or a certified copy of a receipt, if any, or other documentation reasonably satisfactory to the Administrative Agent, evidencing payment thereof. The Company shall furnish to the Administrative Agent upon the reasonable request of the Administrative Agent from time to time an Officer's Certificate stating that all Taxes of which it is aware are due have been paid and that no additional Taxes of which it is aware are due. The Administrative Agent may demand payment of, and seek recourse on, any Taxes from the Company and/or the Foreign Borrowers, to the extent permitted by applicable law, without any requirement that the Administrative Agent allocate the reimbursement obligations for such Taxes among the Company and the Foreign Borrowers.

                         (d) Foreign Bank Certifications. (i) Each of the Issuing Banks and the Lenders represents and warrants to the Administrative Agent and the Borrowers that under applicable law and treaties in effect as of the date hereof no withholding taxes imposed by the United States or any country in which any Lender is organized or in which any Lender's Applicable Lending Office is located, managed, controlled or doing business, or any political subdivision of any of the foregoing, will be required to be withheld by the Company or the Foreign Borrowers with respect to any payments to be made to such Lender or Issuing Bank in respect of any of the Loans or the Letters of Credit (it being understood that no Issuing Bank or Lender makes any representation as to whether withholding taxes imposed by any jurisdiction other than the United States, a country in which any Lender's Applicable Lending Office is located, managed, controlled or doing business, or any political subdivision of any of the foregoing, would be required to be withheld with respect to payments to be made in respect of any of the Loans or the Letters of Credit).

                         (ii) Each Lender or Issuing Bank that is not
               created or organized under the laws of the United States or a political subdivision thereof has delivered to the Company and the Administrative Agent on the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank or shall deliver to the Company on the date such Lender becomes a Lender or such Issuing Bank becomes an Issuing Bank, if such date is after the Closing Date, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or Issuing Bank to the effect that such Lender or Issuing Bank is eligible to receive payments hereunder, under the Notes or under the Letters of Credit without deduction or withholding of United States federal income tax (A) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms)) or
               (B) under Section 1441(c)(1) as modified for purposes of
               Section 1442(a) of the Internal Revenue Code (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms)).

                         (iii)  Each Lender and each Issuing Bank
               further agrees to deliver to the Company and the Administrative Agent from time to time a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender or such Issuing Bank before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Company and the Administrative Agent pursuant to this Section 3.03(d) (including, but not limited to, a change in such Lender's or such Issuing Bank's lending office). Each certificate required to be delivered pursuant to this Section 3.03(d)(iii) shall certify as to one of the following:

                         (A) that such Lender or such Issuing Bank can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

                         (B)  that such Lender or such Issuing Bank
                    cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 3.03(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrowers; or

                         (C)  that such Lender or Issuing Bank is no
                    longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein by reason of a change in law (including the Internal Revenue Code or applicable tax treaty) after the later of the Closing Date or the date on which such Lender became a Lender or such Issuing Bank became an Issuing Bank and that it is not capable of recovering the full amount of the same from a source other than the Borrowers.

               Each Lender and each Issuing Bank agrees to deliver to the Company and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender or such Issuing Bank to the Company and the Administrative Agent, unless any change in treaty, law, regulation or official interpretation thereof that would render such form inapplicable or that would prevent the Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required, and the Lender or the Issuing Bank promptly advises the Company that it is not capable of receiving payments hereunder or under the Notes without any deduction or withholding of United States federal income tax.

                         Notwithstanding any provision of paragraphs (a)
               and (b) above to the contrary, the Borrowers shall not have any obligation to pay any Taxes or to indemnify any Lender or Issuing Bank for any Taxes to the extent that such Taxes result from (x) the failure of any Lender or Issuing Bank to comply with its obligations pursuant to this paragraph (d), or (y) any representation made on Form 1001 or 4224 or successor applicable form or certification by the Lender or Issuing Bank incurring such Taxes proving to have been incorrect, false or misleading in any material respect when so made or deemed to be made.

                         (e)  Any of the Lenders, Issuing Banks, the
               Syndication Agent, or the Administrative Agent claiming any additional amounts payable pursuant to this Section
               3.03 shall use reasonable efforts (consistent with legal and regulatory restrictions) to avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue, provided that such efforts would not, in the sole determination of such Lender, Issuing Bank, Syndication Agent or Administrative Agent, as the case may be, be otherwise disadvantageous to such Lender, Issuing Bank, Syndication Agent or Administrative Agent.

                         (f) In the event that any Lender changes its Applicable Lending Office, such Lender shall not be entitled to receive any greater payment under this
               Section 3.03 than such Lender would have been entitled to receive had such change not occurred, unless such change in Applicable Lending Office shall have been made at the request of a Borrower or at a time when no payment under this Section 3.03 was required.

                         3.04.  Increased Capital.  If after the date
               hereof any Lender or Issuing Bank determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or banks or financial institutions generally (whether or not having the force of law), compliance with which affects or would affect the amount of capital required or expected to be maintained by such Lender or Issuing Bank or any corporation controlling such Lender or Issuing Bank and
               (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Issuing Bank of, or the existence of any Issuing Bank's obligation to Issue, Letters of Credit, then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, additional amounts sufficient to compensate such Lender or Issuing Bank or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a summary of the basis for such demand with detailed calculations. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                                       ARTICLE IV
                                   INTEREST AND FEES

                         4.01.  Interest on the Loans and Other
               Obligations. (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 4.01(d), as follows:

                         (i)  If a Base Rate Loan or such other
                    Obligation, at a rate per annum equal to the sum of (A) the Base Rate from time to time applicable to the currency in which such Obligation is denominated, plus (B) the Base Rate Margin;

                        (ii)  If a Eurocurrency Rate Loan, at a
                    rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable Interest Period and the applicable currency in effect during such Interest Period, plus (B) the Eurocurrency Rate Margin.

               The applicable basis for determining the rate of interest on the Loans shall be selected by the applicable Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by such Borrower to the Administrative Agent; provided, that no Borrower may select the Eurocurrency Rate as the applicable basis for determining the rate of interest on a Loan if (x) such Loan is to be made on the Closing Date or (y) at the time of such selection an Event of Default or Default would occur or has occurred and is continuing. If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms hereof specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the applicable Base Rate.

                         (b) Interest Payments. (i) Interest accrued on each (A) Base Rate Loan (other than Swing Loans and European Overdraft Loans) shall be payable to the Administrative Agent for the account of the Lenders
               (x) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on the first such day following the making of such Base Rate Loan and (y) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (B) interest accrued on Swing Loans shall be payable to the Swing Loan Bank for its own account quarterly in arrears on the first Business Day of each January, April, July and October, commencing on the first such day following the making of such Swing Loan; and (C) interest accrued on European Overdraft Loans shall be payable to the European Overdraft Bank for its own account quarterly in arrears on the first Business Day of each January, April, July and October, commencing on the first such day following the making of such European Overdraft Loan.

                        (ii) Interest accrued on each Eurocurrency Rate Loan shall be payable in arrears in the currency in which such Loan is denominated (A) on each Eurocurrency Interest Payment Date and (B) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan.

                        (iii) Interest accrued on the principal balance
               of all other Obligations shall be payable in the currency in which such Obligation is denominated (A) quarterly in arrears on the first Business Day of each January, April, July and October, commencing on the first such day following the incurrence of such Obligation and (B) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

                         (c) Conversion or Continuation; Redenomination of Loans. (i) The Borrowers shall have the option (A) to convert at any time all or any part of outstanding Base Rate Loans (other than Swing Loans or European Overdraft Loans) to Eurocurrency Rate Loans; (B) to convert all or any part of outstanding Eurocurrency Rate Loans having Interest Periods that expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurocurrency Rate Loans having Interest Periods that expire on the same date as Eurocurrency Rate Loans, and the succeeding Interest Period of such continued Loans shall commence on such expiration date; provided, that no such outstanding Loan may be continued as, or be converted into, a Eurocurrency Rate Loan, (i) if such continuation or conversion would violate any of the provisions of Section 4.02 or (ii) if an Event of Default or Default would occur as a result thereof or has occurred and is continuing. Any conversion into or continuation of Eurocurrency Rate Loans under this Section 4.01(c) shall be in a minimum amount of $1,000,000 and in integral multiples of $1,000,000 in excess of that amount.

                        (ii)  To convert or continue a Loan under
               Section 4.01(c)(i), the Company or the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) (if delivered to the U.S. Administrative Agent) and 11:00 a.m. (London time) (if delivered to the European Administrative Agent) at least three (3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/Continuation shall specify (A) the proposed date of the conversion or continuation, as applicable (which shall be a Business Day), (B) the principal amount of the Loan to be converted or continued, (C) whether such Loan shall be converted or continued and (D) in the case of a conversion to, or continuation of, a Eurocurrency Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this Section 4.01(c)(ii), the Administrative Agent shall notify each Lender by telex or telecopy, or other similar form of transmission, of the proposed conversion or continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan shall be irrevocable, and the Borrowers shall be bound to convert or continue in accordance therewith.

                         (d)  Default Interest.  Notwithstanding the
               rates of interest specified in Section 4.01(a) or elsewhere herein, effective immediately upon the occurrence of any Event of Default set forth in Section 11.01(a) and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans, to the extent permitted by applicable law, and of all other Obligations shall bear interest at a rate that is two percent (2.0%) per annum in excess of the rate of interest that would otherwise be applicable to such Loans and Obligations from time to time.

                         (e) Computation of Interest. Interest on all Eurocurrency Rate Loans and, to the extent permitted by applicable law, all other Obligations except for Base Rate Loans shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days; provided, that interest on all Eurocurrency Rate Loans denominated in Belgian francs or British pound sterling ("Euro sterling") shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 365 or 366 days, as the case may be. Interest on all Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be. In computing interest on any Loan, the date of the making of the Loan shall be included and the date of payment shall be excluded.

                         (f) Changes; Legal Restrictions. If after the date hereof any Lender or Issuing Bank determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender, Issuing Bank or over banks or financial institutions generally (whether or not having the force of law), compliance with which, in each case after the date hereof:

                         (i)  subjects a Lender or an Issuing Bank
                    (or its Applicable Lending Office) to charges (other than Taxes) of any kind that are applicable to the Revolving Credit Commitments of the Lenders and/or the Issuing Banks to make Eurocurrency Rate Loans or to Issue and/or participate in Letters of Credit; or

                        (ii)  imposes, modifies or holds applicable
                    any reserve (other than reserves taken into account in calculating the Eurocurrency Rate), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or an Issuing Bank or any Applicable Lending Office or Eurocurrency Affiliate of that Lender or Issuing Bank;

               and the result of any of the foregoing is to increase the cost to that Lender or Issuing Bank of making, renewing or maintaining the Loans or its Revolving Credit Commitments or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, upon written demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent), the Borrowers shall immediately pay to the Administrative Agent for the account of such Lender or Issuing Bank, from time to time as specified by such Lender or Issuing Bank, such amount or amounts as may be necessary to compensate such Lender or Issuing Bank or its Eurocurrency Affiliate for any such additional cost incurred or reduced amount received.
               Such written demand shall be accompanied by a statement as to the amount of such compensation and demonstrate in reasonable detail the calculation of such amount and a summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

                         (g) Confirmation of Eurocurrency Rate. Upon the reasonable request of any of the Borrowers from time to time, the Administrative Agent shall promptly provide to the Borrowers such information with respect to the applicable Eurocurrency Rate as may be so requested.

                         (h)  Overall Interest Rate for French Law.
               Given the variable rates of interest applicable to the Loans, the overall interest rate ("taux effectif global"), as French Usury Law of December 28, 1996 and the decree of September 4, 1985, cannot be calculated.

                         4.02.  Special Provisions Governing
               Eurocurrency Rate Loans.  With respect to Eurocurrency
               Rate Loans:

                         (a)  Determination of Interest Period.  By
               giving notice as set forth in Section 2.01(b) (with respect to a Borrowing of a Eurocurrency Rate Loan) or
               Section 4.01(c) (with respect to a conversion into or continuation of a Eurocurrency Rate Loan), each Borrower shall have the option, subject to the other provisions of this Section 4.02, to select an interest period (each, an "Interest Period") to apply to the Loans described in such notice, subject to the following provisions:

                         (i)  Each Borrower may only select, as to
                    a particular Borrowing of Eurocurrency Rate
                    Loans, an Interest Period of either one, two, three or six months in duration or, with the consent of the Lenders, seven days, or nine or twelve months in duration;

                        (ii)  In the case of immediately successive
                    Interest Periods applicable to a Borrowing of Eurocurrency Rate Loans, each successive
                    Interest Period shall commence on the day on which the next preceding Interest Period expires;

                       (iii)  If any Interest Period would
                    otherwise expire on a day that is not a
                    Business Day, such Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there shall be no succeeding Business Day in such calendar month, such Interest Period shall expire on the immediately preceding Business Day;

                        (iv)  No Borrower may select an Interest
                    Period as to any Loan if such Interest Period terminates later than the Revolving Credit
                    Termination Date; and

                         (v)  There shall be no more than ten (10)
                    Borrowings of Eurocurrency Loans by the Company and ten (10) Borrowings by the Foreign
                    Borrowers (in the aggregate) in effect at any one time.

                         (b) Determination of Interest Rate. As soon as practicable on the second Business Day prior to the first day of each Interest Period (the "Interest Rate Determination Date"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurocurrency Rate") the interest rate that shall apply to Eurocurrency Rate Loans to be made in Dollars or any Optional Currency, as applicable, for which an interest rate is then being determined for the applicable Interest Period and currency, and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrowers and to each Lender. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurocurrency Rate. If any one or more of the Reference Banks shall not furnish such information to the Administrative Agent, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrowers and the Lenders.

                         (c) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Interest Rate Determination Date:

                         (i)  the Administrative Agent determines
                    that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed;

                        (ii)  any Lender advises the Administrative
                    Agent that deposits in Dollars or the
                    applicable Optional Currency, as applicable, in the principal amounts of the Eurocurrency Rate Loans comprising such Borrowing are not generally available in the London interbank market for a period equal to such Interest Period; or

                       (iii)  any Lender advises the Administrative
                    Agent that the Eurocurrency Rate, as determined by the Administrative Agent, after taking into account the adjustments for reserves and increased costs provided for in Section 4.01(f), will not adequately and fairly reflect the cost to the Lenders of funding their Eurocurrency Rate Loans in the currency in which such Loans are denominated;

               then the Administrative Agent shall forthwith give notice thereof to the Company, whereupon (until the Administrative Agent notifies the Company that the circumstances giving rise to such suspension no longer exist) the right of the Borrowers to elect to have Loans bear interest based upon the Eurocurrency Rate in such currency shall be suspended and each outstanding Eurocurrency Rate Loan that is denominated in the affected currency shall be converted into a Base Rate Loan denominated in such currency on the last day of the then current Interest Period therefor, and any Notice of Borrowing with respect to Loans denominated in such currency for which Revolving Loans have not then been made shall be deemed to be a request for Base Rate Loans in such currency, notwithstanding any prior election by any Borrower to the contrary.

                         (d)  Illegality.  (i)  If at any time any
               Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurocurrency Rate Loan in any currency has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Company and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

                        (ii)  When notice is given by a Lender under
               Section 4.02(d)(i), (A) the Borrowers' right to request from such Lender and such Lender's obligation, if any, to make Eurocurrency Rate Loans in such currency shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans in such currency and (B) if the affected Eurocurrency Rate Loan or Loans are then outstanding, the Borrowers shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

                       (iii) If at any time after a Lender gives notice under Section 4.02(d)(i) in respect of a Eurocurrency Rate Loan in any currency such Lender determines that it may lawfully make Eurocurrency Rate Loans in such currency, such Lender shall promptly give notice of that determination, in writing, to the Company and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

                         (e) Compensation. In addition to all amounts required to be paid by the Borrowers pursuant to
               Section 4.01, each Borrower agrees to compensate each Lender, upon written demand therefor to such Borrower, with a copy to the Administrative Agent, for all losses, expenses and liabilities (including, without limitation, any loss or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans made to such Borrower but excluding any loss of the Eurocurrency Rate Margin on the relevant Loans) that Lender may sustain (i) if for any reason (other than a default by such Lender) a Borrowing of, conversion into or continuation of such Eurocurrency
               Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation given by such Borrower, or a successive Interest Period does not commence after notice therefor is given pursuant to Section 4.01(c), including, without limitation, pursuant to Section 4.02(c), (ii) if for any reason any Eurocurrency Rate Loan made to such Borrower is prepaid (including, without limitation, mandatorily pursuant to Section 3.01(b)) on a date that is not the last day of the applicable Interest Period,
               (iii) as a consequence of a required conversion of such Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 4.02(c) or (d) or
               (iv) as a consequence of any failure by the Borrowers to repay Eurocurrency Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the applicable Borrower concurrently with such demand a written statement in reasonable detail as to such losses, reasonable expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                         (f) Booking of Eurocurrency Rate Loans. Any Lender may make, carry or transfer Eurocurrency Rate Loans at, to, or for the account of its European Lending Office or Eurocurrency Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 3.03, 3.04, 4.01(f) or 4.02(e) as a result of the transfer of any such Eurocurrency Rate Loan to any office (other than such European Lending Office) or any Affiliate (other than such Eurocurrency Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

                         (g) Affiliates Not Obligated. No Eurocurrency Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation hereunder.

                         4.03.  Fees.  (a)  Letter of Credit Fee.  In
               addition to any charges paid pursuant to Section 2.04(g), each Borrower shall pay to the Administrative Agent, for the account of the Lenders as provided in the following sentence, (i) with respect to any Commercial Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum equal to fifty percent (50%) of the Eurocurrency Rate Margin as of the date of each such payment on the undrawn face amount of such Commercial Letter of Credit and (ii) with respect to any Standby Letter of Credit Issued by any Issuing Bank for the account of such Borrower, a fee per annum equal to the Eurocurrency Rate Margin as of the date of each such payment on the undrawn face amount of such Standby Letter of Credit (the fees referred to in clauses (i) and (ii) above are collectively referred to herein as the "Letter of Credit Fee"), in each case payable in arrears on the first day of each fiscal quarter for the preceding fiscal quarter and on the date on which such Letter of Credit expires in accordance with its terms; provided, that, effective immediately upon the occurrence of any Event of Default set forth in Section 11.01(a) and for as long thereafter as such Event of Default shall be continuing, the rate at which the Letter of Credit Fee shall accrue and be payable shall be equal to two percent (2.0%) per annum in excess of the fee that would otherwise be applicable to such Letter of Credit from time to time. The Administrative Agent shall pay each Letter of Credit Fee to the Lenders in accordance with their respective Revolving Credit Pro Rata Shares.

                         (b)  Unused Commitment Fee.  The Borrowers
               shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Revolving Credit Pro Rata Shares, a fee (the "Revolving Credit Unused Commitment Fee") accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the Revolving Credit Commitments exceed the Revolving Credit Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) quarterly, in arrears, on the first day of the immediately succeeding quarter, commencing on the first such day after the Closing Date and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). The Borrowers shall pay to the European Overdraft Bank a fee accruing from the Closing Date at the Unused Commitment Fee Rate on the average amount by which the European Overdraft Commitment exceeds the European Overdraft Obligations for the period commencing on the Closing Date and ending on the Revolving Credit Termination Date, the accrued portion of such fee being payable (A) quarterly, in arrears, on the first day of the immediately succeeding quarter, commencing on the first such day after the Closing Date and (B) on the Revolving Credit Termination Date (whether or not such date occurs on, before or after the Closing Date). Notwithstanding the foregoing, in the event that any Lender fails to fund its Revolving Credit Pro Rata Share of any Revolving Loan requested by any Borrower which such Lender is obligated to fund under the terms hereof, such Lender shall not be entitled to any Unused Commitment Fee with respect to its Revolving Credit Commitment until such failure has been cured in accordance with Section 3.02(b)(v)(B), and the Borrowers shall not be required to pay any Revolving Credit Unused Commitment Fee to such Lender for such period.

                         (c)  Closing Date Unused Commitment Fee.  In
               the event that the Closing Date does not occur by January 26, 1996, the Borrowers shall pay on the Closing Date to each Lender a fee accruing from January 26, 1996 at the Unused Commitment Fee Rate on each such Lender's Commitment as of and for the period commencing on January 26, 1996 and ending on the Closing Date; provided, that with respect to a Foreign Borrower, such Foreign Borrower's obligation to pay such fee shall be limited to a pro rata share of the aggregate amount of such fee, determined by reference to such Foreign Borrower's Revolving Credit Sublimit at such time.

                         (d)  Closing Fee.  On the Closing Date, the
               Borrowers shall pay to each Lender a fee equal to one-eighth of one percent (0.125%) of each such Lender's Commitment.

                         (e) Other Fees. The Borrowers shall pay (i) to the Administrative Agent solely for its own account such other fees as are set forth in the Citibank Letter Agreement and (ii) to the Syndication Agent solely for its own account such other fees as are set forth in the Credit Suisse Letter Agreement.

                         (f) Calculation and Payment of Fees. All of the above fees shall be calculated on the basis of the actual number of days elapsed in a 360 day year. All such fees shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent's U.S. Account in accordance with Section 3.02. All fees shall be fully earned and nonrefundable when paid. All fees specified or referred to herein due to the Administrative Agent, the Syndication Agent, any Issuing Bank or any Lender, including, without limitation, those referred to in this
               Section 4.03, shall bear interest, if not paid when due, at the interest rate for Loans in accordance with
               Section 4.01(d), shall constitute Obligations and shall be secured by the Collateral.

                                       ARTICLE V
                       CONDITIONS TO LOANS AND LETTERS OF CREDIT

                         5.01.  Conditions Precedent to the Initial
               Loans and Letters of Credit. The obligation of each Lender on the Closing Date to make its Revolving Loan requested to be made by it and the agreement of each Issuing Bank on the Closing Date to Issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

                         (a) Documents. The U.S. Administrative Agent (on behalf of itself and the Lenders) shall have received on or before the Closing Date all of the following:

                         (i)  this Agreement, the Notes, the
                    Company Pledge Agreement, the Foreign Pledge
                    Agreements, the Company Guaranty, the Domestic Subsidiary Guaranty, the Foreign Subsidiary Guaranties and all other agreements, documents and instruments described in the List of Closing Documents attached hereto and made a part hereof as Exhibit D, each duly executed where appropriate and in form and substance satisfactory to the Lenders and in sufficient copies for each of the Lenders; without limiting the foregoing, the Company hereby directs (A) each of its special counsel,
                    (x) Skadden, Arps, Slate, Meagher & Flom, (y) Kronish, Lieb, Weiner & Hellman, and
                    (z) Wendel, Rosen, Black & Dean and (B) each of the foreign counsel to the Borrowers listed in such List of Closing Documents to prepare and deliver to the Administrative Agent, the Syndication Agent, the Lenders and the Issuing Banks, the opinions referred to in such List of Closing Documents with respect to each such counsel;

                        (ii)  a pro forma estimated balance sheet
                    of the Acquired Businesses and the Company and its Subsidiaries as of September 29, 1995, as referred to in Section 6.01(g) giving effect to the Acquisition and the transactions contemplated thereby and hereby;

                        (iii) audited financial statements of the
                    Company and certain of its Subsidiaries for Fiscal Year 1994;

                        (iv)  audited financial statements of the
                    Acquired Businesses for Fiscal Year 1994, and unaudited financial statements of the Acquired Businesses prepared by management of the Acquired Businesses for the period of Fiscal Year 1995 ending on September 29, 1995;

                        (v)   forecasts giving effect to the
                    Acquisition and the other transactions
                    contemplated thereby and hereby prepared by management of the Company displaying (A) on a quarterly basis, anticipated balance sheets as at the end of each of the four quarterly periods in 1996 and the related statements of income and cash flow for each such period and
                    (B) on an annual basis, balance sheets as of December 31, 1997 and December 31, 1998, and the related projected statements of income and cash flow for each such period; and

                       (vi)  such additional documentation as the
                    Administrative Agent and the Lenders may reasonably request.

                         (b)  Perfection of Liens.  All certificates
               representing shares of Capital Stock included in the Collateral (it being understood that the Capital Stock of each of Hexcel Lyon, Brochier, Salver and CDSR is represented by uncertificated securities) shall have been delivered to the U.S. Administrative Agent (with duly executed stock powers, as appropriate under applicable law) and all instruments included in the Collateral shall have been delivered to the U.S. Administrative Agent (duly endorsed to the U.S. Administrative Agent, as appropriate).

                         (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall be in effect, and the Administrative Agent shall not have received any notice that any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority, in either case that purports to enjoin, prohibit, restrain or otherwise affect (A) the making of the Loans on the Closing Date or (B) the consummation of the transactions contemplated pursuant to the Transaction Documents.

                         (d) No Change in Condition. No change in the business, condition (financial or otherwise), performance, properties, or prospects of (i) any Borrower or Subsidiary Guarantor, individually, or of the Company and its Subsidiaries, taken as a whole, shall have occurred since December 31, 1995 or (ii) the Acquired Businesses, taken as a whole, shall have occurred since September 29, 1995, in each case, which change has had or is reasonably likely, in the opinion of the Lenders, to have a Material Adverse Effect.

                         (e)  No Default.  No Event of Default or
               Default shall have occurred and be continuing or would result from the making of the Loans.

                         (f)  Representations and Warranties.  All of
               the representations and warranties contained in Section
               6.01 and in any of the other Loan Documents (other than representations that expressly speak as of a different date) shall be true and correct on and as of the Closing Date, both before and after giving effect to the making of the Loans.

                         (g) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Lenders, and to the Syndication Agent and the Administrative Agent, for their respective individual accounts, all fees (including, without limitation, the reasonable legal fees of counsel to the Administrative Agent and local counsel to the Administrative Agent for the benefit of the Lenders) due and payable on or before the Closing Date (including, without limitation, all such fees described in the Citibank Letter Agreement, the Credit Suisse Letter Agreement and in Section 4.03(c)), and all reasonable expenses (including, without limitation, reasonable legal expenses) due and payable on or before the Closing Date.

                         (h)  Consents, Etc.  Except as set forth on
               Schedule 6.01-D, each of the Company and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person, and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority as may be necessary to allow each of the Company and its Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, under the other Transaction Documents to which such Person is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them pursuant hereto or thereto or in connection herewith or therewith and (B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents. No such consent or authorization shall impose any conditions upon the Company or any of its Subsidiaries that are reasonably likely to have a Material Adverse Effect.

                         (i) Termination of the Existing Facility. The obligations of the Company under the Existing Facility shall have been terminated or shall be terminated simultaneously with the execution hereof in accordance with the terms hereof, all non-contingent obligations thereunder shall have been paid or shall be paid in full in cash simultaneously with the execution hereof in accordance with the terms hereof and the Liens on the Property of the Company securing the Existing Facility shall have been released and terminated on terms satisfactory to the Administrative Agent.

                         (j) The Acquisition. The Administrative Agent and the Lenders shall be satisfied that: (i) the Strategic Alliance Agreement, all other Ciba-Geigy Transaction Documents and any other documentation relating to the Acquisition, including, without limitation, the agreements described in the Strategic Alliance Agreement, shall have been duly approved and executed and delivered by the parties thereto in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (ii) all conditions precedent to closing under the Strategic Alliance Agreement and the other Ciba-Geigy Transaction Documents shall have been met prior to or simultaneous with the execution hereof (and no modification or waiver of any such condition shall have been made without the consent of the Administrative Agent), (iii) such documents if, by their terms, are to be entered into prior to or simultaneously with the execution hereof, are, or simultaneously with the execution hereof will be, in full force and effect in accordance with their terms and (iv) the Acquisition has been, or simultaneously with the funding hereof, will be, consummated.

                         (k)  Subordinated Notes.  The Subordinated
               Notes Indenture shall have been duly executed and delivered by the parties thereto, shall provide for the issuance of the Subordinated Notes and shall contain provisions for the subordination of the Subordinated Notes to the Obligations that are in form and substance satisfactory to the Administrative Agent and the Lenders.

                         (l)  Board of Directors.  Prior to or
               simultaneously with the execution hereof, the election by the Board of Directors of the Company of directors designated by Ciba-Geigy to serve on the Company's Board of Directors shall be on terms consistent with the Governance Agreement.

                         5.02. Conditions Precedent to All Subsequent Revolving Loans, Swing Loans, European Overdraft Loans and Letters of Credit. The obligation of each Lender to make any Revolving Loan, of the Swing Loan Bank to make any Swing Loan and of the European Overdraft Bank to make any European Overdraft Loan requested to be made by it on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit on any date after the Closing Date is subject to the following conditions precedent as of each such date:

                         (a)  Representations and Warranties.  As of
               such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties of the Borrower requesting such Loan or Letter of Credit and its Subsidiaries contained in Section 6.01 and in any other Loan Document (other than representations and warranties that expressly speak as of a different date) shall be true and correct as to such Borrower and its Subsidiaries in all material respects.

                         (b)  No Default.  No Event of Default or
               Default shall have occurred and be continuing or would result from the making of the requested Loan or the Issuance of the requested Letter of Credit.

                         (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from any Lender, the Swing Loan Bank, the European Overdraft Bank or any Issuing Bank, as the case may be, notice that, any action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority that is likely to enjoin, prohibit or restrain, or, in the reasonable judgment of such Person, impose or result in the imposition of any material adverse condition upon,
               (i) such Lender's making of the requested Loan or participation in the requested Letter of Credit, (ii) the Swing Loan Bank's making of the requested Swing Loan,
               (iii) the European Overdraft Bank's making of the requested European Overdraft Loan or (iv) such Issuing Bank's Issuance of the requested Letter of Credit.

                         (d)  No Material Adverse Change.  No event
               shall have occurred as to CML or Brochier since September 29, 1995, and as to the Company, Hexcel Lyon, Hexcel Belgium and Hexcel UK, since December 31, 1995, in any case which has or is reasonably likely, in the opinion of the Requisite Lenders, to have a material adverse effect on the business, condition (financial or otherwise), performance, properties or prospects of the Borrower requesting such Loan or Letter of Credit or the Subsidiary Guarantors, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

               Each submission by any Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Revolving Loan, Swing Loan or European Overdraft Loan, each acceptance by any Borrower of the proceeds of each such Loan so made, each submission by any Borrower to an Issuing Bank of a request for Issuance of a Letter of Credit and the Issuance of such Letter of Credit, shall constitute a representation and warranty by such Borrower as of the Funding Date in respect of such Revolving Loan, as of the Swing Loan Funding Date in respect of such Swing Loan, as of the European Overdraft Loan Funding Date in respect of such European Overdraft Loan, and as of the date of Issuance of such Letter of Credit, that all the conditions contained in subsections (a), (b) and
               (c) of this Section 5.02 have been satisfied or waived in accordance with Section 13.07.

                         5.03. Conditions Precedent to the Making of Loans and the Issuance of Letters of Credit to or for the Benefit of Danutec Holdings or Danutec Werkstoff.

                         (a) Danutec Holdings. The obligation of each Lender to make any Revolving Loan and of the European Overdraft Bank to make any European Overdraft Loan requested to be made by it by Danutec Holdings on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit to or on behalf of Danutec Holdings on any date after the Closing Date, shall be subject to the following conditions precedent as of each such date (the date on which such conditions precedent having been satisfied being referred to herein as the "Danutec Holdings Effective Date"):

                         (i) Documents. The U.S. Administrative Agent (on behalf of itself and the Lenders) shall have received all of the following in form and substance reasonably satisfactory to the U.S. Administrative Agent and the Requisite Lenders:

                         (A)  an agreement in the form attached
                    hereto as Exhibit L (a "Borrower Addendum"), pursuant to which Danutec Holdings agrees to be bound by the terms of this Agreement;

                         (B)  the Notes required to be executed by
                    Danutec Holdings, a guaranty agreement substantially in the form of the Foreign Subsidiary Guaranties (which agreement, when so executed and delivered, shall constitute one of the "Foreign Subsidiary Guaranties" hereunder), each duly executed where appropriate and in sufficient copies for each of the Lenders, and an opinion of Austrian counsel;

                         (C)  the Schedules to this Agreement, if
                    amended as of the Danutec Holdings Effective Date;

                         (D)  the Constituent Documents of Danutec
                    Holdings as of the Danutec Holdings Effective Date;
                    and

                         (E)  additional documents and certificates
                    similar to those provided by the other Foreign Borrowers on the Closing Date, and such additional documentation as the Administrative Agent and the Lenders may reasonably request.

                         (ii)  No Default.  No Event of Default or
               Default shall have occurred and be continuing or would result from the making of the Loans to Danutec Holdings.

                         (iii) Representations and Warranties. As of the Danutec Holdings Effective Date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties contained in Section 6.01 and in any other Loan Document (other than representations and warranties that expressly speak as of a different date) shall be true and correct as to Danutec Holdings and its Subsidiaries in all material respects.

                         (b) Danutec Werkstoff. The obligation of each Lender to make any Revolving Loan and of the European Overdraft Bank to make any European Overdraft Loan requested to be made by it by Danutec Werkstoff on any date after the Closing Date, and the agreement of each Issuing Bank to Issue any Letter of Credit to or on behalf of Danutec Werkstoff on any date after the Closing Date, shall be subject to the following conditions precedent as of each such date (the date on which such conditions precedent having been satisfied being referred to herein as the "Danutec Werkstoff Effective Date"):

                         (i) Documents. The U.S. Administrative Agent (on behalf of itself and the Lenders) shall have received all of the following in form substance satisfactory to the Administrative Agent and the Requisite Lenders:

                         (A)  a Borrower Addendum;

                         (B)  the Notes required to be executed by
                    Danutec Werkstoff, a guaranty agreement
                    substantially in the form of the Foreign Subsidiary Guaranties (which agreement, when so executed and delivered, shall constitute one of the "Foreign Subsidiary Guaranties" hereunder), and a pledge agreement substantially in the form of the Foreign Pledge Agreements, pursuant to which Danutec Holdings pledges to the Administrative Agent the shares of Danutec Werkstoff owned by it (which agreement, when so executed and delivered, shall constitute one of the "Foreign Pledge Agreements" hereunder), each duly executed where appropriate and in sufficient copies for each of the Lenders, and an opinion of Austrian counsel;

                         (C)  the Schedules to this Agreement, if
                    amended as of the Danutec Werkstoff Effective Date;

                         (D)  the Constituent Documents of Danutec
                    Werkstoff as of the Danutec Werkstoff Effective
                    Date; and

                         (E)  additional document and certificates
                    similar to those provided by the other Foreign Borrowers on the Closing Date, and such additional documentation as the Administrative Agent and the Lenders may reasonably request.

                         (ii)  Perfection of Liens.  All certificates
               representing shares of Capital Stock of Danutec Werkstoff shall have been delivered to the U.S. Administrative Agent (with duly executed stock powers, as appropriate under applicable law) and all instruments included in the Collateral shall have been delivered to the U.S. Administrative Agent (duly endorsed to the U.S. Administrative Agent, as appropriate).

                         (iii)  No Default.  No Event of Default or
               Default shall have occurred and be continuing or would result from the making of the Loans to Danutec Werkstoff.

                         (iv)  Representations and Warranties.  As of
               the Danutec Werkstoff Effective Date, both before and after giving effect to the Loans to be made or the Letter of Credit to be Issued on such date, all of the representations and warranties contained in Section 6.01 and in any other Loan Document (other than representations and warranties that expressly speak as of a different date) shall be true and correct as to Danutec Werkstoff and its Subsidiaries in all material respects.

                         (c) Subsequent Loans and Letters of Credit to be Made or Issued to Danutec Holdings or Danutec Werkstoff. From and after the Danutec Holdings Effective Date, the obligation of each Lender to make any Revolving Loan and of the European Overdraft Bank to make any European Overdraft Loan requested to be made by it by Danutec Holdings on any date after the Danutec Holdings Effective Date, and the agreement of each Issuing Bank to Issue any Letter of Credit to or on behalf of Danutec Holdings on any date after the Danutec Holdings Effective Date, will be subject to the conditions precedent set forth in Section 5.02. From and after the Danutec Werkstoff Effective Date, the obligation of each Lender to make any Revolving Loan and of the European Overdraft Bank to make any European Overdraft Loan requested to be made by it by Danutec Werkstoff on any date after the Danutec Werkstoff Effective Date, and the agreement of each Issuing Bank to Issue any Letter of Credit to or on behalf of Danutec Werkstoff on any date after the Danutec Werkstoff Effective Date, will be subject to the conditions precedent set forth in Section 5.02.

                                       ARTICLE VI
                             REPRESENTATIONS AND WARRANTIES

                         6.01.  Representations and Warranties of the
               Borrowers. In order to induce the Lenders and the Issuing Banks to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrowers and to Issue the Letters of Credit described herein, each of the Borrowers represents and warrants (only with respect to such Borrower and its Subsidiaries) to each Lender, each Issuing Bank and the Administrative Agent as follows:

                         (a) Organization; Corporate Powers. Each of such Borrower and its Subsidiaries (i) is a corporation or a company having limited liability duly organized, validly existing and, to the extent applicable, is in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified to do business and is in good standing (or, with respect to the Foreign Subsidiaries, has maintained the equivalent status) under the laws of each such jurisdiction, except where the failure to be so qualified and in good standing (or, with respect to the Foreign Subsidiaries, maintain equivalent status) is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

                         (b) Authority. (i) Each of such Borrower and its Subsidiaries has the requisite power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party.

                        (ii) The execution, delivery and performance, as the case may be, of each of the Transaction Documents to which any of such Borrower or its Subsidiaries is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by such Person's board of directors and (to the extent required by law) the shareholders of such Person, and such approvals have not been rescinded, revoked or modified in any manner. No other corporate action or proceedings on the part of such Borrower or its Subsidiaries is necessary to consummate such transactions.

                       (iii) Each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party has been duly executed or delivered on behalf of such Borrower or such Subsidiary, as the case may be, and constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms except as such enforceability may be subject to applicable bankruptcy, insolvency and reorganization laws and similar laws or to general principles of equity, is in full force and effect and, as of the Closing Date, no term or condition thereof has been amended, modified or waived from the terms and conditions contained in the Transaction Documents delivered to the U.S. Administrative Agent pursuant to Section 5.01(a) without the prior written consent of the Requisite Lenders.

                         (c)  Subsidiaries; Ownership of Capital Stock.
               Schedule 6.01-C (i) contains a diagram indicating the corporate structure of such Borrower and its Subsidiaries and the Existing Joint Ventures of such Borrower as of the Closing Date after giving effect to the Acquisition; and (ii) accurately sets forth as of the Closing Date,
               (A) the correct legal name, the jurisdiction of incorporation and the Employer Identification Number (if applicable) of each of such Borrower and its Subsidiaries, and the jurisdictions in which each of such Borrower and its Subsidiaries is qualified to transact business as a foreign corporation, (B) the authorized, issued and outstanding shares of each class of Capital Stock of such Borrower and each of its Subsidiaries and, with respect to such Borrower's Subsidiaries, the owners of such shares and (C) a summary of the direct and indirect partnership, joint venture or other equity interests, if any, of such Borrower and each Subsidiary of such Borrower in any Person that is not a corporation. Except as set forth on Schedule 6.01-C, none of the issued and outstanding Capital Stock of such Borrower or such Borrower's Subsidiaries is subject to any vesting, redemption or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock. The outstanding Capital Stock of each of such Borrower and its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and the outstanding Capital Stock of each of such Borrower's Subsidiaries is not Margin Stock.

                         (d) No Conflict. The execution, delivery and performance of each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party, do not and shall not (i) except as set forth on Schedule 6.01-D, conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any material Requirement of Law or under any of the Transaction Documents, the Subordinated Debentures, the Subordinated Debenture Indenture or any other material Contractual Obligation of such Borrower or any Subsidiary of such Borrower, or require the termination of any material Contractual Obligation of such Borrower or any of its Subsidiaries or (ii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of such Borrower or any of its Subsidiaries, other than Liens contemplated by the Loan Documents.

                         (e)  Strategic Alliance Agreement.  The
               Strategic Alliance Agreement is in full force and effect and no material breach or default of any term or provision thereof by any of such Borrower or its Subsidiaries or by any other party thereto has occurred.

                         (f) Governmental Consents, Etc. Except as set forth on Schedule 6.01-F, the execution, delivery and performance of each of the Transaction Documents to which such Borrower or any of its Subsidiaries is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except (i) filings, consents or notices that have been made, obtained or given, or, in a timely manner, will be made, obtained, or given and (ii) filings necessary to perfect security interests in, or to realize on pledges of, the Collateral. Such Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or any other federal or state statute or regulation that limits its ability to incur Indebtedness or its ability to consummate the transactions contemplated in the Transaction Documents.

                         (g)  Projections.  The Company's pro forma
               estimated balance sheet referred to in Section 5.01(a)(ii) and each of the Company's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith on the basis of the assumptions accompanying them, and such projections and assumptions as of the date of preparation thereof were, and as of the Closing Date are, reasonable in light of the then current and foreseeable business conditions and prospects of the Company and its Subsidiaries and represented management's opinion of the Company's and its Subsidiaries' projected financial performance based on the information available to the Company at the time so furnished, it being understood that nothing contained in this Section shall constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

                         (h)  Litigation; Adverse Effects.  Except as
               set forth on Schedule 6.01-H, there is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) before or by any Governmental Authority or private arbitrator pending or, to the knowledge of any Borrower, threatened against such Borrower or any of its Subsidiaries or any Property of any of them (i) challenging the validity or the enforceability of any of the Transaction Documents, or
               (ii) that is reasonably likely to have a Material Adverse
               Effect.

                         (i)  Payment of Taxes.  All tax returns and
               reports of each of such Borrower and its Subsidiaries required to be filed have been timely filed, and, except as set forth on Schedule 6.01-I hereto, all material taxes, assessments, fees and other governmental charges thereupon and upon their respective Property, assets, income and franchises that are shown in such returns or reports to be due and payable have been paid, other than such taxes, assessments, fees and other governmental charges (i) that are being contested in good faith by such Borrower or any of its Subsidiaries, as the case may be, by appropriate proceedings conducted in good faith and without danger of any material risk to the Collateral and (ii) with respect to which a reserve or other appropriate provision, if any, as is required in conformity with GAAP shall have been made. None of such Borrower or any of its Subsidiaries has any knowledge of any proposed tax assessment against such Borrower or any of its Subsidiaries that shall have or is reasonably likely to have a Material Adverse Effect.

                         (j)  Performance.  Neither such Borrower nor
               any of its Subsidiaries has received notice or has actual knowledge that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it or (ii) any condition exists that, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual Obligation, in each case, except where such default or defaults, if any, shall not have or are not reasonably likely to have a Material Adverse Effect.

                         (k)  Disclosure.  All factual information
               (taken as a whole) furnished by or on behalf of such Borrower or its Subsidiaries in writing to the Administrative Agent or any Lender on or prior to the Closing Date for purposes of, or in connection with, this Agreement or any of the Loan Documents, including, without limitation, the Proxy Statement of the Company dated January 22, 1996, is, and all other factual information (taken as a whole) provided in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or furnished and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

                         (l) Requirements of Law. Except as set forth on Schedule 6.01-L, each of such Borrower and its Subsidiaries is in compliance with all Requirements of Law, in each case except where the failure to so comply individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.

                         (m)  Environmental Matters.  Except as set
               forth on Schedule 6.01-M:

                         (A)  neither such Borrower nor any of its
                    Subsidiaries nor any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, nor has such Borrower or its Subsidiaries received any notice of the foregoing, except, in each case, for any matter that, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect;

                         (B)  neither such Borrower nor any of its
                    Subsidiaries is the owner or operator of any Property that has any of the following that would reasonably be likely to have a Material Adverse
                    Effect:

                              (i)  any past or present on-site
                         generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

                             (ii)  any past or present landfill, waste-
                         pile, underground storage tank or surface impoundment;

                            (iii)  any asbestos-containing material; or

                             (iv)  any polychlorinated biphenyls (PCBs)
                         used in hydraulic oils, electrical transformers or other Equipment;

                         (C)  or otherwise disclosed to the
                    Administrative Agent, no Environmental Lien has attached to any Property of such Borrower or any of its Subsidiaries;

                         (D)  there have been no Releases of any
                    Contaminants into the environment in reportable quantities by such Borrower or its Subsidiaries that would reasonably be likely to have a Material
                    Adverse Effect;

                         (E)  neither such Borrower nor any of its
                    Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment that would reasonably be likely to have a Material Adverse Effect;

                         (F)  neither such Borrower nor any of its
                    Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list, the effect of which would reasonably be likely to have a Material Adverse Effect;

                         (G)  neither such Borrower's nor any of its
                    Subsidiaries' present or past Property is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and such Borrower and its Subsidiaries are unaware of any conditions on such Property that would qualify such Property for inclusion on any such list, except, in either case, where such listing would not reasonably be likely to have a Material Adverse Effect;

                         (H)  neither such Borrower nor any of its
                    Subsidiaries is subject to any Environmental
                    Property Transfer Act as a result of the transactions contemplated by the Loan Documents or, to the extent such acts are applicable to any such property, such Borrower has fully complied with the requirements of such acts, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect.

                         (n)  ERISA Matters.  As of the Closing Date,
               neither such Borrower, nor its Subsidiaries nor any ERISA Affiliate maintains or contributes to any Plan other than those listed on Schedule 6.01-N hereto. With respect to each Plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code as currently in effect, such Borrower, its Subsidiaries or an ERISA Affiliate has received or is in the process of seeking, a favorable determination letter from the Internal Revenue Service that the Plan is so qualified and that each trust related to any such Plan is exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. None of such Borrower, any of its Subsidiaries or any ERISA Affiliate knows of any reason
               why such Plans or trusts are not qualified.   Except as
               disclosed on Schedule 6.01-N, as of the Closing Date, neither such Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(l) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. To the extent such Borrower knows or reasonably should know, such Borrower, its Subsidiaries and all of its ERISA Affiliates are in compliance in all material respects with the responsibilities, obligations or duties imposed on them by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412(a) of the Internal Revenue Code), whether or not waived, that would subject such Borrower or any ERISA Affiliate to a liability in excess of $1,000,000. Neither such Borrower, nor any of its Subsidiaries nor any ERISA Affiliate nor, to the knowledge of such Borrower, any fiduciary of any Plan that is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or (ii) has taken or failed to take any action that would constitute or result in a Termination Event that would, in either case, subject such Borrower, any of its Subsidiaries or any ERISA Affiliate to a liability in excess of $1,000,000. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has incurred any potential liability under Sections 4063, 4064, 4069, 4204 or 4212(c) of ERISA in excess of $1,000,000. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has incurred any liability to the PBGC that remains outstanding that would subject such Borrower, any of its Subsidiaries or any ERISA Affiliate to a liability in excess of $2,000,000. There are no premium payments that have become due to the PBGC that are unpaid. To the extent filed, Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan and furnished to the Administrative Agent is complete and accurate. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Except as disclosed on Schedule 6.01-N, neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate has failed to make a required installment or any other required payment under
               Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither of such Borrower, nor any of its Subsidiaries or any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Plan amendment that results in an increase in current liability for the plan year. To the extent such Borrower knows or reasonably should know, such Borrower does not have, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

                         (o)  Foreign Employee Benefit Matters.  Each
               Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. Except as set forth on Schedule 6.01-O the aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Employee Benefit Plan by an amount in excess of $2,000,000. With respect to any Foreign Employee Benefit Plan maintained by such Borrower, any of its Subsidiaries or any ERISA Affiliate (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plans are not material. Except as set forth on Schedule 6.01-O, there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of such Borrower, threatened against such Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Foreign Employee Benefit Plan that would subject such Borrower, any of its Subsidiaries or an ERISA Affiliate to a liability in excess of $2,000,000.

                         (p)  Labor Matters.  (i) Except as set forth on
               Schedule 6.01-P, as of the Closing Date there is no collective bargaining agreement covering any of the employees of such Borrower or any of its Subsidiaries.
               To the knowledge of such Borrower, except as set forth on
               Schedule 6.01-P, as of the Closing Date no attempt to organize the employees of such Borrower or any of its Subsidiaries is pending, threatened, planned or contemplated.

                         (ii) There are no strikes, work stoppages,
               slowdowns or lockouts pending or, to the knowledge of such Borrower or its Subsidiaries, threatened against or involving such Borrower or any of its Subsidiaries, other than those that in the aggregate would not have or be reasonably likely to have a Material Adverse Effect.

                         (iii) There are no arbitrations or grievances pending against or involving such Borrower or any of its Subsidiaries, nor are there, to the knowledge of such Borrower or its Subsidiaries, any arbitrations or grievances threatened involving such Borrower or any of its Subsidiaries, other than those that in the aggregate, if resolved adversely to such Borrower or such Subsidiary, would not have or be reasonably likely to have a Material Adverse Effect.

                         (q)  Securities Activities.  None of such
               Borrower or any of its Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                         (r)  Solvency.  After giving effect to the
               transactions contemplated in the Transaction Documents, the payment and accrual of all Transaction Costs payable on the Closing Date, the Loans to be made on the Closing Date or such other date as Loans requested hereunder are made and the disbursement of the proceeds of such Loans pursuant to such Borrower's instructions, each of such Borrower and its Subsidiaries is or will be Solvent.

                         (s) Insurance. On and as of the Closing Date, all policies of insurance of any kind or nature owned by or issued to the Company and/or any of its Subsidiaries, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers compensation and employee health and welfare insurance, are in full force and effect and are of a nature and provide such coverage as is sufficient in the reasonable judgment of the Company and as is customarily carried in the same general area by companies engaged in the same or similar businesses of the size and character of such Person.

                         (t) Government Contracts. (i) Except as set
               forth on Schedule 6.01-T, none of such Borrower or any of its Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among such Borrower, such Subsidiaries or such Affiliates or otherwise that would result in the termination of any Government Contract or that would impose any limitation on such Borrower's or such Subsidiary's ability to perform any such Government Contract, except where such termination or limitation is not reasonably likely to have a Material Adverse Effect, or to continue its business substantially as presently conducted and proposed to be conducted.

                         (ii) Except as set forth on Schedule 6.01-T,
               (A) none of such Borrower or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract; and
               (B) during the last three (3) years, none of such Borrower or any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a Government Contract, in each case except (with respect to such matters occurring after the Closing Date) as disclosed to the Lenders.

                         (iii) Except as set forth on Schedule 6.01-T,
               there exist (A) no outstanding claims against such Borrower or any of its Subsidiaries, either by the United States Government or by any prime contractor, subcontractor, vendor or other third party, arising under or relating to any Government Contract which, if adversely resolved against such Borrower or such Subsidiary, are reasonably likely to have a Material Adverse Effect; and (B) no disputes between such Borrower or any of its Subsidiaries and the United States Government under the Contract Disputes Act or any other Federal statute or between such Borrower or any of its Subsidiaries and any prime contractor, subcontractor or vendor arising under or relating to any such Government Contract which, if adversely resolved against such Borrower or such Subsidiary, are reasonably likely to have a Material Adverse Effect.

                         (iv) Except as set forth on Schedule 6.01(T) or
               (with respect to such matters occurring after the Closing
               Date) as disclosed to the Lenders, none of such Borrower or any of its Subsidiaries or any of their respective directors, officers or employees is (or during the last three (3) years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.

                         (u)  Financial Statements. The (i) audited
               consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1994 and the related audited consolidated statements of income and of cash flows for the year then ended and (ii) unaudited consolidated balance sheet of the Company and its Subsidiaries as at October 1, 1995 and the related consolidated statements of income and cash flows for the periods then ended, including the related notes and schedules thereto, are complete and correct in all material respects, have been prepared in accordance with GAAP, and present fairly the consolidated financial position, results of operations and cash flows of the Company and its Subsidiaries as at the dates and for the periods indicated.

                                      ARTICLE VII
                                  REPORTING COVENANTS

                         Each of the Borrowers covenants and agrees that
               as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

                         7.01. Financial Statements. The Company shall maintain, and shall cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to the Administrative Agent and the Lenders:

                         (a) Monthly Reports. As soon as available and in any event within thirty (30) days after the end of each fiscal month (other than the fiscal month immediately following the Closing Date, in which case, within forty-five (45) days thereafter) in each Fiscal Year, unaudited consolidated balance sheets of the Company and its Subsidiaries, in each case as at the end of such period, and the related statements of income and cash flow for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Company as fairly presenting the consolidated financial position of the Company and its Subsidiaries as at the dates indicated, the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year-end adjustments.

                         (b) Quarterly Reports. As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each Fiscal Year, the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related statements of income and cash flow for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer, controller or the senior vice president for finance and administration of the Company as fairly presenting the financial position of the Company and its Subsidiaries, as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

                         (c) Annual Reports. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated financial statements of the Company and its Subsidiaries, certified with respect to such consolidated statements by a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, which report (x) shall be certified without qualification or modification as to the scope of the audit and as to the Company being a going concern,
               (y) shall state that such financial statements fairly present the financial position of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and (z) shall state that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The financial statements referred to above shall be accompanied by a copy of the management letter or any similar report delivered to the Borrower or to any officer or employee thereof by such accountants in connection with such financial statements.

                         (d) Officer's Certificate. Together with each delivery of any financial statement pursuant to paragraphs (b) and (c) of this Section 7.01, an Officer's Certificate of the Company substantially in the form of Exhibit E (the "Compliance Certificate"), signed by the Company's chief financial officer, treasurer, controller or senior vice president for finance and administration and setting forth calculations for the period then ended for Section 3.01(b) (including, without limitation, calculations of Net Cash Proceeds and mandatory prepayments pursuant to Section 3.01(b)), the negative covenants of Article IX and the financial covenants of
               Article X.

                         (e) Business Plans; Financial Projections. As soon as available and in any event within thirty (30) days prior to the end of each Fiscal Year, a combined annual budget (in the format customarily utilized by the Company for making financial projections) of (i) the Company and the Domestic Subsidiaries, (ii) each Foreign Borrower and (iii) the Company and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly basis anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) through
               (iii).

                         (f)  Accountants' Statement.  Together with
               each delivery of the financial statements referred to in
               Section 7.01(c), a written statement of a firm of independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, giving the report stating (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any Event of Default or Default has come to their attention, and if such Event of Default or Default has come to their attention, specifying the nature and period of existence thereof.

                         (g) Exon-Florio Filing. A copy of the Exon-Florio filing made on November 2, 1995.

                         (h)  Hexcel Pottsville Corporation.  Within
               thirty (30) days of their delivery in accordance with Sections 9.02 and 11.08 of the Special Security Agreement dated as of February __, 1996, by and among Ciba-Geigy, the Company, Hexcel Pottsville Corporation and the United States Department of Defense (the "Special Security Agreement"), copies of the annual implementation and compliance report and the quarterly report to Affiliates required to be delivered pursuant to Sections 9.02 and 11.08, respectively, of the Special Security Agreement.

                         7.02. Events of Default. Promptly upon (and, in any event, within ten (10) days of) any Financial Officer of any of the Borrowers obtaining knowledge
               (i) of an Event of Default or Default, or becoming aware that any Lender, any Issuing Bank or the Administrative Agent has given any written notice with respect to a claimed Event of Default or Default, (ii) that any Person has given any written notice to the Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 11.01(e), or (iii) of any other condition or event that has or is reasonably likely to have a Material Adverse Effect or materially and adversely affect the value of, or the Administrative Agent's interest in, the Collateral, the Company shall deliver to the Administrative Agent and the Lenders an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action the Company or its Subsidiary has taken, is taking and proposes to take with respect thereto.

                         7.03.  Lawsuits.  (i)  Promptly upon (and in
               any event, within ten (10) Business Days of) any of the Borrowers obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any Property of the Company or any of its Subsidiaries not previously disclosed pursuant to Section 6.01(h), which action, suit, proceeding, governmental investigation or arbitration would reasonably be likely to have, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances would reasonably be likely to have, in such Borrower's reasonable judgment, a Material Adverse Effect, in each case after taking into effect applicable insurance coverage, the Company shall give written notice thereof to the Administrative Agent, the Issuing Banks and the Lenders and provide such other information as may be reasonably available to enable each Lender, the Issuing Banks and Administrative Agent and its counsel to evaluate such matters; and (ii) in addition to the requirements set forth in clause (i) of this
               Section 7.03, the Company, upon reasonable request of the Administrative Agent or the Requisite Lenders, shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) above and provide such other information as may be reasonably available to it (subject to applicable attorney-client privilege) to enable each Lender, each Issuing Bank and the Administrative Agent and its counsel to evaluate such matters.

                         7.04.  ERISA Notices.  The Company shall
               deliver or cause to be delivered to the Administrative Agent, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event:

                              (i)  within ten (10) Business Days after
                         the Company or any ERISA Affiliate knows or reasonably should know that a Termination Event has occurred, a written statement of the chief financial officer of the Company describing such Termination Event and the action, if any, that the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

                             (ii)  within ten (10) Business Days after
                         the Company or any ERISA Affiliate knows or reasonably should know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Internal Revenue Code) has occurred for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, a statement of the chief financial officer of the Company describing such transaction and the action that the Company or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

                            (iii)  within ten (10) Business Days after
                         the filing thereof with the DOL, IRS or PBGC, copies of each annual report (form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;

                             (iv)  within ten (10) Business Days after
                         receipt by the Company or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

                              (v)  within ten (10) Business Days after
                         the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and, if requested by the Administrative Agent, all communications received by the Company or any ERISA Affiliate with respect to such request;

                             (vi)  within ten (10) Business Days after
                         the occurrence thereof, notification of any material increase in the benefits of any existing Benefit Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan to which the Company or any ERISA Affiliate was not previously contributing;

                            (vii)  within ten (10) Business Days after
                         receipt by the Company or any ERISA Affiliate of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

                           (viii)  within ten (10) Business Days after
                         receipt by the Company or any ERISA Affiliate of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter;

                             (ix)  within ten (10) Business Days after
                         receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

                              (x)  within ten (10) Business Days after
                         the Company or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment, a notification of such failure;

                             (xi)  within ten (10) Business Days after
                         the Company or any ERISA Affiliate knows or reasonably should know (A) a Multiemployer Plan has been terminated, (B) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (C) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan; and

                            (xii)  within ten (10) Business Days after
                         receipt by the Company of a written notice from the Administrative Agent, copies of any Foreign Employee Benefit Plan and related documents, reports and correspondence as requested by the Administrative Agent in such notice.

               For purposes of this Section 7.05, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

                         7.05. Environmental Notices. (a) The Company shall notify the Administrative Agent and the Lenders in writing, promptly and in any event within 10 Business Days after any Borrower knows thereof, of any:

                         (i)  notice or claim by a Governmental
                    Authority or any third party to the effect that the Company or any of its Subsidiaries is or may be liable to any Person, or is subject to an investigation by a Governmental Authority, relating to a material Release or threatened Release of any Contaminant into the environment;

                        (ii) notice that any Property of the Company or any of its Subsidiaries is subject to an Environmental Lien;

                       (iii) commencement or threat of any judicial or administrative proceeding alleging a material violation by the Company or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law;

                        (iv) new and material changes to any existing Environmental, Health or Safety Requirement of Law that would reasonably be likely to have a Material Adverse Effect; or

                         (v) any intent to execute an agreement, letter of intent or commitment to acquire stock, assets or real estate, or to lease property, or to take any other action by the Company or any of its Subsidiaries that would subject the Company or any of its Subsidiaries to environmental, health or safety Liabilities and Costs that would reasonably be likely to have a Material Adverse Effect.

                         (b)  The Company shall notify the
               Administrative Agent and the Lenders in writing, promptly and in any event within 25 Business Days after any filing or report made by the Company or any of its Subsidiaries with any Governmental Authority with respect to (i) the material violation of any Environmental, Health or Safety Requirement of Law, (ii) any material unpermitted Release or threatened Release of a Contaminant or (iii) any material unsafe or unhealthful condition at any Property of the Company or its Subsidiaries.

                         (c)  On March 31 of each calendar year,
               commencing on March 31, 1996, the Company shall submit to the Administrative Agent and the Lenders a report prepared by the appropriate officers of the Company summarizing the status of any environmental, health or safety non-compliance, hazard or liability issues identified in notices required pursuant to Section 7.05(a), disclosed on Schedule 6.01-M or identified in any notice or report required hereby. Such report shall identify the cash expenditures for Liabilities and Costs arising out of or relating to such environmental health or safety matters made by the Company and its Subsidiaries during the previous calendar year.

                         7.06. Labor Matters. The Company shall notify the Administrative Agent and the Lenders in writing, promptly after any such Borrower knows thereof, of
               (i) any material labor dispute to which such Borrower or any of its Subsidiaries is or may become a party, including, without limitation, any strikes, lockouts or other disputes relating to such Person's plants and other facilities and (ii) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of such Persons.

                         7.07.  Public Filings and Reports.  Promptly
               upon the filing thereof with any Governmental Authority (including, without limitation, the SEC) or the mailing thereof to the public shareholders or debtholders of the Company generally, the Company shall deliver to the Administrative Agent and the Lenders copies of all filings or reports made in connection with outstanding Indebtedness or Capital Stock of the Company.

                         7.08. Government Contracts. (i) The Company
               shall notify the Administrative Agent and the Lenders in writing promptly after any Borrower knows thereof, of any loss or threatened loss of the security clearances necessary for the operation of the Company's Government Contracts business unless disclosure thereof is prohibited by any Requirement of Law; and (ii) the Company shall notify the Administrative Agent in writing promptly upon (and, in any event, within five (5) Business Days after) any Borrower obtaining knowledge of any material change in the status of any action, suit, proceeding, governmental investigation or other matter disclosed on or arising out of the matters disclosed on
               Schedule 6.01-T and shall provide such other information as may be reasonably available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters.

                         7.09.  Other Information.  Promptly upon
               receipt of a reasonable request therefor from the Administrative Agent, the Company shall prepare and deliver to the Administrative Agent and the Lenders such other information with respect to the Company, any of the Company's Subsidiaries or the Collateral including, without limitation, schedules identifying and describing the Collateral and any dispositions thereof and copies of each existing written agreement or arrangement set forth on Schedule 6.01-T, as from time to time may be reasonably requested by the Administrative Agent.

                                      ARTICLE VIII
                                 AFFIRMATIVE COVENANTS

                         Each of the Borrowers covenants and agrees that
               as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent:

                         8.01. Corporate Existence, Etc. Such Borrower shall, and shall cause each of its Subsidiaries to, at all times maintain its respective corporate existence and preserve and keep, or cause to be preserved and kept, in full force and effect, their respective rights and franchises material to their respective businesses, except where the failure to maintain or preserve such rights and franchises would not reasonably be likely to have a Material Adverse Effect.

                         8.02. Corporate Powers; Conduct of Business, Etc. Such Borrower shall, and shall cause each of its Subsidiaries to, qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not reasonably be likely to have a Material Adverse Effect.

                         8.03.  Compliance with Laws, Etc.  Such
               Borrower shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants (except, in each case, as set forth on the Schedules hereto) affecting such Person or the business, Property or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing, except, in each case, where the failure to do so would not reasonably be likely to have a Material Adverse Effect.

                         8.04.  Payment of Taxes and Claims; Tax
               Consolidation. Such Borrower shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and (b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien (other than a Lien permitted by Section 9.03) upon any of such Borrower's or such Subsidiary's Property, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such taxes, assessments and governmental charges referred to in clause (a) above or claims referred to in clause (b) above are required to be paid if being contested in good faith by such Borrower or such Subsidiary, as the case may be, by appropriate proceedings conducted in good faith and without danger of any material risk to the Collateral, and if such reserves or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. Such Borrower shall not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than the Company and its Subsidiaries).

                         8.05. Insurance. The Company shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain, with financially sound and reputable insurance companies, insurance on itself and its Properties in at least such amounts and against at least such risks as are customarily insured against in the same general area by companies engaged in the same or similar business, which insurance shall in any event not provide for materially less coverage than the insurance in effect on the Closing Date.

                         8.06.  Inspection of Property; Books and
               Records; Discussions. (a) Such Borrower shall permit, and shall cause each of its Subsidiaries to permit, subject to applicable Requirements of Law concerning classified information and to the rights of any tenants or licensees of such Properties, any authorized representative(s) designated by the Administrative Agent and, after the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a), any Lender, to visit and inspect any of the Properties of such Person or such Subsidiary to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby and by the Transaction Documents (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice given by the Administrative Agent to a Financial Officer of such Borrower in writing and at reasonable times during normal business hours, as often as may be reasonably requested. All reasonable costs and expenses incurred by the Administrative Agent as a result of such inspection, audit or examination conducted pursuant to this Section 8.06 shall be paid by the Company.

                         (b) Such Borrower shall keep and maintain, and shall cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities, including, without limitation, transactions and other dealings with respect to the Collateral.

                         8.07. ERISA Compliance. Such Borrower shall, and shall cause each of its Subsidiaries (to the extent such Subsidiary is required by law) and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws and the regulations and interpretations thereunder, and the respective requirements of the governing documents for such Plans.

                         8.08.  Foreign Employee Benefit Plan
               Compliance. Such Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Foreign Employee Benefit Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plans.

                         8.09. Maintenance of Property. Such Borrower shall cause all Property used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear and damage for which casualty insurance is maintained excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, that nothing in this Section 8.09 shall prevent such Borrower or any of its Subsidiaries from discontinuing the operation or maintenance of any of such Property if such discontinuance is, in the judgment of such Borrower or such Subsidiary, necessary or appropriate in the conduct of its business or the business of any Subsidiary is otherwise permitted by this Agreement and will not materially impair the rights of the Administrative Agent, the Lenders or the Issuing Banks hereunder or under the other Loan Documents.

                         8.10. Subsidiary Guarantors; Future Liens on Capital Stock. Upon written request of the Administrative Agent, (a) such Borrower shall cause each wholly owned Subsidiary (other than Salver, CDSR, Foreign Sales Corp., Hexcel do Brasil Servicos S/C Ltda. and Hexcel Alpha Corporation but including, without limitation, (i) Hexcel Foundation, to the extent it becomes a Subsidiary of such Borrower and applicable law does not otherwise prohibit and (ii) Danutec Holdings and/or Danutec Werkstoff, to the extent either Person becomes a wholly owned Subsidiary of the Company), to become a Subsidiary Guarantor pursuant to the terms of a guaranty substantially in the form of the Foreign Subsidiary Guaranties (provided, that Danutec Werkstoff shall not guaranty any obligation whatsoever of Danutec Holdings), (b) the Company shall provide to the U.S. Administrative Agent a pledge of (i) all of the Capital Stock of any Domestic Subsidiary (other than Hexcel Alpha Corporation) held by the Company pursuant to a pledge agreement substantially in the form of the Company Pledge Agreement and (ii) all of the Capital Stock of any Foreign Subsidiary (other than Hexcel Chemical Products (U.K.) Limited, Foreign Sales Corp. and Hexcel do Brasil Servicos S/C Ltda.) held by the Company (but in no event greater than 65% of the outstanding Capital Stock of such Foreign Subsidiary shall secure the Obligations of the Company other than its Obligations under the Company Guaranty, with 100% of such outstanding Capital Stock securing its obligations under the Company Guaranty) pursuant to a pledge agreement substantially in the form of the Foreign Pledge Agreements, and (c) each Foreign Borrower shall provide to the U.S. Administrative Agent a pledge of all the Capital Stock of any of its Subsidiaries (other than CML, except as required by Section 8.11) held by it to secure such Foreign Borrower's obligations pursuant to a pledge agreement substantially in the form of the Foreign Pledge Agreements to the U.S. Administrative Agent, in each case, together with such other agreements, documents and instruments that the Administrative Agent deems necessary or desirable, it being understood that the granting of the additional security for the Obligations pursuant to this Section 8.10 is a material inducement to the execution and delivery of this Agreement by each Lender.

                         8.11.  CML Guaranty.  CML shall, and the
               Company and Hexcel U.K. shall cause CML to, execute and deliver to the U.S. Administrative Agent a Foreign Subsidiary Guaranty, substantially in the form of the Foreign Subsidiary Guaranty executed and delivered by Hexcel U.K. on the Closing Date, within two Business Days after CML complies with the terms of sections 155 to 158 of the Companies Act; provided, that CML shall have executed and delivered such Foreign Subsidiary Guaranty no later than March 15, 1996.

                         8.12.  Lodi Facility Guaranty.  The Company
               shall, within sixty (60) days after the Closing Date, provide to the New Jersey Department of Environmental Protection the self-guaranty required to be provided by it by N.J. Stat. Ann. SECTION 13:1K-9(e) and 58:10B-3 in the amount of $4,000,000 (or such other amount as is required by the New Jersey Department of Environmental Protection) in connection with the Company's former ownership of the Lodi Facility.

                         8.13.  Connecticut Opinion.  In the event
               the Company files with the SEC (or any other state, federal or foreign Governmental Authority) any document, information or other material that discloses that the Company's chief executive office is located in the State of Connecticut, the Company shall, within ten (10) days of such filing, deliver to the U.S. Administrative Agent an opinion of counsel from Connecticut counsel to the Company substantially in the form of Exhibit M hereto.

                         8.14 Hexcel Technologies Pledge.  The Company
               shall use its best efforst to obtain consent from DIC to the pledge by the Company to the U.S. Administration Agent of the Shares of Hexcel Technologies owned by it and, immediately upon receiving such consent from DIC, the Company shall pledge to the U.S. Administrative Agent the shares of Hexcel Technologies owned by the Company pursuant to a pledge agreement substantially in the form of the Company Pledge Agreement.

                         8.15 Replacement of Existing Standby Letters of Credit. The Company shall use reasonable best efforts to replace the standby letters of credit issued by Citibank and listed on Schedule 2.04(k) with Standby Letters of Credit to be Issued by the Issuing Bank within 30 days after the Closing Date.

                                       ARTICLE IX
                                   NEGATIVE COVENANTS

                         Each of the Borrowers covenants and agrees that
               it shall comply with the following covenants as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless (except as otherwise provided below) the Requisite Lenders shall otherwise give prior written consent thereto:

                         9.01.  Indebtedness.  None of the Company or
               any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except:

                         (i)  the Obligations (including, without
                    limitation, Obligations arising pursuant to
                    Interest Rate Contracts or Currency Agreements to which the Administrative Agent or an Affiliate of the Administrative Agent is a party);

                        (ii) Permitted Existing Indebtedness, and any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness (other than the Existing IRDBs); provided, that with respect to Permitted Existing Indebtedness of the Company or any of its Subsidiaries, any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to the Company or such Subsidiary than the terms of, the Permitted Existing Indebtedness so extended, renewed, refunded or replaced;

                       (iii)  Indebtedness in respect of taxes,
                    assessments, governmental charges and claims for labor, materials or supplies, to the extent that payment thereof is not required pursuant to Section 8.04;

                        (iv)  Indebtedness constituting
                    Accommodation Obligations permitted by Section
                    9.05;

                         (v)  in addition to the Indebtedness
                    permitted by clauses (i) through (iv) hereof and clauses (vi) through (x) hereof and to the extent permitted by Article X and in any event in an aggregate outstanding principal amount not to exceed $10,000,000 at any time, Capital Leases and purchase money Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of tangible assets, and Indebtedness incurred by the Company or any of its Subsidiaries to refinance such Capital Leases and purchase money Indebtedness;

                        (vi)  Indebtedness under appeal bonds in
                    connection with judgments that do not result in an Event of Default or Default;

                       (vii) Indebtedness arising from intercompany loans permitted by Section 9.04(iv), (v) and (vi);

                      (viii)  Permitted Subordinated Indebtedness;

                        (ix) in addition to the Indebtedness permitted by clauses (i) through (viii) above,
                    (A) Indebtedness not in excess of the principal amount of (y) the Dollar Equivalent of $10,000,000 in the aggregate at any time outstanding in connection with loans made by the Company or its Domestic Subsidiaries to any Foreign Borrower and
                    (z) $10,000,000 in the aggregate at any time outstanding made by the Borrowers or a Borrower to any wholly owned Subsidiary of the Company that is not a Borrower hereunder; and (B) Indebtedness owing by a Foreign Borrower to another Foreign Borrower or by any Foreign Borrower or its Subsidiaries or any Domestic Subsidiary to the Company;

                         (x) in addition to the Indebtedness permitted by clauses (i) through (ix) above, Indebtedness not in excess of an aggregate principal amount of $10,000,000 at any time outstanding;

                         (xi) in addition to Indebtedness permitted by
                    clauses (i) through (x) above, Indebtedness incurred by Hexcel Belgium not in excess of an aggregate principal amount of $12,000,000 at any time outstanding; and

                        (xii) Foreign Currency Protection Agreements
                    entered into by the Company or any Subsidiary in the ordinary course of business.

                         9.02. Sales of Assets. None of the Company or any of its Subsidiaries shall sell, assign, transfer, lease, convey or otherwise dispose of any Property, whether now owned or hereafter acquired, or any income or profits therefrom, or enter into any agreement to do so, except:

                         (i)  the sale of Inventory in the ordinary
                    course of business;

                        (ii) sales of assets outside of the ordinary course of business not in excess of $10,000,000 in any Fiscal Year;

                       (iii)  in addition to dispositions permitted
                    by clauses (i) and (ii) of this Section 9.02, the disposition of Equipment if such Equipment is obsolete or no longer useful in the ordinary course of the Company's or such Subsidiary's business or otherwise is not required to be maintained by the Company or such Subsidiary pursuant to Section 8.09;

                        (iv) assignments and licenses of intellectual property of the Company and its Subsidiaries in the ordinary course of business or pursuant to the Strategic Alliance Agreement;

                         (v)  leases of owned Real Property and
                    subleases of leased Real Property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each;

                       (vi) the transfer by Hexcel Technologies, Inc. to DIC Technologies, Inc. of up to 15% of the outstanding partnership interests in HDP in connection with the Investments permitted by Section 9.04(v);

                       (vii)  the Company may sell the Properties
                    constituting the businesses described on Schedule 9.02; provided, that (A) the Administrative Agent shall have received the documentation evidencing such sales, (B) such sales shall not be made for less than the Fair Market Value of such Properties and for consideration other than at least 85% cash and (C) the Net Cash Proceeds arising from such sales shall not be substantially less than the amount specified with respect to such Property on
                    Schedule 9.02;

                      (viii) sales permitted by Sections 9.08, 9.10(a) and 9.13; and

                        (ix)  the Company may sell the Specified
                    Equipment to Ciba-Geigy or any Affiliate of Ciba-Geigy pursuant to the Manufacturing and Supply Agreement.

                         9.03.  Liens.  None of the Company or any of
               its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of their respective Properties or assets except:

                         (i)  Liens created by the Loan Documents;

                        (ii)  Permitted Existing Liens and future
                    Liens securing any extensions, renewals, refundings or replacements of Permitted Existing Indebtedness to the extent permitted by Section 9.01(ii), but only if such future Lien attaches to the same Property and secures only such permitted extensions, renewals, refundings and replacements;

                       (iii)  Customary Permitted Liens;

                        (iv)  purchase money Liens granted by any
                    of the Borrowers (including the interest of a lessor under a Capital Lease) and Liens to which any Property is subject at the time of a Borrower's acquisition thereof securing Indebtedness permitted by Section 9.01(v) and limited in each case to the property purchased or subject to such lease;

                         (v)  any attachment or judgment Lien the
                    existence of which does not constitute an Event of Default under Section 11.01(h); and

                         (vi) Liens relating to raw materials supplied
                    by Ciba-Geigy to the Company pursuant to the Manufacturing and Supply Agreement, and Liens relating to the Company's inventory of raw materials and finished products which are required to be purchased by Ciba-Geigy pursuant to the Manufacturing and Supply Agreement upon termination thereof.

                         9.04. Investments. None of the Company or any of its Subsidiaries shall directly or indirectly make or own any Investment or make any contribution except:

                          (i) Investments in cash and Cash Equivalents;

                         (ii) Permitted Existing Investments as of the
                    Closing Date;

                        (iii) Investments received in connection
                    with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                         (iv) cash Investments arising from intercompany
                    loans made by the Company to any Existing Joint Venture (other than DIC), not to exceed $5,000,000 in the aggregate at any time outstanding; provided, that no such Investment under this clause (iv) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

                         (v) (A) cash Investments made by the Company in Hexcel Technologies, Inc. or HDP, solely for the purpose of making Investments in or for the benefit of DIC and (B) cash Investments by Hexcel Technologies, Inc. in DIC, which Investments may result in a reduction in the ownership by Hexcel Technologies, Inc. in HDP from 50% of the outstanding partnership interests to 35% of such partnership interests and shall not exceed $2,000,000 in Fiscal Year 1996 and $4,500,000 in the aggregate in Fiscal Year 1997 and thereafter, less any payments made by the Company to Dainippon Ink & Chemicals, Inc. permitted pursuant to Section 9.05(vii); provided, that if the maximum amount permitted for any Fiscal Year exceeds the amount of such Investments for such Fiscal Year, then such Investments made by the Company and Hexcel Technologies, Inc. for the immediately succeeding Fiscal Year may exceed the maximum amount set forth above with respect to such succeeding Fiscal Year by the amount of such excess from the immediately preceding Fiscal Year (such excess amount being treated as the last amount invested in such succeeding Fiscal
               Year), but in no event shall the amount of such Investments exceed $6,500,000 in the aggregate at any time; and provided, further, that no such Investment under subclause (A) of this clause (v) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

                        (vi)  Investments in intercompany loans or
                    equity Investments (A) permitted by Section 9.01(ix) and (B) other than as set forth in Subclause (A) of this clause (vi), made in connection with the Acquisition in amounts not to exceed the amounts set forth on Schedule 9.04;

                       (vii)  Investments in partnerships and joint
                    ventures (other than the Existing Joint Venture) which Investments shall not cause the Maximum Partnership/Joint Venture Investment Amount to exceed $5,000,000 at any time; provided, that no such Investment under this clause (vii) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

                         (viii)    Investments in cash deposits with
                    financial institutions for payroll accounts and other deposit accounts in the ordinary course of business not to exceed $10,000,000 in the aggregate at any one time outstanding; provided, that there shall be no limit on the amount of such deposits at Citibank;

                          (ix)     cash contributions to Hexcel
                    Foundation not to exceed $200,000 in the aggregate in any Fiscal Year; provided, that the unused portion of such amount may be used in the next succeeding year;

                         (x) cash Investments not otherwise permitted hereby not to exceed $1,000,000 in the aggregate at any one time outstanding;

                        (xi) Investments specifically contemplated by the Transaction Documents;

                       (xii) Cash Collateral invested pursuant to the Loan Documents;

                      (xiii) promissory notes and other Investments permitted by Section 9.02(vii); and

                       (xiv)  Investments relating to Environmental
                    Claims at the Lodi Facility permitted by Section
                    9.05(ix).

                         9.05. Accommodation Obligations. None of the Company or any of its Subsidiaries shall directly or indirectly create or become or be liable with respect to any Accommodation Obligation, except:

                          (i) Permitted Existing Accommodation
                    Obligations;

                         (ii) Accommodation Obligations arising
                    under the Loan Documents;

                        (iii) obligations, warranties and indemnities,
                    not with respect to Indebtedness of any Person, that have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted by Section 9.02(vii) and not for the benefit of or in favor of an Affiliate of the Company or any of its Subsidiaries;

                         (iv) Accommodation Obligations of any
                    Subsidiary in respect of obligations of the Company;

                          (v) Accommodation Obligations of any
                    partnership or joint venture (other than the Existing Joint Ventures) as long as the incurrence of such obligations shall not cause the Maximum Partnership/Joint Venture Investment Amount to exceed $5,000,000 at any time; provided, that no such Investment under this clause (v) may be made as long as any Default or Event of Default has occurred and is continuing or would occur as a result of such Investment;

                         (vi) Accommodation Obligations with respect to
                    obligations, warranties and indemnities (other than with respect to Indebtedness) (A) in the ordinary course of business, (B) arising under the Ciba-Geigy Transaction Documents and (C) with respect to customary representations, warranties and indemnities entered into in connection with the sale or other disposition of assets;

                        (vii) Accommodation Obligations in respect of
                    payments made by the Company in Fiscal Year 1997 and thereafter to Dainippon Ink & Chemical, Inc. in an aggregate amount not to exceed $4,500,000;

                       (viii) subordination of certain amounts payable
                    to the Company by Knytex as provided for in the Knytex Credit Facility; and

                         (ix) Accommodation Obligations in connection with Environmental Claims at the Lodi Facility not to exceed $5,000,000 in the aggregate.

                         9.06.  Restricted Junior Payments.  Subject to
               Section 9.16, none of the Company or any of its Subsidiaries shall declare or make any Restricted Junior Payment, except:

                          (i) dividends or other distributions made to
                    the Company or any of its Subsidiaries by any Subsidiary of the Company;

                         (ii) regularly scheduled payments on the
                    Subordinated Debentures, but only if such payments are permitted to be made under the terms of the Subordinated Debenture Indenture;

                        (iii) regularly scheduled payments on the
                    Subordinated Notes, but only if such payments are permitted to be made under the terms of the Subordinated Notes Indenture, and one or more voluntary prepayments of the Subordinated Notes, as long as the principal amount of such prepayments does not exceed in the aggregate the lesser of (A) the cash and Cash Equivalents on the balance sheet of the Acquired Businesses on the Closing Date (or, in the case of Danutec Holdings and Danutec Werkstoff, on the Danutec Holdings Effective Date and the Danutec Werkstoff Effective Date, respectively), and (B) $6,000,000;

                         (iv) payments with respect to employee or
                    director stock options, stock incentive plans or restricted stock plans of the Company;

                          (v) payment of the Hexcel Lyon Subordinated
                    Note; and

                         (vi) payments of Indebtedness made in
                    connection with the Acquisition as permitted by the Ciba-Geigy Transaction Documents or as set forth on
                    Schedule 9.04.

                         9.07.  Conduct of Business.  None of the
               Company or any of its Subsidiaries shall engage in any business (pursuant to an Existing Joint Venture or otherwise) other than the businesses engaged in by the Company or such Subsidiaries on the Closing Date (after giving effect to the Acquisition) and any business or activities that are substantially similar, related or incidental thereto.

                         9.08.  Transactions with Affiliates.  The
               Company shall not, and shall not permit any of its Subsidiaries to, except as otherwise expressly permitted herein or as expressly contemplated by the Ciba-Geigy Transaction Documents or contemplated by the Acquisition, enter into any transaction with an Affiliate, other than in the ordinary course of business, unless the terms of such transaction are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated person; provided, that the foregoing shall not be deemed to prohibit (i) existing employment or compensation agreements or other arrangements with officers or directors of the Company or any of its Subsidiaries, (ii) existing management agreements, (iii) stock options and awards granted to employees and directors of the Company or any of its Subsidiaries under existing Plans or other employee benefit Plans, and (iv) any contract or transaction providing for indemnification of officers or directors of the Company or any of its Subsidiaries from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity, (v) the subrogation agreement and related agreements entered into or to be entered into by the Company in connection with the Knytex Credit Facility and (vi) the transactions set forth on
               Schedule 9.08 or permitted by Section 9.09.

                         9.09.  Restriction on Fundamental Changes.
               None of the Company or any of its Subsidiaries shall (i) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for a merger or consolidation of any wholly owned Subsidiary (other than a Borrower) into the Company or another wholly owned Subsidiary (with the Company or such other Subsidiary as the surviving corporation); provided, that (A) Danutec Holdings may merge with or into Danutec Werkstoff, and (B) Brochier and/or CDSR may merge with or into Hexcel Lyon; and provided, further, that after giving effect to any such merger or consolidation, no Default or Event of Default shall have occurred or be continuing, or (ii) enter into or permit any transaction or series of transactions in which the Company and/or any of its Subsidiaries acquires all or substantially all of the Capital Stock and/or assets of another Person or business or division of another Person other than (x) the assets, business or division of a wholly owned Subsidiary or (y) the Acquisition.

                         9.10.  Sales and Leasebacks; Operating Leases.
               (a) None of the Company or any of its Subsidiaries shall enter into any Sale and Leaseback Transaction other than a Sale and Leaseback Transaction on terms and conditions satisfactory to the Administrative Agent relating to the sale and lease of Equipment where, after giving effect to such Sale and Leaseback Transaction, the aggregate Fair Market Value of all such Equipment sold does not exceed $10,000,000.

                         (b)  None of the Company or any of its
               Subsidiaries shall become liable in any way, whether directly or by assignment or by Accommodation Obligation, for the obligations of a lessee under any Operating Lease unless, immediately after giving effect to the incurrence of liability with respect to such Operating Lease, the aggregate amount of all rents paid or accrued under all Operating Leases of the Company and its Subsidiaries as lessee (net of sublease income and determined in conformity with GAAP) shall not exceed $7,000,000 in any Fiscal Year.

                         9.11.  Margin Regulations; Securities Laws.
               None of the Company or any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended hereunder to purchase or carry Margin Stock.

                         9.12. ERISA and Certain Employment Matters. To the extent the following actions, individually or in the aggregate, would subject or would be reasonably likely to subject the Company or any ERISA Affiliate to a liability in excess of $1,000,000, the Company shall not:

                         (i) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been obtained from the DOL;

                        (ii) permit to exist any accumulated funding deficiency (as defined in sections 302 of ERISA and 412 of the Internal Revenue Code) with respect to any Benefit Plan, whether or not waived;

                       (iii) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

                        (iv) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan that would result in a material liability of the Company or any ERISA Affiliate under Title IV of ERISA;

                         (v) fail to make any contribution or payment to any Multiemployer Plan that the Company or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

                        (vi)  fail, or permit any ERISA Affiliate to
                    fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment;

                       (vii) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Company or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code;

                      (viii)  permit any unfunded liabilities with
                    respect to any Foreign Pension Plan other than as permitted by local law;

                        (ix) fail, or permit any Subsidiary or ERISA Affiliate to fail, to pay any required contributions or payments to a Foreign Pension Plan on or before the due date for such required installment or payment; or

                        (x) consent to an employee's election under an Executive Deferred Compensation and Consulting Agreement between such employee and the Company to pay benefits thereunder in the form of a lump sum or in installments over a period of less than five years.

                         9.13. Issuance or Sale of Capital Stock. To the maximum extent permitted by applicable law, none of the Company or any of its Subsidiaries shall (i) grant any rights (either preemptive or others) to subscribe for or to purchase, or any option for the purchase of, its Capital Stock or (ii) create calls, commitments or claims of any character relating to any of its Capital Stock, in each case, other than grants and issuances pursuant to the management incentive plans listed on Schedule 9.13 hereto (as amended from time to time), pursuant to the Governance Agreement, as set forth in Schedule 9.04 or as required by applicable law. to the maximum extent permitted by applicable law, the Company shall not sell or otherwise dispose of, or permit the sale or disposition of, any shares of Capital Stock of any of its Subsidiaries except (x) as required by applicable law for the qualification of directors or to satisfy minimum shareholder requirements under applicable law or (y) as permitted by Section 9.09.

                         9.14.  Constituent Documents.  None of the
               Company or any of its Subsidiaries shall materially amend, modify or otherwise change any of the terms or provisions in any of their respective Constituent Documents as in effect on the Closing Date, except for amendments, modifications or changes to the Constituent Documents of (a) Hexcel U.K., solely for the purpose of changing its corporate structure to become an unlimited liability company and (b) of Danutec Holdings, solely for the purpose of changing its corporate structure to become an Aktiengesellschaft.

                         9.15. Fiscal Year. None of the Company or any of its Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the four fiscal quarter period ending on December 31 of each calendar year.

                         9.16.  Cancellation of Debt; Prepayment;
               Certain Amendments. None of the Company or any of its Subsidiaries shall (i) cancel any material claim or debt or amend or modify the terms thereof, except in the ordinary course of its business or as disclosed on
               Schedule 1.01.4 or 9.04, or (ii) prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness, other than (A) the Obligations, (B) Indebtedness in respect of the Existing Facility, (C) the Existing IRDBs (or any related Accommodation Obligation),
               (D) any intercompany Indebtedness permitted by Section
               9.01 if an Event of Default is not existing and would not result from giving effect to such prepayment, (E) as permitted by Section 9.06, (F) voluntary prepayments of the Subordinated Notes permitted pursuant to Section 9.06(iii) and (G) other scheduled payments in respect of long-term Indebtedness, or (iii) amend, supplement or otherwise modify the terms of any Transaction Documents, the Subordinated Debentures or the Subordinated Debenture Indenture in any material respect, other than amendments to non-material Transaction Documents in a manner not materially adverse to the Lenders.

                         9.17.  Environmental Matters.  None of the
               Company or any of its Subsidiaries shall:

                         (i)  become subject to any Liabilities and
               Costs that would have a Material Adverse Effect arising out of or related to (a) the Release or threatened Release at any location of any Contaminant into the environment, or any Remedial Action in response thereto, or (b) any violation of any Environmental, Health and Safety Requirements of Law; or

                         (ii) either directly or indirectly, create,
               incur, assume or permit to exist any Environmental Lien on or with respect to any of its Property other than Permitted Existing Liens.

                         9.18. Accounting Changes. The Company shall not make, or permit any of its Subsidiaries to make, any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Lenders and the Administrative Agent or as permitted by the Loan Documents.

                         9.19.  No New Restrictions on Subsidiary
               Dividends. Except as may be required by any applicable Requirements of Law or pursuant to the Loan Documents or the Subordinated Notes Indenture, the Company will not agree, or permit any of its Subsidiaries to agree, to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock, (ii) make any other distribution or transfer of funds or assets to the Company or (iii) make loans or advances to or other Investments in, or pay any Indebtedness or other obligation owing to, the Company.

                                       ARTICLE X
                                  FINANCIAL COVENANTS

                         Each of the Borrowers covenants and agrees that
               as long as any Commitment is outstanding and thereafter until payment in full of all of the Obligations, unless the Requisite Lenders shall otherwise give prior written consent thereto:

                         10.01.  Minimum Tangible Net Worth.  The
               Tangible Net Worth of the Company and its Subsidiaries as determined on the last day of each fiscal quarter commencing on March 31, 1996 and ending on the Revolving Credit Termination Date for the fiscal quarter period ending on such date shall not be less than the sum of (i) $60,000,000 plus (ii) the sum of (A) solely to the extent that the result of such calculation is a positive number, fifty percent (50%) of the cumulative Net Income of the Company and its Subsidiaries on a consolidated basis for each fiscal quarter ending after the Closing Date (without deduction for any net losses for any fiscal quarter) and (B) one hundred percent (100%) of the Net Cash Proceeds from the issuance by the Company of any Capital Stock.

                         10.02.  Minimum Fixed Charge Coverage Ratio.
               The Fixed Charge Coverage Ratio of the Company and its Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Company set forth below for the four fiscal quarter period ending on such date (it being understood and agreed that the Fixed Charge Coverage Ratio for the fiscal quarters ending in 1995 and on March 31, 1996 (for the period from January 1, 1996 through the Closing Date) shall be determined on a pro forma basis based on the combined performance of
               (A) the Company and its Subsidiaries prior to the Acquisition and (B) the Acquired Businesses), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                        Fiscal Quarter                     Minimum Ratio

                    First fiscal quarter of 1996           1.25 to 1.0
                    Second fiscal quarter of 1996          1.25 to 1.0
                    Third fiscal quarter of 1996           1.10 to 1.0
                    Fourth fiscal quarter of 1996          1.50 to 1.0
                    First fiscal quarter of 1997           1.75 to 1.0
                    Second fiscal quarter of 1997          2.25 to 1.0
                    Third fiscal quarter of 1997           2.50 to 1.0
                    Fourth fiscal quarter of 1997          2.75 to 1.0
                    First fiscal quarter of 1998           2.75 to 1.0
                    Second fiscal quarter of 1998          3.00 to 1.0
                    Third fiscal quarter of 1998           3.25 to 1.0
                     and each fiscal quarter
                     ending thereafter

                         10.03. Maximum Leverage Ratio. The Leverage Ratio of the Company and its Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Company set forth below for the four fiscal quarter period ending on such date (it being understood and agreed that the Leverage Ratio for the fiscal quarters ending in 1995 and on March 31, 1996 (for the period from January 1, 1996 through the Closing Date) shall be determined on a pro forma basis based on the combined performance of (A) the Company and its Subsidiaries prior to the Acquisition and (B) the Acquired Businesses), shall not be greater than the maximum ratio set forth opposite such fiscal quarter:

                      Fiscal Quarter                     Maximum Ratio

                    First fiscal quarter of 1996           4.50 to 1.0
                    Second fiscal quarter of 1996          4.50 to 1.0
                    Third fiscal quarter of 1996           4.50 to 1.0
                    Fourth fiscal quarter of 1996          4.25 to 1.0
                    First fiscal quarter of 1997           4.00 to 1.0
                    Second fiscal quarter of 1997          3.75 to 1.0
                    Third fiscal quarter of 1997           3.50 to 1.0
                    Fourth fiscal quarter of 1997          3.50 to 1.0
                    First fiscal quarter of 1998           3.25 to 1.0
                    Second fiscal quarter of 1998          3.00 to 1.0
                    Third fiscal quarter of 1998           2.75 to 1.0
                     and each fiscal quarter
                     ending thereafter

                                       ARTICLE XI
                         EVENTS OF DEFAULT; RIGHTS AND REMEDIES

                         11.01.  Events of Default.  Each of the
               following occurrences shall constitute an Event of Default hereunder:

                         (a)  Failure to Make Payments When Due.  Any
               Borrower shall fail to pay (i) when due any principal on the Loans (including the Reimbursement Obligations), (ii) when due any interest on the Loans (including the Reimbursement Obligations) and such non-payment continues for a period of two (2) Business Days after the due date thereof, or (iii) any other Obligation, and if such non-payment relates to Obligations other than interest or principal, such non-payment continues for a period of five (5) Business Days after the due date thereof.

                         (b) Breach of Certain Covenants. Any Borrower or any of the Subsidiary Guarantors shall fail to perform or observe duly and punctually any agreement, covenant or obligation binding on such Person under (i) Sections 7.02, 7.03, 7.04, 8.01, 8.02, 8.06 or 8.11, or
               (ii) Article IX or Article X.

                         (c) Breach of Representation or Warranty. Any representation or warranty made or deemed made by the Company or any of its Subsidiaries to the Administrative Agent, any Lender or any Issuing Bank herein or in any other Loan Document or in any statement or certificate at any time given by any such Person pursuant to any Loan Document shall be false or misleading in any material respect on the date made (or deemed made).

                         (d)  Other Defaults.  Any Borrower shall
               default in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) or (c) of this Section 11.01), or the Company or any of its Subsidiaries shall default in the performance of or compliance with any term contained in any other Loan Document, and such default shall continue for (i) ten (10) Business Days after the occurrence thereof with respect to any term contained in Sections 7.01, 7.05, 7.06, 7.07 and 8.07; and (ii) thirty (30)
               days after the occurrence thereof with respect to any other term.

                         (e)  Default as to Other Indebtedness;
               Operating Leases. The Company or any of its Subsidiaries shall fail to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to Permitted Subordinated Indebtedness or any other Indebtedness (other than an Obligation) in excess of $3,000,000 and such default shall be continuing; or any breach, default or event of default, or any other condition shall exist under any instrument, agreement or indenture pertaining to any other Indebtedness (other than an Obligation) in excess of $3,000,000, if the effect thereof is (or, with the giving of notice or lapse of time or both, would be) to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness or require the redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company or any of its Subsidiaries (other than by a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof; or any breach, default or event of default remaining uncured for a period of sixty (60) days on the part of the Company or any of its Subsidiaries shall occur under any Operating Lease to which the Company or any of its Subsidiaries is a party pursuant to which rental payments thereunder equal or exceed $3,000,000 per annum.

                         (f)  Involuntary Bankruptcy; Appointment of
               Receiver, Etc.

                         (i)  An involuntary case shall be commenced
               against the Company or any of its Subsidiaries and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company or any of its Subsidiaries in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereinafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law.

                         (ii)  A decree or order of a court having
               jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of its Subsidiaries or over all or a substantial part of the Property of the Company or any of its Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company or any of its Subsidiaries or of all or a substantial part of the property of the Company or any of its Subsidiaries shall be appointed, or a warrant of attachment, execution or similar process against any substantial part of the Property of the Company or any of its Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance.

                         (g)  Voluntary Bankruptcy; Appointment of
               Receiver, Etc. The Company or any of its Subsidiaries shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or the Company or any of its Subsidiaries shall make any assignment for the benefit of creditors.

                         (h) Judgments. Any judgment, writ, order or warrant of attachment, or other similar process shall be rendered against the Company or any of its Subsidiaries or any of their respective assets involving in any single case or in the aggregate an amount in excess of $3,000,000 (in excess of applicable insurance coverage) is entered and remains undischarged, unvacated and unstayed for a period of sixty (60) days.

                         (i)  Dissolution.  Any order, judgment or
               decree shall be entered against the Company or any of its Subsidiaries decreeing its involuntary dissolution or other similar proceeding, and such order shall remain undischarged and unstayed for a period in excess of sixty
               (60) days; or the Company or any of its Subsidiaries shall otherwise dissolve or cease to exist except as specifically permitted hereby.

                         (j) Loan Documents; Failure of Security. At any time, for any reason, (i) any Loan Document ceases to be in full force and effect (other than in accordance with its terms) or the Company or any of its Subsidiaries party thereto seeks to repudiate its obligations thereunder and the Liens intended to be created thereby are, or the Company or any such Subsidiary seeks to render such Liens, invalid or unperfected, or (ii) the Liens in favor of the U.S. Administrative Agent, the Issuing Banks and/or the Lenders contemplated by the Loan Documents shall, at any time, be invalidated or otherwise cease to be in full force and effect, or such Liens shall be subordinated or shall not have the priority contemplated hereby or by the other Loan Documents, except, in each case, to the extent such failure, cessation or subordination is (A) in accordance with the terms of the Loan Documents or (B) a result of (x) the failure of the U.S. Administrative Agent to maintain possession of the Securities representing the Collateral or (y) the gross negligence or willful misconduct of any of the Administrative Agent, the Issuing Banks, the Syndication Agent or the Lenders.

                         (k) Termination Event. Any Termination Event occurs that the Administrative Agent reasonably believes could subject either the Company or any ERISA Affiliate to a liability in excess of $3,000,000.

                         (l) Waiver of Minimum Funding Standard. The plan administrator of any Plan applies under Section 412(d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412(a) of the Internal Revenue Code and the Administrative Agent believes the substantial business hardship upon which the application for the waiver is based could reasonably be likely to have a Material Adverse Effect.

                         (m) Material Adverse Change.  An event shall
               exist or occur that has a material adverse effect upon
               (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers and the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents or (iii) the ability of the Lenders, the Issuing Banks or the Administrative Agent to enforce the Loan Documents.

                         (n) Change of Control.  A Change of Control
               shall have occurred.

                         (o) Subordinated Notes.  (A) Prior to the first
               to occur of (i) March 1, 1999, (ii) the payment in full of all Obligations and the termination of all Commitments and (iii) the extension of the Revolving Credit Termination Date without the consent of Ciba-Geigy, or
               (B) at any time when any Event of Default in Section 11.01(a) shall have occurred and be continuing, Ciba-Geigy shall cease to hold directly or indirectly (through one or more wholly owned Subsidiaries) one hundred percent (100%) of the outstanding principal amount of the Subordinated Notes; provided, that if a wholly owned Subsidiary of Ciba-Geigy Limited becomes a holder of all or any portion of the Subordinated Notes, it shall not constitute an Event of Default under this Section 11.01(o) in the event that Ciba-Geigy Limited effects a Broad Distribution (as defined in the Governance Agreement) of up to 20% of the Capital Stock of such wholly owned Subsidiary, but only if (1) such distribution has a bona fide business purpose (other than the sale or distribution of Subordinated Notes) and (2) the Subordinated Notes "beneficially owned" (as defined in Rule 13d-3 under the Exchange Act) by such Subsidiary do not constitute a material portion of the total assets of such Subsidiary.

                         (p) Voting Stock of the Company.  Ciba-Geigy
               Limited shall cease to "beneficially own" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, at least forty percent (40%) of the Voting Stock of the Company.

               An Event of Default shall be deemed "continuing" until cured or waived in accordance with Section 13.07.

                         11.02.  Rights and Remedies.

                         (a)  Acceleration and Termination.  Upon the
               occurrence of any Event of Default described in Sections 11.01(f) or 11.01(g) as applied to any Borrower, the Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees shall automatically become immediately due and payable, without presentment, demand or protest, or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each of the Borrowers; and upon the occurrence and during the continuance of any other Event of Default (including any Event of Default described in Sections 11.01(f) or 11.01(g) as applied to any Subsidiary of any Borrower that is not itself a Borrower), the Administrative Agent shall at the request, or may with the consent, of the Requisite Lenders, by written notice to the Company, (i) declare that all or any portion of the Commitments are terminated, whereupon the Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender or Issuing Bank to Issue or participate in any Letter of Credit not then Issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by each of the Borrowers.

                         (b)  Deposit for Letters of Credit.  In
               addition, after the occurrence and during the continuance of an Event of Default set forth in Section 11.01(a), the Borrowers shall, promptly upon demand by the Administrative Agent (given upon the written instructions of the Requisite Lenders or, in the absence of such instructions, in its sole discretion), to the extent permitted by applicable law, deliver to the Administrative Agent Cash Collateral in such form as requested by the Administrative Agent, together with such endorsements, and execution and delivery of such documents and instruments as the Administrative Agent may request in order to perfect or protect the Administrative Agent's Lien with respect thereto, in an aggregate principal amount equal to the then outstanding Letter of Credit Obligations.

                         (c)  Rescission.  If at any time after
               termination of the Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
               Section 13.07, then upon the written consent of the Requisite Lenders and written notice to the Company, the termination of the Commitments and/or the acceleration and the consequences of such termination and/or acceleration may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuing Banks to a decision that may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give any of the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                         (d)  Enforcement.  Each of the Borrowers
               acknowledges that in the event the Company or any of its Subsidiaries fails to perform, observe or discharge any of its respective obligations or liabilities hereunder or under any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders; therefore, each of the Borrowers agrees that the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders shall be entitled after the occurrence and during the continuance of an Event of Default to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                      ARTICLE XII
                      THE ADMINISTRATIVE AGENT; SYNDICATION AGENT

                         12.01. Appointment. (a) Each Lender and each Issuing Bank hereby designates and appoints (i) Citibank New York as the U.S. Administrative Agent hereunder, (ii) Citibank International as the European Administrative Agent hereunder and (iii) Credit Suisse as the Syndication Agent hereunder (collectively, the "Agents"), and each Lender and each Issuing Bank hereby irrevocably authorizes the Administrative Agent to execute such documents (including, without limitation, the Loan Documents to which the Administrative Agent is a party) and irrevocably authorizes the Agents to take such other action on such Person's behalf under the provisions hereof and of the Loan Documents and to exercise such powers as are set forth herein or therein together with such other powers as are reasonably incidental thereto (including, without limitation, acting on behalf of, and for the account of, each Lender and each Issuing Bank in the creation, execution, perfection, delivery and enforcement of the Foreign Pledge Agreements). As to any matters not expressly provided for hereby (including, without limitation, enforcement or collection of the Notes or any amount payable under any provision of
               Article III when due) or the other Loan Documents, none of the Agents shall be required to exercise any discretion or take any action. Notwithstanding the foregoing, the Administrative Agent shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders and such instructions shall be binding upon all Lenders, Issuing Banks and Holders; provided, that, the Administrative Agent shall not be required to take any action that (i) the Administrative Agent reasonably believes shall expose it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders with respect to such action or (ii) is contrary hereto, or to the other Loan Documents or applicable law. The Agents agree to act as such on the express conditions contained in this Article XII.

                         (b)  The provisions of this Article XII are
               solely for the benefit of the Agents, the Lenders and Issuing Banks, and none of the Company or any Subsidiary of the Company shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Sections 12.07 and 12.09). In performing their respective functions and duties hereunder, each of the Agents shall act solely as agent of the Lenders and the Issuing Banks and does not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company or any Subsidiary of the Company. The Agents may perform any of their respective duties hereunder or under the Loan Documents by or through their respective agents or employees.

                         12.02. Nature of Duties. None of the Agents shall have any duties or responsibilities except those expressly set forth herein or in the Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. None of the Agents shall by reason hereof have a fiduciary relationship in respect of any Holder. Nothing herein or in any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon any Agent any obligations in respect hereof or any of the Loan Documents except as expressly set forth herein or therein. Each Lender and each Issuing Bank shall make its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans hereunder and with the Issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Company and its Subsidiaries initially and on a continuing basis, and none of the Agents shall have any duty or responsibility, either initially or on a continuing basis, to provide any Holder with any credit or other information with respect thereto (except for reports required to be delivered by any Agent under the terms hereof). If any Agent seeks the consent or approval of any of the Lenders to the taking or refraining from taking of any action hereunder, such Agent shall send notice thereof to each Lender. The Administrative Agent shall promptly notify each Lender at any time that the Lenders so required hereunder have instructed any Agent to act or refrain from acting pursuant hereto.

                         12.03.  Rights, Exculpation, Etc.  (a)
               Liabilities; Responsibilities. None of the Agents or any Affiliate of the Agents, nor any of their respective officers, directors, employees or agents shall be liable to any Holder for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection therewith, except that no Person shall be relieved of any liability imposed by law for gross negligence or willful misconduct. None of the Agents shall be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 3.02(b), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Holder to whom payment was due, but not made, shall be to recover from other Holders any payment in excess of the amount to which they are determined to have been entitled. None of the Agents shall be responsible to any Holder for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectability, or sufficiency hereof or of any of the other Loan Documents or the transactions contemplated thereby, or for the financial condition of the Company or any of its Subsidiaries.
               None of the Agents shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions hereof or of any of the Loan Documents or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default.

                         (b)  Right to Request Instructions.  The
               Administrative Agent may at any time request instructions from the Lenders with respect to any actions or approvals that by the terms of any of the Loan Documents the Administrative Agent is permitted or required to take or to grant, and the Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom the Administrative Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, no Holder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under the Loan Documents in accordance with the instructions of the Requisite Lenders or, where required by the express terms hereof, a greater proportion of the Lenders.

                         12.04.  Reliance.  The Administrative Agent
               shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining hereto or to any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers), independent public accountants and other experts selected by it.

                         12.05.  Indemnification.  To the extent that
               any Agent is not reimbursed and indemnified by the Borrowers, the Lenders shall reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Aggregate Pro Rata Share; provided, that the Lenders shall have no obligation to any Agent with respect to the matters indemnified pursuant to this Section resulting from the willful misconduct or gross negligence of such Agent, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination hereof.

                         12.06.  Citibank and Credit Suisse
               Individually. With respect to their respective Aggregate Pro Rata Shares of the Commitments hereunder, if any, and the Loans made by each of them, if any, Citibank and Credit Suisse shall each have and may exercise the same rights and powers hereunder and are each subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly indicates otherwise, include Citibank and Credit Suisse in their respective individual capacities as a Lender or as one of the Requisite Lenders. Citibank and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any of its Subsidiaries as if Citibank were not acting as Administrative Agent pursuant hereto.

                         12.07.  Successor Administrative Agent;
               Resignation of Administrative Agent and Syndication Agent. (a) Resignation. The Administrative Agent (or either one of them) may resign from the performance of its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrowers and the Lenders. The resignation of the Administrative Agent shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to this Section 12.07. The Syndication Agent may resign at any time without the necessity of appointing a successor Syndication Agent.

                         (b)  Appointment by Requisite Lenders.  Upon
               any such notice of resignation by the Administrative Agent, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders, which appointment shall be subject to the prior written approval of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default).

                         (c)  Appointment by Retiring Administrative
               Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day period provided in paragraph (a) of this Section 12.07, the retiring Administrative Agent, with the consent of the Company (which may not be unreasonably withheld, and shall not be required upon the occurrence and during the continuance of an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Administrative Agent as provided above.

                         (d)  Rights of the Successor and Retiring
               Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder thereafter to be performed. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder.

                         12.08. Relations Among Lenders. Each Lender and each Issuing Bank agrees that it shall not take any legal action, nor institute any actions or proceedings, against any of the Borrowers or any other obligor hereunder or with respect to any Collateral without the prior written consent of the Requisite Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the Obligations, or terminate its Commitment except in accordance with Section 11.02(a) or a setoff permitted by
               Section 13.05.

                         12.09. Concerning the Collateral and the Loan Documents. (a) Authority. Each Lender and each Issuing Bank authorizes and directs the Administrative Agent, on its behalf and for its account, to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the Issuing Banks. Each Lender and each Issuing Bank agrees that any action taken by the Administrative Agent or the Requisite Lenders (or, where required by the express terms hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent or the Requisite Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and Issuing Banks. Without limiting the generality of the foregoing, the Administrative Agent shall have the sole and exclusive right and authority, on behalf of, and for the account of, each Lender and each Issuing Bank, to (i) act as the disbursing and collecting agent for the Lenders and the Issuing Banks with respect to all payments and collections arising in connection herewith and with the Loan Documents; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by the Company or any of its Subsidiaries; (iii) act as collateral agent for the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens created by such agreements and all other purposes stated therein; provided, that the Administrative Agent hereby appoints, authorizes and directs each Lender and each Issuing Bank to act as collateral sub-agent for the Administrative Agent, the Lenders and the Issuing Banks for purposes of the perfection of all security interests and Liens with respect to the Company's and its Subsidiaries' respective deposit accounts maintained with, and cash and Cash Equivalents held by, such Lender or such Issuing Bank;
               (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents; and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Lenders or the Issuing Banks under the Loan Documents, applicable law or otherwise.

                         (b) Release of Collateral. (i) Each of the Lenders and the Issuing Banks hereby directs the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Administrative Agent, the Issuing Banks and the other
               Holders:

                         (A)  against all of the Collateral, upon
                    final payment in full of the Obligations and termination hereof; and

                         (B) against any part of the Collateral sold or disposed of by the Company or any of its Subsidiaries, if such sale or disposition is permitted by Section 9.02 (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by such Section) or, if not pursuant to such sale or disposition, (1) against less than substantially all of the Collateral, if such release is consented to by Requisite Lenders and (2) against all or substantially all of the Collateral, if such release is consented to by Lenders whose Aggregate Pro Rata Shares, in the aggregate, are equal to 100%.

                         (ii) Each of the Lenders and the Issuing Banks
               hereby directs the Administrative Agent to execute and deliver or file such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this
               Section 12.09(b) promptly upon the effectiveness of any such release.

                         (c) Confirmation by Lenders. Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in subsection (b) above), each Lender agrees to confirm in writing, upon request by the Administrative Agent or the Company, the authority to release Collateral conferred upon the Administrative Agent under clauses (A) and (B) of subsection (b) above. As long as no Event of Default is then continuing, upon receipt by the Administrative Agent of any such written confirmation from the Lenders of the Administrative Agent's authority to release any particular items or types of Collateral, and in any event upon any sale and transfer of Collateral that is expressly permitted pursuant to the terms of this Agreement, and upon at least five (5) Business Days' prior written request by the Company, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon such Collateral granted to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks and the other Holders; provided, that (i) the Administrative Agent shall not be required to execute any such document on terms that, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any of its Subsidiaries in respect of) all interests retained by the Company and/or any of its Subsidiaries, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

                         (d) No Obligation. The Administrative Agent shall not have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by the Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 12.09 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interests in the Collateral as one of the Lenders and that the Administrative Agent shall not have any duty or liability whatsoever to any Lender.

                                      ARTICLE XIII
                                     MISCELLANEOUS

                         13.01.  Assignments and Participations.  (a)
               Assignments. No assignments or participations of any Lender's rights or obligations hereunder shall be made except in accordance with this Section 13.01. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Revolving Loans and the Letters of Credit) in accordance with the provisions of this Section 13.01.

                         (b)  Limitations on Assignments.  Each
               assignment by a Lender (an "Assigning Lender") shall be subject to the following conditions: (i) each assignment (other than to a Lender or an Affiliate of a Lender) shall be approved by the Administrative Agent and the Company, which approval shall not be unreasonably withheld; (ii) each such assignment shall be to an Eligible Assignee; (iii) each such assignment shall be in an amount at least equal to $10,000,000, except if the Eligible Assignee is a Lender or an Affiliate of Lender (in which case the assignment may be in any amount) or if such assignment shall constitute all the assigning Lender's interest hereunder; (iv) any such assignment (other than any such assignment to an Affiliate of the Assigning Lender) shall consist of the simultaneous assignment of corresponding pro rata portions of the assigning Lender's Revolving Credit Commitment and Revolving Credit Loans, and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (x) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder and (y) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Assigning Lender's rights and obligations hereunder, the Assigning Lender shall cease to be a party hereto).

                         (c)  The Register.  The Administrative Agent
               shall maintain at its address referred to in Section
               13.08 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment under each Loan of, and principal amount of the Loans under each facility owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The Register shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, and by which Borrower the Borrowing is made, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder or under the Notes, and (iv) the amount of any sum received by the Administrative Agent from any Borrower or any Subsidiary Guarantor hereunder and each Lender's share thereof. The Administrative Agent shall deliver a statement of such account to the Company whenever an Assignment and Acceptance is accepted by it and the parties hereto; provided, that the Administrative Agent shall not be obligated to deliver such statement more frequently than once a month. Each such statement shall be deemed final, binding and conclusive upon the Borrowers in all respects as to all matters reflected therein (absent manifest error) unless the Company, within thirty (30) days after the date such statement is delivered to the Company, delivers to the Administrative Agent written notice of any objections that the Borrowers may have to any such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrowers. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company and each of its Subsidiaries, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes hereof. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                         (d)  Fee.  Upon its receipt of an Assignment
               and Acceptance executed by the Assigning Lender and an Eligible Assignee and a processing and recordation fee of $3,000 (payable by the Assigning Lender or the assignee, as shall be agreed between them), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance herewith and in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company and the other Lenders.

                         (e) Information Regarding the Borrowers. Any Lender may, in connection with any assignment or proposed assignment pursuant to this Section 13.01, disclose to the assignee or proposed assignee any information relating to the Company or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrowers; provided, that, prior to any such disclosure, such assignee or proposed assignee shall agree (for the Borrowers' benefit) to preserve in accordance with Section 13.20 the confidentiality of any confidential information described therein.

                         (f) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth herein, any Lender may at any time create a security interest in all or any portion of its rights hereunder (including, without limitation, Obligations owing to it and Notes held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

                         (g)  Assignments by an Issuing Bank.  If any
               Issuing Bank ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 13.01, then, as of the effective date of such cessation, such Issuing Bank's obligations to Issue Letters of Credit pursuant to
               Section 2.04 shall terminate and such Issuing Bank shall be an Issuing Bank hereunder only with respect to outstanding Letters of Credit Issued prior to such date.

                         (h)  Participations.  Each Lender may sell
               participations to one or more other financial institutions in or to all or a portion of its rights and obligations under and in respect of any and all facilities hereunder (including, without limitation, all or a portion of any or all of its Revolving Credit Commitments hereunder and the Loans owing to it and its undivided interest in the Letters of Credit); provided, that (i) such Lender's obligations hereunder (including, without limitation, its Revolving Credit Commitments hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (iv) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Subsidiaries or Affiliates, or to exercise or refrain from exercising any powers or rights that such Lender may have under or in respect of the Loan Documents or any Collateral, shall be limited to the right to consent to (A) reduction of the principal of, or rate or amount of interest on the Loan(s) subject to such participation (other than by the payment or prepayment thereof), (B) postponement of any scheduled date for any payment of principal of, or interest on, the Loan(s) subject to such participation (except with respect to any modifications of the applicable provisions relating to the prepayments of Loans and other Obligations) and (C) release of any Subsidiary Guarantor (except as provided in Section 9.09) or all or substantially all of the Collateral (except as provided in Section 12.09(b)). No holder of a participation in all or any part of the Loans shall be a "Lender" or a "Holder" for any purposes hereunder by reason of such participation; provided, that each holder of a participation shall be entitled to the benefits provided to a Lender (including any right to receive payment) under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(e), 12.05, 13.02 and 13.05; provided, that all requests for any such payments shall be made by a participant through the Lender granting such participation. The right of each holder of a participation to receive payment under Sections 3.03, 3.04, 4.01(f), 4.02(d), 4.02(e), 12.05, 13.02 and 13.05
               shall be limited to the lesser of (i) the amounts actually incurred by such holder for which payment is provided under said Sections and (ii) the participant's share of the amounts that would have been payable under said Sections by the applicable Borrower to the Lender granting the participation in respect of the participated interest to such holder had such participation not been granted.

                         (i) Payment to Participants. Anything herein to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

                         13.02.  Expenses.

                         (a) Generally. Each of the Borrowers agrees upon demand to pay, or reimburse the Administrative Agent for all of the Administrative Agent's and its Affiliates' internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Sidley & Austin, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers and other consultants and agents) incurred by the Administrative Agent in connection with (to the extent any of the following is applicable to such Borrower) (A) the Administrative Agent's audit and investigation of such Borrower and its Subsidiaries in connection with the preparation, negotiation, and execution of the Loan Documents and the Administrative Agent's periodic audits of such Borrower or its Subsidiaries; (B) the preparation, negotiation, execution and interpretation hereof (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article V), and of the other Loan Documents and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder and the syndication of the Revolving Credit Commitments; (C) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (D) the ongoing administration hereof and of the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder and under the other Loan Documents; (E) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (F) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, the Property, the Collateral, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; (G) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, the Property, the Company, any of the Company's Subsidiaries, this Agreement or any of the other Loan Documents; and (H) any amendments, consents, waivers, assignments, restatements or supplements to any of the Loan Documents and the preparation, negotiation and execution of the same. In addition, each of the Borrowers agrees upon demand to pay, or reimburse the Syndication Agent for all of the out-of-pocket costs and reasonable expenses of the Syndication Agent and its Affiliates of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Syndication Agent's counsel) incurred by the Syndication Agent in connection with the negotiation and execution of the Loan Documents and the syndication of the Revolving Credit Commitments, in each case with respect to such Borrower. To the extent that the undertaking to pay and reimburse the Administrative Agent set forth in this Section may be unenforceable (with respect to such Borrower) because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law.

                         (b)  After Default.  Each of the Borrowers
               further agrees to pay or reimburse the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders upon demand, to the extent applicable to such Borrower, for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by the Administrative Agent, the Syndication Agent, any Issuing Bank or any Lender (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of any Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, the Property, the Collateral, such Borrower or any of such Borrower's Subsidiaries, and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above. To the extent that the undertaking to pay and reimburse the Administrative Agent, the Syndication Agent, the Issuing Banks and the Lenders set forth in this Section may be unenforceable (with respect to a Borrower) because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law.

                         13.03.  Indemnity.  Each Borrower further
               agrees to defend, protect, indemnify, and hold harmless the Administrative Agent, the Syndication Agent and each and all of the Lenders and Issuing Banks and each of their respective Affiliates, and each of such Administrative Agent's, Syndication Agent's, Lender's, Issuing Bank's or Affiliate's respective officers, directors, employees, attorneys and agents (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article V) (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, reasonable expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of or in connection with (a) this Agreement, the other Loan Documents, any of the other Transaction Documents or any act, event or transaction related or attendant thereto applicable to such Borrower, whether or not such Indemnitee is a party thereto and whether or not the making of the Loans, the issuance of and participation in Letters of Credit hereunder, the management of such Loans or Letters of Credit, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, the execution, delivery and/or performance of Currency Agreements or Interest Rate Contracts, are consummated or any of the other transactions contemplated by the Transaction Documents are consummated, or (b) any Liabilities and Costs under Environmental, Health or Safety Requirements of Law arising from or in connection with the past, present or future operations of the Borrower, such Borrower's Subsidiaries or any of their respective predecessors in interest, or the past, present or future environmental, health or safety condition of any respective Property of such Borrower or its Subsidiaries, the presence of asbestos-containing materials at any respective Property of such Borrower or its Subsidiaries or the Release or threatened Release of any Contaminant into the environment (collectively, the "Indemnified Matters"); provided, that none of the Borrowers shall have any obligation to an Indemnitee hereunder with respect to Indemnified Matters resulting from the willful misconduct or gross negligence of such Indemnitee, as determined in a final, non-appealable judgment by a court of competent jurisdiction; and provided, further, that neither of Danutec Werkstoff, CML or Brochier shall be liable for any Indemnified Matters to the extent such Indemnified Matter relates to or is associated with the Acquisition of Danutec Werkstoff, CML or Brochier, as applicable. Notwithstanding anything herein to the contrary, each of the Borrowers understands and hereby agrees that its obligation to indemnify pursuant to this
               Section 13.03 shall apply in the event of the sole, concurrent or contributory negligence of any Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Matters relating to such Borrower incurred by the Indemnitees.

                         13.04.  Change in Accounting Principles.  If
               any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 7.01 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by any of the Borrowers with the agreement of its independent certified public accountants, and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article IX and Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrowers shall be the same after such change as if such change had not been made; provided, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner reasonably satisfactory to the Requisite Lenders and the Borrowers, to so reflect such change in accounting principles.

                         13.05.  Setoff.  In addition to any Liens
               granted under the Loan Documents and any rights now or hereafter granted under applicable law, and to the extent permitted by applicable law, upon the occurrence and during the continuance of any Event of Default, and with the prior written consent of the Requisite Lenders, each Lender, each Issuing Bank and any Affiliate of any Lender or Issuing Bank is hereby authorized by the Borrowers at any time or from time to time, without notice to any Person (any such notice being hereby expressly waived) to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured (but not including trust accounts)) and any other Indebtedness at any time held or owing by such Lender, Issuing Bank or any of their Affiliates to or for the credit or the account of the Borrowers against and on account of the Obligations of the Borrowers to such Lender, Issuing Bank or any of their Affiliates, including, but not limited to, all Loans and Letters of Credit and all claims of any nature or description arising out of or in connection herewith, irrespective of whether or not (i) such Lender or Issuing Bank shall have made any demand hereunder or (ii) the Administrative Agent, at the request or with the consent of the Requisite Lenders, shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by
               Article XI and even though such Obligations may be contingent or unmatured.

                         13.06. Ratable Sharing. The Lenders and the Issuing Banks agree among themselves that, except as otherwise expressly provided in any Loan Document, (i) with respect to all amounts received by them that are applicable to the payment of the Obligations (excluding
               (x) the fees described in Sections 2.04(g), 3.03, 3.04, 4.01(f) and 4.02 and (y) any amounts so received in respect of Currency Agreements and/or Interest Rate Contracts) equitable adjustment shall be made so that, in effect, all such amounts shall be shared among them ratably in accordance with their Aggregate Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of such Obligations (excluding the fees described in Sections 2.04(g), 3.03, 3.04, 4.01(f) and 4.02) or the
               Collateral, (ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of such Obligations held by it that is greater than the amount that such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such Obligations shall be applied ratably in accordance with their Aggregate Pro Rata Shares; provided, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participation shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. Each of the Borrowers agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 13.06 may, to the fullest extent permitted by law, exercise all its rights of payment (including, subject to Section 13.05, the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                         13.07.  Amendments and Waivers.  (a) General
               Provisions. Unless otherwise provided herein, no amendment or modification of any provision hereof shall be effective without the written agreement of the Requisite Lenders and the Borrowers, and no termination or waiver of any provision hereof, or consent to any departure by the Borrowers therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion.

                         The Administrative Agent may, but shall have no
               obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.
               Notwithstanding anything to the contrary contained in this Section 13.07, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent hereunder or under the other Loan Documents, including this Article XIII, unless made in writing and signed by the Administrative Agent so affected in addition to the Lenders required above to take such action. Furthermore, in the event that any Lender fails to agree to any amendment, modification, waiver or consent requiring the unanimous approval of the Lenders pursuant to Section 13.07(b), at the joint request of the Company and the Administrative Agent, the Lenders who have so agreed to such amendment, modification, waiver or consent shall have the right (but not the obligation) to, or to cause an Eligible Assignee to, purchase from any non-consenting Lender (at the face amount thereof) all Revolving Loans, Letter of Credit Obligations and Revolving Credit Commitments held by such Lender.

                         (b)  Amendments, Consents and Waivers by all
               Lenders. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any of the following provisions hereof shall be effective only by a written agreement, signed by each Borrower and each Lender:

                         (i) waiver of any of the conditions specified in Section 5.01 or 5.02 (except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders),

                         (ii) increase in the amount of any of the
                    Revolving Credit Commitments of any Lender,

                         (iii) reduction of the principal of, rate or
                    amount of interest on the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender (including, without limitation, amounts so payable pursuant to Section 3.01(b)),

                         (iv) extension of the Revolving Credit
                    Termination Date or postponement of any date on which any payment of principal of, or interest on, the Loans or Reimbursement Obligations or any fees or other amounts payable to any Lender would otherwise be due,

                         (v) release of any Subsidiary Guarantor of the
                    Obligations (except in connection with the sale of all or substantially all of the Capital Stock or Property of any Subsidiary Guarantor or a merger of a Subsidiary Guarantor with or into another Subsidiary Guarantor or the Company, in each case approved by the Requisite Lenders or otherwise permitted hereunder) or all or any portion of the Collateral (except as provided in Section 12.09(c)),

                         (vi) change the Aggregate Pro Rata Share of the
                    Lenders that shall be required for the Lenders or any of them to take action hereunder,

                         (vii) change in the definition of Requisite
                    Lenders, or

                         (viii) amendment of Sections 12.09(c) or 13.06
                    or this Section 13.07.

                         (c)  Amendments, Consents and Waivers by
               European Overdraft Bank. Notwithstanding the foregoing, any amendment, modification, termination, waiver or consent with respect to any provision affecting the European Overdraft Commitment, the European Overdraft Loans or the European Overdraft Obligations shall be effective only by a written agreement signed by each Borrower and the European Overdraft Bank.

                         13.08.  Notices.  (a) Unless otherwise
               specifically provided herein, any notice, consent or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied or sent by courier service, and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of a telecopy. Notices to the Administrative Agent pursuant to Articles II or III shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 13.08) shall be as set forth below each party's name on the signature pages hereof or on the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties hereto delivered in accordance with this Section 13.08.

                         (b) Each of the Borrowers agrees to indemnify and hold harmless each Indemnitee from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, reasonable costs, disbursements and expenses of any kind or nature (including, without limitation, reasonable fees and disbursements of counsel to any such Indemnitee) that may be imposed on, incurred by or asserted against any such Indemnitee in any manner relating to or arising out of any action taken or omitted by such Indemnitee in good faith in reliance on any notice or other written communication in the form of a telecopy or facsimile purporting to be from such Borrower; provided, that such Borrower shall not have any obligation under this Section 13.08(b) to an Indemnitee with respect to any indemnified matter caused by or resulting from the gross negligence or willful misconduct of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

                         13.09. Survival of Warranties and Agreements. All representations and warranties made herein and all obligations of the Borrowers in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery hereof and of the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and the termination hereof, and shall not be limited in any way by the passage of time or occurrence of any event and shall expressly cover time periods when the Administrative Agent, any of the Issuing Banks or any of the Lenders may have come into possession or control of any of the Company's or its Subsidiaries' Property.

                         13.10.  Failure or Indulgence Not Waiver;
               Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Lender or any Issuing Bank in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

                         13.11. Marshalling; Payments Set Aside. None of the Administrative Agent, any Lender or any Issuing Bank shall be under any obligation to marshall any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that any Borrower makes a payment or payments to the Administrative Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                         13.12. Severability. In case any provision in or obligation hereunder or under the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

                         13.13. Headings. Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof or be given any substantive effect.

                         13.14. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE
               PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                         13.15. Limitation of Liability. No claim may be made by the Company, any of the Company's Subsidiaries, any Lender, any Issuing Bank, the Administrative Agent, the Syndication Agent or any other Person against the Administrative Agent, the Syndication Agent, any other Issuing Bank or any other Lender, or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated hereby, or any act, omission or event occurring in connection therewith; and the Company, each of the Company's Subsidiaries, each Lender, each Issuing Bank, the Syndication Agent and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                         13.16. Successors and Assigns. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders and the Issuing Banks. The rights hereunder and the interest herein of the Borrowers may not be assigned without the written consent of all Lenders. Any attempted assignment without such written consent shall be void.

                         13.17.  Certain Consents and Waivers.

                         (A) PERSONAL JURISDICTION.  (I) EACH OF THE
               ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE BORROWERS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS AGREES THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE LENDERS, THE ISSUING BANKS AND THE BORROWERS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                         (II)  EACH OF THE BORROWERS AGREES THAT THE
               ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWERS OR THEIR RESPECTIVE PROPERTY IN A COURT IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANKS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, ANY ISSUING BANK OR ANY LENDER. EACH OF THE BORROWERS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, ANY ISSUING BANK OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                         (B) SERVICE OF PROCESS. EACH OF THE BORROWERS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE BORROWERS' NOTICE ADDRESS SPECIFIED IN SECTION 13.08, SUCH SERVICE TO BECOME EFFECTIVE FIVE (5) DAYS AFTER SUCH MAILING; PROVIDED, THAT NONE OF THE BORROWERS HEREBY REPRESENTS THAT SUCH SERVICE OF PROCESS IS ADEQUATE UNDER APPLICABLE LAW WHEN PROCEEDINGS ARE BROUGHT AGAINST A BORROWER PURSUANT TO SECTION 13.17(A)(II). EACH OF THE BORROWERS IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN THE JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

                         (C)  WAIVER OF JURY TRIAL.  TO THE EXTENT
               PERMITTED BY APPLICABLE LAW, EACH OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE ISSUING BANKS, THE LENDERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                         13.18.  Counterparts; Effectiveness;
               Inconsistencies. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall be effective against each Borrower, each Lender, each Issuing Bank, the Syndication Agent and the Administrative Agent as of the date hereof immediately upon the execution hereof by all such parties. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions hereof are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

                         13.19.  Limitation on Agreements.  All
               agreements between the Borrowers, the Administrative Agent, the Syndication Agent, each Lender and each Issuing Bank in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrowers under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

                         13.20.  Confidentiality.  Subject to
               Section 13.01(e), the Administrative Agent, the Syndication Agent, the Lenders and the Issuing Banks shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, assignee or participant in connection with the contemplated transfer or participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, or to its accountants, lawyers and other advisors, and shall require any such offeree, assignee or participant to agree (and require any of its offerees, assignees or participants to agree) to comply with this Section 13.20. In no event shall the Administrative Agent, the Syndication Agent, any Lender or any Issuing Bank be obligated or required to return any materials furnished by the Borrowers; provided, that each offeree shall be required to agree that if it does not become an assignee or participant it shall return all materials furnished to it by the Borrowers in connection herewith.

                         13.21.  Judgment Currency.  (a) If for the
               purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. in New York, New York on the second Business Day preceding that on which final judgment is given.

                         (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

                         13.22.  Entire Agreement.  This Agreement,
               taken together with all of the other Loan Documents embodies the entire agreement and understanding among the parties hereto and supersedes the commitment letter dated November 29, 1995 from Citicorp Securities, Inc. and Credit Suisse and accepted and agreed to by the Borrowers (except for provisions therein specifically referred to herein) and all prior agreements and understandings, written and oral, relating to the subject matter hereof other than the Confidentiality Agreement dated as of January 22, 1996 made by Citicorp Securities, Inc. and Credit Suisse, in favor of the Company and Ciba-Geigy, which agreement shall survive execution of this Credit Agreement and by which all the Lenders agree to be bound.

                         13.23. Termination. Upon the termination in whole of the Commitments pursuant to the terms of this Agreement, the Borrowers shall pay to the Administrative Agent an amount equal to any and all Obligations then outstanding.


                         IN WITNESS WHEREOF, this Agreement has been
               duly executed as of the date first above written.

                                        HEXCEL CORPORATION

                                        By: /s/ WILLIAM P. MEEHAN
                                           Name:   William P. Meehan
                                           Title:  Vice President, Chief
                                                     Financial Officer and
                                                     Treasurer

                                        HEXCEL S.A. (BELGIUM)

                                        By: /s/ WILLIAM P. MEEHAN
                                           Name:   William P. Meehan
                                           Title:  Director

                                        HEXCEL S.A. (LYON)

                                        By: /s/ WILLIAM P. MEEHAN
                                           Name:   William P. Meehan
                                           Title:  Director

                                        BROCHIER S.A.

                                        By: /s/ WILLIAM P. MEEHAN
                                           Name:   William P. Meehan
                                           Title:  Director

                                        HEXCEL (U.K.) LIMITED

                                        By: /s/ STEPHEN C. FORSYTH
                                           Name:   Stephen C. Forsyth
                                           Title:  Director

                                        COMPOSITE MATERIALS LIMITED
                                          UNITED KINGDOM

                                        By: /s/ WILLIAM HUNT
                                           Name:   William Hunt
                                           Title:  Director



               Notice Address:

               Hexcel Corporation
               5794 W. Las Positas
               Pleasanton, California  94588
               Attention:  William P. Meehan

               Telecopier No. (510) 734-8865
               Confirmation No. (510) 847-9500

               with a copy to:

               Skadden, Arps, Slate, Meagher & Flom
               919 Third Avenue
               New York, New York 10022
               Attention:  Peter J. Neckles
               Telecopier No. (212) 735-2000
               Confirmation No. (212) 735-3000


                                        CITIBANK, N.A., New York branch,
                                        as Lender, Swing Loan Bank, U.S.
                                        Administrative Agent and Issuing
                                        Bank

                                        By: /s/ WILLIAM E. CLARK
                                           Name:       William E. Clark
                                           Title:      Attorney-in-fact

                                        CITIBANK, N.A., London branch,
                                        as Lender and European Overdraft
                                        Bank

                                        By: /s/ WILLIAM E. CLARK
                                           Name:       William E. Clark
                                           Title:      Attorney-in-fact

                                        CITIBANK INTERNATIONAL plc, as
                                        European Administrative Agent

                                        By: /s/ STEWART J. HOLMES
                                           Name:       Stewart J. Holmes
                                           Title:      Vice President

               Revolving Credit Commitment

               $25,000,000.00

               European Overdraft Commitment

               $10,000,000.00

               Notice Address:

               Citibank, N.A., as U.S. Administrative
                 Agent
               One Court Square
               7th Floor
               Long Island City, New York  11120
               Attention: Carmela Caputo
               Telecopier No.: (718) 248-4844
               Confirmation No.: (718) 248-4477

               Citibank International plc, London,
                 as European Administrative Agent
               336 strand
               WC2R 1HB
               London, England
               Attention:  Loans Agency
               Telecopier No.: 0171 500 4482
               Telex:  299831 cibla

               Citibank, N.A., as Lender,
               Swing Loan Bank and Issuing Bank
               399 Park Avenue, 8th Floor
               New York, New York  10043
               Attention:  William E. Clark
               Telecopier No.:  (212) 793-7460
               Confirmation No.:  (212) 559-5944

               Citibank, N.A., London Branch,
               as Lender and European Overdraft Bank
               336 strand
               WC2R 1HB
               London, England
               Attention:  Loans Agency
               Telecopier No.:  0171 500 4482
               Telex:  299831 cibla

               with a copy to:

               Sidley & Austin
               875 Third Avenue
               New York, New York  10022
               Attention: Daniel S. Dokos, Esq.
               Telecopier No.: (212) 906-2021
               Confirmation No.: (212) 906-2312

               Domestic Lending Office:

               Citibank, N.A., New York branch
               One Court Square, 7th Floor
               Long Island City, New York  11120
               Attention:  Carmela Caputo
               Telecopier No.:  (718) 248-4844
               Confirmation No.:  (718) 248-4477

               European Lending Office:

               Citibank, N.A., London Branch
               336 strand
               WC2R 1HB
               London, England
               Attention:  Loans Agency
               Telecopier No.:  0171 500 4482
               Telex:  299831 cibla


                                        CREDIT SUISSE, as Syndication
                                        Agent and Lender

                                        By: /s/ KARL STUDER
                                           Name:   Karl Studer
                                           Title:  Member of Senior Management

                                        By: /s/ DANIELA HESS
                                           Name:   Daniela Hess
                                           Title:  Associate

               Revolving Credit Commitment

               $30,000,000.00

               Notice Address:

               Karl Studer
               Credit Suisse
               12 East 49th Street
               New York, New York  10017

               Domestic Lending Office:

               Credit Suisse
               12 East 49th Street
               New York, New York  10017
               Attn:  Swiss Client Group

               European Lending Office:

               Credit Suisse
               Five Cabot Square
               London E14 4QR
               Attn:  Client Services Unit


                                        BANQUE NATIONALE DE PARIS,
                                           San Francisco Branch

                                        By: /s/ KATHERINE WOLFE
                                           Name:       Katherine Wolfe
                                           Title:      Vice President

                                        By: /s/ DEBRA HERMSMEYER
                                           Name:       Debra Hermsmeyer
                                           Title:      Vice President

               Revolving Credit Commitment

               $27,500,000.00

               Notice Address:

               Katherine Wolfe, VP, Corporate Banking
               Banque Nationale de Paris,
               San Francisco Branch
               180 Montgomery Street
               San Francisco, CA  94104

               Domestic Lending Office:

               Katherine Wolfe, VP, Corporate Banking
               Banque Nationale de Paris,
               San Francisco Branch
               180 Montgomery Street
               San Francisco, CA  94104

               European Lending Office:

               Banque Nationale de Paris,
                 Georgetown Branch
               c/o Katherine Wolfe, VP, Corporate Banking
               Banque Nationale de Paris,
               San Francisco Branch
               180 Montgomery Street
               San Francisco, CA  94104


                                        THE CHASE MANHATTAN BANK, N.A.

                                        By: /s/ ROGER F. LIEBLICH
                                           Name:       Roger F. Lieblich
                                           Title:      Managing Director

               Revolving Credit Commitment

               $27,500,000.00

               Notice Address:

               Roger F. Lieblich
               Global Chemical & Related
                 Industries Group
               The Chase Manhattan Bank, N.A.
               One Chase Manhattan Plaza, 4th Fl.
               New York, New York  10081

               Domestic Lending Office:

               Ida Borotto
               The Chase Manhattan Bank, N.A.
               New York International Banking Facility (IBF)
               c/o Eurocurrency Operations Division
               4 Chase Metrotech Center - 15th Fl.
               Brooklyn, New York  11245

               European Lending Office:

               Ida Borotto
               The Chase Manhattan Bank, N.A.
               New York International Banking Facility (IBF)
               c/o Eurocurrency Operations Division
               4 Chase Metrotech Center - 15th Fl.
               Brooklyn, New York  11245


                                        SWISS BANK CORPORATION, New York
                                        and Cayman Islands Branches

                                        By: /s/ HANNO HUBER
                                           Name:   Hanno Huber
                                           Title:  Associate Director

                                        By: /s/ GUIDO SCHULER
                                           Name:   Guido Schuler
                                           Title:  Executive Director

               Revolving Credit Commitment

               $27,500,000.00

               Notice Address:

               Hanno Huber
               Swiss Bank Corporation
               222 Broadway
               New York, New York 10038

               Domestic Lending Office:

               Hanno Huber
               Swiss Bank Corporation
               222 Broadway
               New York, New York  10038

               European Lending Office:

               Hanno Huber
               Swiss Bank Corporation
               222 Broadway
               New York, New York  10038


                                        UNION BANK OF SWITZERLAND,
                                        New York Branch

                                        By: /s/ C.C. GLOCKLER
                                           Name:       C.C. Glockler
                                           Title:      Vice President

                                        By: /s/ DOUGLAS EDWARDS
                                           Name:       Douglas Edwards
                                           Title:      Vice President-
                                                         Corporate Banking

               Revolving Credit Commitment

               $27,500,000.00

               Notice Address:

               Chris Glockler/CAFM
               Telecopy No.: (212) 821-3878
               Union Bank of Switzerland
               299 Park Avenue, 33rd Floor
               New York, New York  10171
               cc:  European Lending Office

               Domestic Lending Office:

               Chris Glockler/CAFM
               Telecopy No.:  (212) 821-3878
               cc:  James Broadus/CADM
               Telecopy No.:  (212) 821-3259
               Union Bank of Switzerland
               299 Park Avenue
               New York, New York  10171

               European Lending Office:

               Mark Vincent
               Telecopy No.:  011-44-171-901-3903
               Union Bank of Switzerland,
                 London Branch
               100 Liverpool Street
               London  EC2M 2RH
               cc:  Domestic Lending Office



                                  EXHIBIT A
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                      Form of Assignment and Acceptance

                          ASSIGNMENT AND ACCEPTANCE

               ASSIGNMENT AND ACCEPTANCE dated ____________ __,
          199_, between _______________________ (the "Assignor")
          and __________________________ (the "Assignee").

                            PRELIMINARY STATEMENTS

               A. Reference is made to the Credit Agreement dated as of February 29, 1996, (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation (the "Company"), Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon) and Brochier S.A. (each, a "Borrower" and, collectively and together with their respective successors and permitted assigns, the "Borrowers"), the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citibank N.A., in its separate capacity as U.S. administrative agent for the Lenders and Issuing Banks (in such capacity, the "U.S. Administrative Agent"), Citibank International plc, in its separate capacity as European administrative agent for the Lenders and Issuing Banks (in such capacity, the
           European Administrative Agent  and, together with the
          U.S. Administrative Agent, the  Administrative Agent ),
          and Credit Suisse, in its capacity as syndication agent for the Lenders and Issuing Banks (in such capacity, the "Syndication Agent"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

               B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a ___ percent (____%) interest in the aggregate Revolving Credit Commitments (the "Assigned Percentage"), together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

               NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

               1. In consideration of the Assignee's payment to the Assignor of $_______________, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement with respect to such Assigned Percentage, including, without limitation, the obligation to make Revolving Loans and to participate in Letters of Credit.

               2. The Assignor (i) represents and warrants that as of the date hereof its Revolving Credit Pro Rata Share (without giving effect to assignments thereof which have not yet become effective) is ____% and that such Revolving Credit Pro Rata Share multiplied by the aggregate Revolving Credit Commitments is equal to $_____________; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of such Borrower's Subsidiaries or the performance or observance by any Borrower or any of such Borrower's Subsidiaries of any of such Persons' respective obligations under the Credit Agreement, any other Loan Document or any instrument or document furnished pursuant thereto; and
          (v) attaches the Revolving Loan Note delivered to it under the Credit Agreement and has requested that the Borrowers exchange such Note for the following new Note(s):

               Revolving Loan           Revolving Loan
               Note Payable             Note Amount:
               to the Order of:
               [Name of Assignor]       $_________

               [Name of Assignee]       $_________

               3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other Loan Documents, information, exhibits, reports, projections and forecasts that the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Credit Agreement, any other Loan Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in clauses (i) and (ii) of paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Syndication Agent, any Issuing Bank, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (v) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Loan Documents are required to be performed by it as a Lender; (vii) confirms that it is an Eligible Assignee; and (viii) specifies as its address for notices the address set forth beneath its name on the signature page hereof, together with the name and address of its U.S. Lending Office and its European Lending Office.

               4. The effective date for this Assignment and Acceptance shall be ___________ __, 199_ (the "Effective Date").(1) Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and for recording in the Register by the Administrative Agent, together with a processing and recordation fee of $3,000 to be paid to the Administrative Agent by the [Assignor][Assignee](2).

               5. As of the Effective Date, provided that each of the Administrative Agent accepts this Assignment and Acceptance and the Company accepts the Assignee pursuant to the terms of Section 13.01(b) of the Credit Agreement,
          (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

               6. From and after the Effective Date, provided that the Administrative Agent accepts this Assignment and Acceptance, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

               7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          _____________________
          1 Such date shall be at least two (2) Business Days after the date of execution of this Assignment and Acceptance by the Assignor and Assignee.

          2  Insert applicable selection.


                    IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of _________ __, 199_.

                                   [NAME OF ASSIGNOR]

                                   By______________________________
                                     Name:_________________________
                                     Title:________________________

                                   New Revolving Credit Pro Rata
                                   Share                _______%

                                   New Revolving
                                   Credit Commitment   $_______

                                   [NAME OF ASSIGNEE]

                                   By______________________________
                                     Name:_________________________
                                     Title:________________________

                                   Notice Address and
                                   U.S. Lending Office:

                                   European Lending Office:

                                   Revolving Credit Pro Rata
                                   Share                _______%

                                   Revolving Credit
                                   Commitment          $_______


          Agreed to and accepted this __
          day of __________, 199_

          CITIBANK, N.A., as Administrative Agent

          By____________________________
            Title:

          ___________________, as Borrower

          By____________________________
            Title:


                                  EXHIBIT B
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                         Form of Notice of Borrowing

                             NOTICE OF BORROWING

          To: [Citibank, N.A., in its capacity as U.S. administrative agent (with its successors in such capacities, the "U.S. Administrative Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below)][Citibank International plc, in its capacity as European administrative agent for the Lenders and Issuing Banks (in such capacity, the "European Administrative Agent" and, together with the U.S. Administrative Agent, the "Administrative Agent")] under the Credit Agreement dated as of February 29, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon), and Brochier S.A., as borrowers, the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), the U.S. Administrative Agent, the European Administrative Agent and Credit Suisse, in its capacity as syndication agent for the Lenders and Issuing Banks.

               Pursuant to [Section 2.01(b)](1)[Section 2.02(b)](2) of the Credit Agreement, this Notice of Borrowing ("Notice") represents the request of the undersigned Borrower (the "Borrower") to borrow on [the date hereof] [_______________, 199__ ](the "Funding Date")(3) from the
          Lenders

          _____________________
          1  To be used for a requested Borrowing of Revolving
          Loans.

          2  To be used for a requested Borrowing of Swing Loans.

          3 For Borrowings after the Closing Date, a Notice of Borrowing must be given (a) in the case of Base Rate Loans denominated in Dollars, no later than 11:00 a.m. (New York time) on the proposed Funding Date, (b) in the case of Eurocurrency Rate Loans (whether denominated in Dollars or in an Optional Currency), no later than 11:00 a.m. (London time) at least three (3) Business Days in advance of the proposed Funding Date, and (c) in the case of Swing Loans, no later than 12:30 p.m. (New York time) on the proposed Funding Date. The Funding Date must be a Business Day.


               [the principal amount of $ _______________][the principal amount of _______________ in the lawful currency of [Austria][Belgium][France][Germany][the
               Netherlands][the United Kingdom]] in Revolving Loans as [Base Rate Loans][Eurocurrency Rate Loans]. In the event that such Revolving Loans are Eurocurrency Rate Loans, the Interest Period for such Eurocurrency Rate Loans is requested to be a [seven day period (if readily available by all the Lenders)] [one][two][three][six] month period.]

               [the principal amount of $ ________________ in Swing Loans as Base Rate Loans [or, in the event that the Administrative Agent determines in its sole discretion pursuant to Section 2.02(b) of the Credit Agreement that a Borrowing of Swing Loans is not possible or feasible, in Revolving Loans as Base Rate Loans.]]

               Proceeds of such Loans are to be deposited on the Funding Date into the Borrower's disbursement account number __________ maintained at the office of __________.

               The Borrower certifies that as of the Funding Date all of the conditions precedent contained in [Section
          5.01 of the Credit Agreement](4)[Section 5.02 of the Credit Agreement](5) have been satisfied (or waived pursuant to Section 13.07 of the Credit Agreement).

                    Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

          Dated this ___ day of ___________, 199_.

                                             [Name of Borrower]

                                   By:
                                      Name:
                                      Title:

          __________________
          4 To be used for Revolving Loans to be made on the Closing Date. All Revolving Loans made on the Closing
          Date shall be Base Rate Loans.

          5 To be used for Revolving Loans and Swing Loans to be made after the Closing Date.


                                  EXHIBIT C
                                     TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                  Form of Notice of Conversion/Continuation

          To: [Citibank, N.A., in its capacity as U.S. administrative agent (with its successors in such capacities, the "U.S. Administrative Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below)][Citibank International plc, in its capacity as European administrative agent for the Lenders and Issuing Banks (in such capacity, the "European Administrative Agent" and, together with the U.S. Administrative Agent, the "Administrative Agent")] under the Credit Agreement dated as of February 29, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon), and Brochier S.A., as borrowers, the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), the U.S. Administrative Agent, the European Administrative Agent and Credit Suisse, in its capacity as syndication agent for the Lenders and Issuing Banks.

               Pursuant to Section 4.01(c)(ii) of the Credit
          Agreement, this Notice of Conversion/Continuation
          ("Notice") represents the election of the undersigned
          Borrower (the "Borrower") to

               [Convert $____________(1) in aggregate principal amount of Revolving Loans consisting of Base Rate Loans from Base Rate Loans to Eurocurrency Rate Loans denominated in the same currency on ________________, 199_.(2) The initial Interest
               Period for such Eurocurrency Rate Loans is requested to be a [seven day period (if readily available by all the Lenders)] [one][two][three][six] month period.]

               [Convert $_____________ in aggregate principal amount of outstanding Eurocurrency Rate Loans to

          _____________________
          1 Must be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess of that amount.

          2  Must be a Business Day at least three (3) Business
          Days following the Business Day on which the Notice of Conversion/Continuation is delivered to the
          Administrative Agent.


               Base Rate Loans denominated in the same currency on ____________, 199__.(3)]
               [Continue as Eurocurrency Rate Loans
               $_______________(4) in aggregate principal amount of Revolving Loans consisting of Eurocurrency Rate Loans denominated in the same currency with a current Interest Period ending _______________, 199_. The succeeding Interest Period for such Eurocurrency Rate Loans is requested to be a [one][two][three][six] month period.]

               The Borrower hereby certifies that (i) the proposed [continuation][conversion] would not violate any provisions of Section 4.02 of the Credit Agreement and, as a result thereof, (ii) no Default or Event of Default would occur or has occurred and is continuing under the Credit Agreement.

          ____________________
          3  Must be the date of expiration of the relevant
          Eurodollar Interest Periods.

          4 Must be in a principal amount of at least $1,000,000 and in integral multiples of $1,000,000 in excess of that amount.


               Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

          Dated this ___ day of ________, 199_.

                                        [Name of Borrower]
                                        By:________________________
                                            Name:
                                            Title:


                                  EXHIBIT D
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                                 $165,000,000
                   SENIOR SECURED REVOLVING CREDIT FACILITY
                                     and
                                 $10,000,000
                  SENIOR SECURED EUROPEAN OVERDRAFT FACILITY
                                      to

                              HEXCEL CORPORATION
                            HEXCEL S.A. (BELGIUM)
                            HEXCEL (U.K.) LIMITED
                  COMPOSITE MATERIALS LIMITED UNITED KINGDOM
                              HEXCEL S.A. (LYON)
                                BROCHIER S.A.

                              February 29, 1996

                        LIST OF CLOSING DOCUMENTS(1)

               A. Loan Documents (a) CREDIT AGREEMENT, dated as of February 29, 1996 (the "Credit Agreement") among Hexcel Corporation (the "Company"), Hexcel S.A. ("Hexcel Belgium"), Hexcel (U.K.) Limited ("Hexcel U.K."), Composite Materials Limited United Kingdom ("CML"), Hexcel S.A. ("Hexcel Lyon") and Brochier S.A. ("Brochier")(collectively, the "Borrowers"), the institutions from time to time party thereto as lenders (the "Lenders"), the institutions from time to time party thereto as issuing banks (the "Issuing Banks"), Citibank, N.A., in its capacity as administrative agent for the Lenders and Issuing Banks (in such capacity, the "U.S. Administrative Agent"), Citibank International plc, in its capacity as European administrative agent for the Lenders and Issuing Banks (in such capacity, the "European Administrative Agent" and, together with the U.S. Administrative Agent, the "Administrative Agent") and Credit Suisse, in its capacity as syndication agent for the Lenders and Issuing Banks (in such capacity, the "Syndication Agent"), evidencing a senior secured revolving credit facility to be made available to the Borrowers of up to $165,000,000 and a senior secured European Overdraft Facility to be made available to the Foreign Borrowers of up to $10,000,000, with the Exhibits and Schedules listed below attached thereto:

                                   EXHIBITS

          Exhibit A  --  Form of Assignment and Acceptance
          Exhibit B  --  Form of Notice of Borrowing
          Exhibit C  --  Form of Notice of Conversion/Continuation

          _____________________
          1 Capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.


          Exhibit D  --  List of Closing Documents
          Exhibit E  --  Form of Officer's Certificate to Accompany
          Reports
          Exhibit F  --  Form of Revolving Loan Note
          Exhibit G  --  Form of Swing Loan Note
          Exhibit H  --  Form of Company Guaranty
          Exhibit I  --  Form of Domestic Subsidiary Guaranty
          Exhibit J  --  Form of Company Pledge Agreement
          Exhibit K  --  Form of European Overdraft Note
          Exhibit L  --  Form of Borrower Addendum
          Exhibit M  --  Form of Connecticut Counsel Opinion

                                  SCHEDULES

          Schedule 1.01.2   --  Administrative Agent s European Accounts
          Schedule 1.01.3   --  Permitted Existing Accommodation Obligations
          Schedule 1.01.4   --  Permitted Existing Indebtedness
          Schedule 1.01.5   --  Permitted Existing Investments
          Schedule 1.01.6   --  Permitted Existing Liens
          Schedule 1.01.7   --  Existing Industrial Revenue Development Bonds
          Schedule 2.04(k)  --  Existing Transitional Letters of Credit
          Schedule 6.01-C   --  Authorized, Issued and Outstanding Capital
                                  Stock; Subsidiaries
          Schedule 6.01-D   --  Conflicts with Contractual Obligations and
                                  Requirements of Law
          Schedule 6.01-F   --  Governmental Consents
          Schedule 6.01-H   --  Litigation; Adverse Effects
          Schedule 6.01-I   --  Taxes
          Schedule 6.01-L   --  Requirements of Law
          Schedule 6.01-M   --  Environmental Matters
          Schedule 6.01-N   --  ERISA Matters
          Schedule 6.01-O   --  Foreign Pension Plan Claims
          Schedule 6.01-P   --  Labor Matters
          Schedule 6.01-T   --  Government Contracts
          Schedule 9.02     --  Properties to be Sold
          Schedule 9.04     --  Investments made in Connection with
                                  the Acquisition
          Schedule 9.08     --  Transactions with Affiliates
          Schedule 9.13     --  Management Incentive Plans

                    1. REVOLVING LOAN NOTES made by the Company in favor of the Lenders in the aggregate principal amount of $165,000,000 evidencing the Company s obligation to repay Revolving Loans.

                    2. REVOLVING LOAN NOTES made by each Foreign Borrower set forth below in favor of the Lenders in the aggregate principal Dollar amount of $165,000,000, evidencing such Foreign Borrower s obligation to repay Revolving Loans:

                    a.  Hexcel Belgium
                    b.  Hexcel U.K.
                    c.  CML
                    d.  Hexcel Lyon
                    e.  Brochier

                    3.  SWING LOAN NOTE made by the Company in
          favor of Citibank N.A., as the Swing Loan Bank, in the principal amount of $10,000,000 evidencing the Company s obligation to repay Swing Loans.

                    4.  EUROPEAN OVERDRAFT NOTES made by each
          Foreign Borrower in favor of Citibank, N.A., as the European Overdraft Bank, each in the prinicpal amount of $10,000,000 evidencing such Foreign Borrower s obligation to repay European Overdraft Loans.

                    5. NOTICE OF BORROWING delivered prior to the Closing Date.

                    6.  COMPANY GUARANTY made by the Company in
          favor of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, pursuant to which the Company guarantees the Obligations of the Foreign Borrowers.

                    7. DOMESTIC SUBSIDIARY GUARANTY made by each of the Domestic Subsidiaries of the Company (other than Hexcel Alpha Corporation) in favor of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, pursuant to which each of the Domestic Subsidiaries guarantees the Obligations of the Company and each of the Foreign Borrowers.

                    8. FOREIGN SUBSIDIARY GUARANTIES made by each of the Foreign Subsidiaries of the Company set forth below in favor of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, pursuant to which each such Foreign Subsidiary guarantees the Obligations of each of the Foreign Borrowers (other than such Foreign Subsidiary, if such Foreign Subsidiary is a Foreign Borrower, and other than the Obligations of any such Foreign Borrower as parent in respect of any Acquisition Loan owing by such parent).

                    a.  Hexcel Belgium
                    b.  Hexcel U.K.
                    c.  CML
                    d.  Hexcel Lyon
                    e.  Brochier

                    9.  SECOND AMENDED AND RESTATED REIMBURSEMENT
          AGREEMENT dated as of February 29, 1996 between Hexcel
          Corporation and Banque Nationale de Paris ( "BNP" ).

               B.  Security Documents

                    10. COMPANY PLEDGE AGREEMENT executed by the Company in favor of the Administrative Agent evidencing the pledge by the Company of all the issued and outstanding Capital Stock of each of the Domestic Subsidiaries (other than Hexcel Alpha Corporation and Hexcel Technologies, Inc.) owned by it, together with the stock certificates and appropriate stock powers undated and endorsed in blank.

                    11. BELGIAN PLEDGE AGREEMENT executed by the Company in favor of the Administrative Agent (the "Belgian Pledge Agreement") evidencing the pledge by the Company of (i) 65% of the issued and outstanding Capital Stock of Hexcel Belgium as security for the Obligations of the Company other than Obligations in respect of the Company Guaranty and (ii) 100% of the issued and outstanding Capital Stock of Hexcel Belgium as security for the Obligations of the Company in respect of the Company Guaranty, together, in each case, with the stock certificates.

                    12.  ENGLISH PLEDGE AGREEMENT (HEXCEL U.K.)
          executed by the Company and Hexcel U.K. in favor of the Administrative Agent (the "English Pledge Agreement (Hexcel U.K.)") evidencing (a) the pledge by the Company of (i) 65% of the issued and outstanding Capital Stock of Hexcel U.K. as security for the Obligations of the Company other than Obligations in respect of the Company Guaranty and (ii) 100% of the issued and outstanding Capital Stock of Hexcel U.K. as security for the Obligations of the Company in respect of the Company Guaranty, together, in each case, with the share certificates and appropriate share transfer forms undated and endorsed in blank and a certified copy of the Register of Members, and (b) the undertaking by the Company and Hexcel U.K. that, upon registration of Hexcel U.K. as a member of CML with respect to any shares of Capital Stock of CML, Hexcel U.K. will pledge such shares as security for the Obligations of Hexcel U.K.

                    13.  FRENCH PLEDGE AGREEMENT (HEXCEL LYON)
          executed by the Company in favor of the Administrative Agent (the "French Pledge Agreement (Hexcel Lyon)") evidencing the pledge by the Company of (i) 65% of the issued and outstanding Capital Stock of Hexcel Lyon as security for the Obligations of the Company other than Obligations in respect of the Company Guaranty and (ii) 100% of the issued and outstanding Capital Stock of Hexcel Lyon owned by the Company as security for the Obligations of the Company in respect of the Company Guaranty, together with a notice of pledge.

                    14.  FRENCH PLEDGE AGREEMENT (BROCHIER)
          executed by Hexcel Lyon in favor of the Administrative Agent (the "French Pledge Agreement (Brochier)") evidencing the pledge by Hexcel Lyon of 100% of the issued and outstanding Capital Stock of Brochier owned by Hexcel Lyon as security for the Obligations of Hexcel Lyon, together with a notice of pledge.

                    15. FRENCH PLEDGE AGREEMENTS (CDSR) executed by each of the Foreign Subsidiaries of the Company set forth below in favor of the Administrative Agent (each, a "French Pledge Agreement (CDSR)") evidencing the pledge by such Foreign Subsidiary of 100% of the issued and outstanding Capital Stock of Confection et Diffusion des Stores et Rideaux ("CDSR") owned by such Foreign Subsidiary as security for the Obligations of such Foreign Subsidiary, together, in each case, with a notice of pledge.

                    a.  Hexcel Lyon
                    b.  Brochier

                    16. ITALIAN PLEDGE AGREEMENT executed by the Company in favor of the Administrative Agent (the "Italian Pledge Agreement") evidencing the pledge by the Company of (i) 65% of the issued and outstanding Capital Stock of Salver S.r.l. ( Salver ) as security for the Obligations of the Company other than Obligations in respect of the Company Guaranty and (ii) 100% of the issued and outstanding Capital Stock of Salver as security for the Obligations of the Company in respect of the Company Guaranty, together, in each case, with the stock certificates and appropriate stock powers undated and endorsed in blank.

                    17.  COLLATERAL AGENCY AGREEMENT between the
          U.S. Administrative Agent and the Company, relating to the pledge by the Company of stock of Hexcel Pottsville
          Corporation.

                    18.  UCC LIEN, TAX LIEN AND JUDGMENT SEARCH
          REPORTS of filings against the Company and each Domestic Subsidiary in the offices set forth with respect to each such entity on Schedule I hereto.

                    19. UCC-1 FINANCING STATEMENTS filed against the Company in connection with the Company Pledge
          Agreement with (i) the Secretary of State of Connecticut and (ii) the Secretary of State of California.

               C.  Corporate Documents

                    20.  CERTIFICATE OF INCORPORATION OF THE
          COMPANY together with all amendments thereto certified by the Secretary of State of Delaware.

                    21.  CERTIFICATE OF INCORPORATION of each
          Domestic Subsidiary (other than Hexcel Alpha
          Corporation), together with all amendments thereto certified by the Secretary of State of the jurisdiction or incorporation of such Domestic Subsidiary.

                    22.  CERTIFICATE OF INCORPORATION (OR
          EQUIVALENT) OF EACH FOREIGN SUBSIDIARY, the stock of which is being pledged to the Administrative Agent pursuant to the Loan Documents, together with all amendments thereto, certified, if applicable, by the appropriate Governmental Authority from the jurisdiction in which such Foreign Subsidiary is incorporated.

                    23. GOOD STANDING CERTIFICATES FOR THE COMPANY from the appropriate offices of the states set forth on
          Schedule II hereto under the heading "Company Good
          Standing Certificates".

                    24.  GOOD STANDING CERTIFICATES FOR EACH
          DOMESTIC SUBSIDIARY (other than Hexcel Alpha Corporation) from the appropriate offices of the states set forth on
          Schedule II hereto under the heading "Domestic Subsidiary Good Standing Certificates".

                    25. GOOD STANDING CERTIFICATES (OR EQUIVALENT) FOR EACH FOREIGN BORROWER, if applicable, from the office of the appropriate Governmental Authorities.

                    26.  CERTIFICATE OF THE SECRETARY OF THE
          COMPANY, certifying, among other things, (i) resolutions of the Board of Directors of the Company authorizing, among other things, the execution, delivery and performance of the Credit Agreement, the Notes and the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, (ii) the names and signatures of the officers of the Company authorized, on behalf of the Company, to execute the Credit Agreement, the Notes, the other Loan Documents and Transaction Documents to which it is a party and the other instruments and documents to be executed and delivered on behalf of the Company during the term of the Credit Agreement, (iii) that the copies of the Transaction Documents to which it is a party delivered to the Administrative Agent and the Lenders pursuant to the Credit Agreement are true and correct copies of such documents and such documents have not been amended from the form of such documents delivered pursuant thereto,
          (iv) that attached thereto is a true and correct copy of the By-laws of the Company as in effect on the date of such certification and (v) that there have been no changes in the Certificate of Incorporation of the Company since the date of the most recent certification thereof by the Secretary of State of Delaware.

                    27.  CERTIFICATE OF THE SECRETARY OF EACH
          DOMESTIC SUBSIDIARY, certifying, among other things,
          (i) resolutions of the Board of Directors of such Domestic Subsidiary authorizing, among other things, the execution, delivery and performance of the Domestic Subsidiary Guaranty and the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, (ii) the names and signatures of the officers of such Domestic Subsidiary authorized, on behalf of such Domestic Subsidiary, to execute the Domestic Subsidiary Guaranty, the other Loan Documents and Transaction Documents to which it is a party and the other instruments and documents to be executed and delivered on behalf of such Domestic Subsidiary during the term of the Credit Agreement, (iii) that the copies of the Transaction Documents to which it is a party delivered to the Administrative Agent and the Lenders pursuant to the Credit Agreement are true and correct copies of such documents and such documents have not been amended from the form of such documents delivered pursuant thereto,
          (iv) that attached thereto is a true and correct copy of the By-laws of such Domestic Subsidiary as in effect on the date of such certification and (v) that there have been no changes in the Certificate of Incorporation of such Domestic Subsidiary since the date of the most recent certification thereof by the Secretary of State of its state of incorporation.

                    28.  CERTIFICATE OF THE SECRETARY (OR
          EQUIVALENT) OF EACH FOREIGN SUBSIDIARY set forth below, certifying, among other things, (i) resolutions of the Board of Directors (or, in the case of Hexcel Belgium, of the shareholders) of such Foreign Subsidiary authorizing, among other things, the execution, delivery and performance of the (a) Foreign Subsidiary Guaranty made by such Foreign Subsidiary, (b) in the case of Hexcel Lyon, the French Pledge Agreement (Brochier) and a French Pledge Agreement (CDSR), and in the case of Brochier, a French Pledge Agreement (CDSR), and (c) the other Loan Documents to which it is a party and the Transaction Documents to which it is a party, (ii) the names and signatures of the officers of such Foreign Subsidiary authorized, on behalf of such Foreign Subsidiary, to execute the Foreign Subsidiary Guaranty, the other Loan Documents and Transaction Documents to which it is a party and the other instruments and documents to be executed and delivered on behalf of such Foreign Subsidiary during the term of the Credit Agreement, (iii) that the copies of the Transaction Documents to which it is a party delivered to the Administrative Agent and the Lenders pursuant to the Credit Agreement are true and correct copies of such documents and such documents have not been amended from the form of such documents delivered pursuant thereto, (iv) that attached thereto is a true and correct copy of the By-laws (or equivalent) of such Foreign Subsidiary as in effect on the date of such certification and (v) that there have been no changes in the Certificate of Incorporation (or equivalent) of such Foreign Subsidiary since the date of the most recent certification thereof by the appropriate Governmental Authority.

                    a.  Hexcel Belgium
                    b.  Hexcel U.K.
                    c.  CML
                    d.  Hexcel Lyon
                    e.  Brochier

                    29.  SHAREHOLDER CONSENTS OF THE SHAREHOLDERS
          OF EACH FOREIGN SUBSIDIARY set forth below, consenting to the resolutions adopted by the Board of Directors of each such Foreign Subsidiary.

                    a.  Hexcel U.K.
                    b.  CML

               D.  Opinions

                    30.  OPINION OF COUNSEL FOR THE COMPANY,
          Skadden, Arps, Slate, Meagher & Flom, addressed to the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent.

                    31.  OPINION OF COUNSEL FOR THE COMPANY,
          Kronish, Lieb, Weiner & Hellman, addressed to the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent.

                    32.  OPINION OF CALIFORNIA COUNSEL FOR THE
          COMPANY, Wendel, Rosen, Black & Dean, addressed to the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent.

                    33.  OPINION OF COUNSEL FOR THE COMPANY,
          McFarlin and Anderson, addressed to the Company, BNP, the Lenders, the Issuing Banks, the U.S. Administrative
          Agent, the European Administrative Agent and the
          Syndication Agent.

                    34. OPINION OF COUNSEL FOR HEXCEL POTTSVILLE CORPORATION, Schneck, Weltman, Hasmall & Mischel, addressed to Ciba-Geigy Limited and Ciba-Geigy Corporation (collectively, "Ciba-Geigy"), with a letter authorizing reliance by the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent.

                    35.  OPINION OF COUNSEL FOR CIBA-GEIGY,
          Cravath, Swaine & Moore, addressed to the Company, with a letter authorizing reliance by the Lenders, the Issuing
          Banks, the U.S. Administrative Agent, the European
          Administrative Agent and the Syndication Agent.

                    36.  OPINION OF COUNSEL FOR CIBA-GEIGY, Dr.
          Peter Rudolph, addressed to the Company, with a letter authorizing reliance by the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European
          Administrative Agent and the Syndication Agent.

                    37. OPINION OF FOREIGN COUNSEL FOR THE COMPANY from each of the foreign counsel of the Company set forth below, in respect of the pledges of foreign stock, addressed to the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent:

                    a.  Heller, Loeber, Bahn & Partners (Austria)
                    b.  Hogan & Hartson, L.L.P. (Belgium)
                    c.  Baker & McKenzie (England)
                    d.  Addleshaws Sons & Latham (England)
                    e.  S.G. Archibald (France)
                    f.  Marena, Aghina, Bonvicini & Ludergneni
          Italy)

               E.  Transaction Documents

                    38.  PROXY STATEMENT of Hexcel Corporation
          dated as of January 22, 1996.

                    39.  STRATEGIC ALLIANCE AGREEMENT dated as of
          September 29, 1995 and amended as of December 12, 1995.

                    40.  GOVERNANCE AGREEMENT dated as of February
          29, 1996.

                    41.  RETENTION AGREEMENT dated as of February
          29, 1996.

                    42.  SUBORDINATED NOTES INDENTURE dated as of
          February 29, 1996, between the Company and First Trust of California, N.A., as Trustee.

               F.  Lien Releases

                    43.  LIEN RELEASE AND TERMINATION LETTER
          addressed to the Administrative Agent from the Existing
          Agent.

                    44.  LIEN RELEASES executed by the Existing
          Agent in connection with the pledges by the Company of the stock of its foreign subsidiaries.

                    a.  Hexcel Belgium
                    b.  Hexcel U.K.
                    c.  Hexcel Lyon

                    45.  SATISFACTION OF MORTGAGE, SECURITY
          AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND
          ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Casa
          Grande, Arizona property.

                    46.  SATISFACTION OF MORTGAGE, SECURITY
          AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND
          ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Livermore and Dublin, California properties.

                    47.  SATISFACTION OF MORTGAGE, SECURITY
          AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND
          ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Lancaster, Ohio property.

                    48.  SATISFACTION OF MORTGAGE, SECURITY
          AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND
          ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Pottsville, Pennsylvania property.

                    49.  SATISFACTION OF MORTGAGE, SECURITY
          AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND
          ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Seguin, Texas property.

                    50.  SATISFACTION OF LEASEHOLD MORTGAGE,
          SECURITY AGREEMENT, FIXTURE FILING FINANCING STATEMENT AND ASSIGNMENT OF RENTS AND LEASES, executed by the Existing Agent in favor of the Company in respect of the Burlington, Washington property.

                    51. UCC-3 TERMINATION STATEMENTS filed against the Company and the Domestic Subsidiaries with the offices set forth on Schedule III hereto.

                    52.  RELEASE OF TRADEMARK SECURITY AGREEMENT
          filed against the Company by the Existing Agent.

                    53. RELEASE OF PATENT SECURITY AGREEMENT filed against the Company by the Existing Agent.

                    54. NOTICE OF TERMINATION OF SECURITY INTEREST delivered to Wells Fargo Bank from the Existing Agent.

               G.  Miscellaneous

                    55.  PUBLICATION CONSENT executed by the
          Company and addressed to the Lenders, the U.S.
          Administrative Agent, the European Administrative Agent and the Syndication Agent.

                    56.  FUNDS FLOW MEMORANDUM executed by the
          Company outlining the flow of funds to occur on the Closing Date for all transactions contemplated in the Transaction Documents.

                    57.  FUNDING ACCOUNT AGREEMENT providing for
          initial funding of Revolving Loans, with attached
          Annexes:

                         a.  Form of Notice of Borrowing
                         b.  Form of Disbursement Direction Letter
          from a Lender
                         c.  Form of Disbursement Direction Letter
          from the Company

                    58.  LETTER FROM PROCESS AGENT accepting the
          appointment as the Company's agent in New York, indicating such Process Agent's fees for the longest contemplated term of the Credit Agreement have been paid in full in advance.

                    59.  OFFICER'S CERTIFICATE of the Company
          setting forth the names of persons authorized to request Loans and Letters of Credit.

               H.  Post-Closing Matters

                    60.  REVOLVING LOAN NOTES made by Danutec
          Holdings AG ("Danutec Holdings") and/or Danutec Werkstoff GmbH ("Danutec Werkstoff") in favor of the Lenders in the aggregate principal Dollar amount of $165,000,000, evidencing Danutec Holdings and/or Danutec Werkstoff s obligation to repay Revolving Loans.

                    61. AGREEMENT by Danutec Holdings to be bound by the terms and conditions of the Credit Agreement, to be executed by Danutec Holdings immediately upon the formation of Danutec Holdings as an Aktiengesellschaft.

                    62.  FOREIGN SUBSIDIARY GUARANTY made by
          Danutec Holdings in favor of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, pursuant to which Danutec Holdings guaranties the Obligations of each other Foreign Borrower.

                    63.  AUSTRIAN PLEDGE AGREEMENT (DANUTEC
          HOLDINGS) executed by Hexcel Far East in favor of the Administrative Agent (the "Austrian Pledge Agreement (Danutec Holdings)") evidencing the pledge by Hexcel Far East of (i) 65% of the issued and outstanding Capital Stock of Danutec Holdings as security for the Obligations of Hexcel Far East other than Obligations in respect of the Foreign Borrowers and (ii) 100% of the issued and outstanding Capital Stock of Danutec Holdings as security for the Obligations of Hexcel Far East in respect of the Foreign Borrowers, together, in each case, with the stock certificates and appropriate stock powers undated and endorsed in blank.

                    64. AGREEMENT by Danutec Werkstoff to be bound by the terms and conditions of the Credit Agreement, to be executed by Danutec Werkstoff immediately upon the acquisition by Hexcel Far East of Danutec Werkstoff.

                    65.  FOREIGN SUBSIDIARY GUARANTY made by
          Danutec Werkstoff in favor of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, pursuant to which Danutec Werkstoff guaranties the Obligations of each other Foreign Borrower.

                    66.  AUSTRIAN PLEDGE AGREEMENT (DANUTEC
          WERKSTOFF) executed by Danutec Holdings in favor of the Administrative Agent (the "Austrian Pledge Agreement (Danutec Werkstoff)") evidencing the pledge by Danutec Holdings of 100% of the issued and outstanding Capital Stock of Danutec Werkstoff as security for the Obligations of Danutec Holdings, together with the stock certificates and appropriate stock powers undated and endorsed in blank.


                                  SCHEDULE I
                    (to Exhibit D to the Credit Agreement)

                              HEXCEL CORPORATION
                            JURISDICTIONS SEARCHED

               UCC Lien, Tax Lien and Judgment Search Reports in the following jurisdictions:

          A.   Company

                    Arizona
                    Secretary of State
                    Maricopa County
                    Pinal County

                    California
                    Secretary of State
                    Alameda County
                    Los Angeles County

                    Ohio
                    Secretary of State
                    Fairfield County

                    Pennsylvania
                    Secretary of State
                    Schuylkill County

                    Texas
                    Secretary of State
                    Tarrant County
                    Guadalupe County
                    Young County

                    Washington
                    Department of Licensing
                    Skagit County

          B.   Company's Domestic Subsidiaries:

          HEXCEL ALPHA CORPORATION

                    California
                    Secretary of State
                    Alameda County

                    Delaware
                    Secretary of State

          HEXCEL BETA CORPORATION

                    California
                    Secretary of State
                    Alameda County

                    Delaware
                    Secretary of State

          HEXCEL FAR EAST

                    California
                    Secretary of State
                    Alameda County

                    Delaware
                    Secretary of State

          HEXCEL INTERNATIONAL

                    California
                    Secretary of State
                    Alameda County

                    Delaware
                    Secretary of State

          HEXCEL POTTSVILLE, INC.

                    Pennsylvania
                    Secretary of State
                    Schuylkill County

          HEXCEL TECHNOLOGIES, INC.

                    California
                    Secretary of State
                    Alameda County

                    Delaware
                    Secretary of State

          C.   Ciba-Geigy Composites Business:

                    California
                    Secretary of State
                    Orange County

                    Washington
                    Secretary of State
                    King County
                    Whatcom County

          EXPLANATION:

                    UCC = UCC-1s, UCC-2s and UCC-3s of Record.
              FF = Fixture Filings
              TL = State and Federal Tax Liens and Judgments
             PSJ = Pending Suits & Judgments


                                 SCHEDULE II
                    (to Exhibit D to the Credit Agreement)

              COMPANY GOOD STANDING CERTIFICATES

          Arizona
          California
          Connecticut
          Delaware
          Florida
          Georgia
          Illinois
          Massachusetts
          Michigan
          New Jersey
          Ohio
          Pennsylvania
          Texas
          Washington

          DOMESTIC SUBSIDIARY GOOD STANDING CERTIFICATES

          HEXCEL BETA CORPORATION

          Delaware
          California

          HEXCEL FAR EAST

          California

          HEXCEL INTERNATIONAL

          California

          HEXCEL POTTSVILLE CORPORATION

          Delaware
          Pennsylvania

          HEXCEL TECHNOLOGIES, INC.

          Delaware
          California


          SCHEDULE III
          (to Exhibit D to the Credit Agreement)

          UCC-3 TERMINATION OF FINANCING STATEMENTS FILED AGAINST
          THE COMPANY WITH:

          a.   Arizona
               Secretary of State

          b.   California
               Secretary of State

          c.   Delaware
               Secretary of State

          d.   Georgia
               Gwinnett County

          e.   Indiana
               Lake County

          f.   Ohio
               Secretary of State
               Fairfield County

          g.   Pennsylvania
               Secretary of State
               Schuylkill County
               Chester County

          h.   Texas
               Secretary of State

          i.   Washington
               Secretary of State

          UCC-3 TERMINATION OF FINANCING STATEMENTS FILED AGAINST
          EACH DOMESTIC SUBSIDIARY (OTHER THAN HEXCEL POTTSVILLE
          CORPORATION) WITH THE CALIFORNIA SECRETARY OF STATE.

          UCC-3 TERMINATION OF FINANCING STATEMENTS FILED AGAINST
          HEXCEL FAR EAST, HEXCEL INTERNATIONAL AND HEXCEL
          TECHNOLOGIES, INC. WITH THE DELAWARE SECRETARY OF STATE.


                                  EXHIBIT E
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

              Form of Officer's Certificate to Accompany Reports

                            OFFICER'S CERTIFICATE

          To:  Citibank, N.A., in its capacity as U.S.
               administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) and the Issuing Banks (as defined below) under the Credit Agreement dated as of February 29, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon) and Brochier S.A., as borrowers, the financial institutions from time to time party thereto as Lenders (the "Lenders"), the financial institutions from time to time party thereto as Issuing Banks (the "Issuing Banks"), the Administrative Agent, Citibank International plc, in its capacity as European Administrative Agent for the Lenders and the Issuing Banks, and Credit Suisse, in its capacity as syndication agent for the Lenders and Issuing Banks.

            Pursuant to Section 7.01(d) of the Credit Agreement, the Chief Financial Officer of the undersigned, hereby certifies that:

            1. I am the duly elected, qualified and acting [Chief Financial Officer][Treasurer][Controller] of the
          Borrower.

            2. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Certificate.

            3. There has been a review of the terms of the Loan Documents and a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries during the accounting period(s) covered by the financial statements identified below. Such review [has] [has not] disclosed the existence during or at the end of such accounting period, and as at the date hereof the undersigned [does] [does not] have knowledge, of any condition or event which constitutes a Default or an Event of Default. [If such condition or event exists or existed, specify (i) nature and period of such condition or event and (ii) action being taken and/or proposed to be taken with respect thereto.]

            4. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

            A.  _______________, dated _______________
            B.  _______________, dated _______________
            C.  _______________, dated _______________
            D.  _______________, dated _______________

          are true, accurate and complete copies of the aforesaid instruments and documents which constitute part of the customary books and records of the Borrower.

            5. The Compliance Certificate attached as Annex I hereto demonstrates (a) calculations relating to the terms of Section 3.01(b) of the Credit Agreement (including, without limitation, calculations of Net Cash Proceeds and mandatory prepayments), and (b) compliance by the Borrowers with the negative covenants of Article IX of the Credit Agreement and the financial covenants of
          Article X of the Credit Agreement.

          Dated this ___ day of ________, 199_.

                        HEXCEL CORPORATION

                        By__________________________
                          Name:_____________________
                          Title:____________________


                                  EXHIBIT F
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                         FORM OF REVOLVING LOAN NOTE

                              [NAME OF BORROWER]

          U.S. $________________                  February __, 1996
                                                 New York, New York

              For value received, the undersigned,
          ________________, a _____________ [corporation][company]
          (the "Borrower"), promises to pay to the order of ____________________ (the "Lender"), on the Revolving
          Credit Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of ______________________________
          DOLLARS ($_____________) or, in the case of Multicurrency Loans, the Dollar Equivalent of such principal amount in the applicable Optional Currencies in which the Multicurrency Loans are denominated, or (ii) the unpaid principal amount of all amounts loaned by the Lender to the Borrower under this Note as Revolving Loans under the Credit Agreement. All Revolving Loans shall be repaid in the currency in which they are denominated. The principal amount due under this Note, when aggregated with the principal amount due under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed $175,000,000 in the aggregate.

              The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Credit Agreement dated as of February 29, 1996 among Hexcel Corporation, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon) and Brochier S.A., the financial institutions from time to time party thereto as Lenders, the financial institutions from time to time party thereto as Issuing Banks, Citibank, N.A., in its capacity as U.S. administrative agent for the Lenders and the Issuing Banks (in such capacity, the U.S. Administrative Agent ), Citibank International plc, in its capacity as European administrative agent for the Lenders and the Issuing Banks (in such capacity, the
           European Administrative Agent ), and Credit Suisse, in its capacity as syndication agent for the Lenders and the Issuing Banks (as amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement ).

              This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, which provides for the incurrence of up to $175,000,000 principal amount of senior secured Indebtedness and to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

              All payments of principal and interest in respect of this Note shall be made on the date and at the place due, to the U.S. Administrative Agent in lawful money of the United States of America in same day funds or, in the case of Multicurrency Loans, to the European Administrative Agent in the Optional Currencies in which such Multicurrency Loans were made in accordance with the Credit Agreement.

                    This Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

                    The Lender shall record in accordance with its usual practice the date and amount of each Revolving Loan made hereunder (including, in the case of Multicurrency Loans, the applicable Optional Currency and Dollar Equivalent thereof), and the date and amount of each payment of principal; provided, that the failure to record any such amount shall not limit or otherwise affect the obligation of the Borrower to repay the Lender the outstanding principal amount evidenced by this Note together with accrued interest thereon in accordance with the terms of the Credit Agreement.

              Upon the occurrence of an Event of Default set forth in Section 11.01(f) or (g) of the Credit Agreement as applied to any Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                    The Borrower hereby waives diligence,
          presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

              This Note is secured by certain of the Loan
          Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

              IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                      [NAME OF BORROWER]

                      By_____________________________
                        Name:
                        Title:



                                  EXHIBIT G
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                           FORM OF SWING LOAN NOTE

                              HEXCEL CORPORATION

          $ 10,000,000.00                         February __, 1996
                                                 New York, New York

                    For value received, the undersigned, HEXCEL
          CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Citibank, N.A. (the "Swing Loan Bank"), in accordance with Section 2.02(d) of the Credit Agreement, upon the earlier of (A) demand by the Swing Loan Bank and (B) the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of TEN MILLION DOLLARS ($ 10,000,000.00) or (ii) the unpaid principal amount of all amounts loaned by the Swing Loan Bank to the Borrower under this Note as Swing Loans under the Credit Agreement. The principal amount due under this Note, when aggregated with the principal amount due under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed $175,000,000 in the aggregate.

                    The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Credit Agreement dated as of February 29, 1996 among the Borrower, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon) and Brochier S.A., the financial institutions from time to time party thereto as Lenders, the financial institutions from time to time party thereto as Issuing Banks, Citibank, N.A., in its capacity as U.S. administrative agent for the Lenders and the Issuing Banks (in such capacity, the "U.S. Administrative Agent"), Citibank International plc, in its capacity as European administrative agent for the Lenders and the Issuing Banks, and Credit Suisse, in its capacity as syndication agent for the Lenders and the Issuing Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

                    This Note is issued pursuant to, and is
          entitled to the benefits of, the Credit Agreement, which provides for the incurrence of up to $175,000,000 principal amount of senior secured Indebtedness and to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                    All payments of principal and interest in respect of this Note shall be made on the date and at the place due, to the U.S. Administrative Agent in lawful money of the United States of America in same day funds in accordance with the Credit Agreement.

                    This Note may be prepaid at any time at the option of the Borrower without premium or penalty, and must be prepaid as provided in Sections 2.02(d) and 3.01(b) of the Credit Agreement.

                    This Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

                    Upon the occurrence of an Event of Default set forth in Section 11.01(f) or (g) of the Credit Agreement as applied to any Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                    The Borrower hereby waives diligence,
          presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

                    This Note is secured by certain of the Loan
          Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

                    IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                    HEXCEL CORPORATION

                    By_________________________
                    Name:
                    Title:

                                  EXHIBIT H
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                               COMPANY GUARANTY

                    This GUARANTY ( Guaranty ) is made as of the 29th day of February, 1996, by HEXCEL CORPORATION, a Delaware corporation (the Guarantor ) in favor of CITIBANK, N.A., in its capacity as U.S. administrative agent (with its successors and permitted assigns in such capacity, the U.S. Administrative Agent ) for the Lenders (as defined below) and the Issuing Banks (as defined below) for the ratable benefit of the U.S. Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent (as defined below) and the Syndication Agent (as defined below) party to that certain Credit Agreement dated as of February 29, 1996 among Hexcel Corporation, Hexcel S.A. ( Hexcel Belgium ), Hexcel (U.K.) Limited ( Hexcel U.K. ), Composite Materials Limited United Kingdom ( CML ), Hexcel S.A.
          ( Hexcel Lyon ) and Brochier S.A. ( Brochier ; and together with Hexcel Belgium, Hexcel U.K., CML, and Hexcel Lyon, the Foreign Borrowers ), the institutions from time to time party thereto as lenders (the
           Lenders ), the institutions from time to time party thereto as issuing banks (the Issuing Banks ), the U.S. Administrative Agent, Citibank International plc, in its capacity as European administrative agent (in such capacity, the European Administrative Agent ) and Credit Suisse, in its capacity as syndication agent (in such capacity, the Syndication Agent )(as amended, restated, supplemented or otherwise modified from time to time, the
           Credit Agreement ). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                             W I T N E S S E T H

              WHEREAS, each of Hexcel Belgium, Hexcel U.K. and Hexcel Lyon is a wholly-owned Subsidiary of the Company, CML is a wholly-owned Subsidiary of Hexcel U.K., and Brochier and CDSR are wholly-owned Subsidiaries of Hexcel Lyon;

              WHEREAS, the Guarantor will directly and indirectly benefit from the loans and other financial accommodations made to the Foreign Borrowers pursuant to the Credit
          Agreement;

              WHEREAS, the Lenders, the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent have required as a condition, among others, to entering into the Credit Agreement, that the Guarantor guarantee the Obligations of the Foreign Borrowers (the Guaranteed Obligations );

              NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    1. Guaranty. (i) For value received and in consideration of the Obligations of the Foreign Borrowers, the Guarantor unconditionally guarantees for the benefit of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all the Guaranteed Obligations (including, without limitation, interest accruing following the commencement of any insolvency or bankruptcy case or proceeding or other similar case or proceeding in respect of any Foreign Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in such case or proceeding).

                    (ii) At any time after the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement, the Guarantor shall pay to the U.S. Administrative Agent, for the benefit of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent, on demand and in immediately available funds, the amount of the Guaranteed Obligations that is due and payable, and upon acceleration, the full amount thereof. The Guarantor further agrees to pay and reimburse the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent for, on demand and in immediately available funds, all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees, costs and expenses) paid or incurred by the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent in: (1) endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action in respect of the Guaranteed Obligations against, any Foreign Borrower or the Guarantor; (2) taking any action with respect to any security or collateral securing the Guaranteed Obligations or the Guarantor's obligations hereunder; and
          (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the U.S. Administrative Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the
           Expenses ), and interest thereon. The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                    2. Obligations Unconditional. The Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

                    (i) the validity, enforceability, avoidance or subordination of any of the Guaranteed Obligations or any of the Loan Documents;

                    (ii) the absence of any attempt by, or on behalf of, the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against any Foreign Borrower, the Guarantor or any other guarantor of the Guaranteed Obligations or any other Person;

                    (iii) the election of any remedy by, or on behalf of, the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European
          Administrative Agent or the Syndication Agent with respect to all or any part of the Guaranteed Obligations;

                    (iv) the waiver, consent, extension,
          forbearance or granting of any indulgence by, or on behalf of, the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent with respect to any provision of any of the Loan Documents;

                    (v) the failure of the U.S. Administrative
          Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Guaranteed Obligations;

                    (vi) the election by, or on behalf of, the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, in any proceeding instituted under Chapter 11 of Bankruptcy Code, of the application of
          Section 1111(b)(2) of the Bankruptcy Code;

                    (vii) any borrowing or grant of a security interest by any Foreign Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                    (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Foreign Borrower of any of the Lenders, any of the Issuing Banks, the U.S. Administrative Agent, the European Administrative Agent or the Syndication Agent for repayment of all or any part of the Guaranteed Obligations or any Expenses; or

                    (ix) any other circumstance which might
          otherwise constitute a legal or equitable discharge or defense of the Guarantor, any Foreign Borrower or any other guarantor of the Obligations.

                    3.  Enforcement; Application of Payments.
          Subject to Section 1(ii) hereof and the provisions of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and/or the Syndication Agent may proceed directly against the Guarantor to collect and recover the full amount, or any portion, of the Guaranteed Obligations, without first proceeding against any Foreign Borrower or any other Person, or against any security or collateral for the Guaranteed Obligations. Subject only to the terms and provisions of the Credit Agreement, the Lenders and the Issuing Banks shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, any Foreign Borrower or from any other Person on account of the Guaranteed Obligations or any other liability of the Guarantor to the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent.

                    4. Waivers. (i) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Foreign Borrower, protest or notice with respect to the Guaranteed Obligations, all setoffs and counterclaims, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on any Foreign Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Guaranteed Obligations and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to any Foreign Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to secure payment of all or any part of the Guaranteed Obligations.

                    (ii)  The U.S. Administrative Agent, the
          Issuing Banks, the Lenders, the European Administrative Agent and/or the Syndication Agent are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time,
          (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of the Foreign Borrowers, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine;
          (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

                    5. Setoff. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Lenders and the Issuing Banks may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any Indebtedness due or to become due from the Lenders or the Issuing Banks to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Lenders or the Issuing Banks or their respective affiliates.

                    6.  Financial Information.  The Guarantor
          hereby assumes responsibility for keeping itself informed of the financial condition of the Foreign Borrowers and any and all other guarantors and/or endorsers of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event that the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the U.S. Administrative Agent, such Issuing Bank, such Lender, the European Administrative Agent or the Syndication Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the U.S. Administrative Agent, such Issuing Bank, such Lender, the European Administrative Agent or the Syndication Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

                    7.  No Marshalling; Reinstatement.  The
          Guarantor consents and agrees that none of the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent, the Syndication Agent or any Person acting for or on behalf of the U.S. Administrative Agent shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations. The Guarantor further agrees that, to the extent that any Foreign Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to the U.S. Administrative Agent or the Lenders or the Issuing Banks or the European Administrative Agent or the Syndication Agent, or the U.S. Administrative Agent or any Lender or Issuing Bank or the Syndication Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Foreign Borrower, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                    8.  Subrogation.  Until the Guaranteed
          Obligations shall have been paid in full, the Guarantor hereby agrees that it (i) shall not exercise any right of subrogation with respect to such Guaranteed Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, (ii) waives any right to enforce any remedy which the U.S. Administrative Agent, any of the Lenders, any of the Issuing Banks, the European Administrative Agent or the Syndication Agent now have or may hereafter have against any Foreign Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and (iii) waives any benefit of, and any right to participate in, any security or collateral given to the U.S. Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Foreign Borrower to the U.S. Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent.

                    9. Subordination. The Guarantor agrees that any and all claims of the Guarantor against any Foreign Borrower or any endorser or other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties with respect to any Indebtedness of such Foreign Borrower to the Guarantor (the Borrower Indebtedness ), shall be subordinated to the payment in full in cash of all Guaranteed Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Foreign Borrower, all such rights and Liens of the Guarantor with respect to the Borrower Indebtedness, whether now or hereafter arising and howsoever existing shall be and hereby are subordinated to the rights of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent to receive payment in full in cash of the Guaranteed Obligations. So long as no Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall retain all its rights and shall be entitled to receive and retain any and all payments made in respect of, the Borrower Indebtedness. After an Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall not exercise any rights with respect to the Borrower Indebtedness or to foreclose upon any asset securing the Borrower Indebtedness, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid in cash and all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders and the Issuing Banks have been terminated. If all or any part of the assets of any Foreign Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Foreign Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Foreign Borrower is dissolved or if substantially all of the assets of any Foreign Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Borrower Indebtedness shall be paid or delivered directly to the Lenders and the Issuing Banks for application to any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid in cash and satisfied. The Guarantor irrevocably authorizes and empowers the U.S. Administrative Agent and each of the Lenders and each of the Issuing Banks, the European Administrative Agent and the Syndication Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the U.S. Administrative Agent's or such Lender's or Issuing Bank's or the European Administrative Agent s or the Syndication Agent s own name or in the name of the Guarantor or otherwise, as the U.S. Administrative Agent or any Lender or Issuing Bank or the European Administrative Agent or the Syndication Agent may deem necessary or advisable for the enforcement of this Guaranty. Each Lender and each Issuing Bank may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Guaranteed Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness after an Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, and prior to the payment in full in cash of all Guaranteed Obligations and the termination of all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders and the Issuing Banks, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent and shall forthwith deliver the same to the U.S. Administrative Agent, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent; provided, that if the Guarantor fails to make any such endorsement or assignment to the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent, the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent or any of its officers or employees are hereby irrevocably authorized to make the same. The Guarantor agrees that after an Event of Default set forth in Section 11.01(a),
          (f) or (g) of the Credit Agreement shall have occurred and is continuing, and until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders and the Issuing Banks have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against any Foreign Borrower.

                    10.  Enforcement; Amendments; Waivers.  No
          delay on the part of the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, except as expressly set forth in a writing duly signed and delivered by the U.S. Administrative Agent. Failure by the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent at any time or times hereafter to require strict performance by any Foreign Borrower, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent shall not waive, affect or diminish any right of the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Guarantor, specifying such waiver, and is signed by the U.S. Administrative Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent permitted hereunder shall in any way affect or impair the U.S. Administrative Agent's, any Issuing Bank's, any Lender's, the European Administrative Agent s or the Syndication Agent s rights and remedies or the obligations of the Guarantor under this Guaranty.
          Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Foreign Borrower to the U.S. Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

                    11. Effectiveness; Termination. This Guaranty shall become effective against the Guarantor upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Guaranteed Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by the U.S. Administrative Agent. Such notice shall not affect the right and power of the U.S. Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to enforce rights arising prior to receipt thereof by the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent. If any of the Lenders or Issuing Banks grants Loans or takes other action after the Guarantor terminates or revokes its obligations under this Guaranty but before such Lender or Issuing Bank receives such written notice, the rights of such Lender or such Issuing Bank with respect thereto shall be the same as if such termination or revocation had not occurred.

                    12.  Successors and Assigns.  This Guaranty
          shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the U.S. Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent. The rights hereunder and the interest herein of the Guarantor may not be assigned without the written consent of the Requisite Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Guaranty. The Guarantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor.

                    13.  Governing Law.  This Guaranty shall be
          construed, and the rights and duties of the parties hereto shall be determined, in accordance with the law of the State of New York.

                    14.  Certain Consents and Waivers.

              (a) Personal Jurisdiction. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) EACH OF THE U.S. ADMINISTRATIVE AGENT AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATED HERETO, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEMS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS RESPECTIVE PROCESS AGENT (THE PROCESS AGENT ) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE U.S. ADMINISTRATIVE AGENT AND THE GUARANTOR AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE U.S. ADMINISTRATIVE AGENT AND THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE IN ANY SUCH ACTION OR PROCEEDING IN SUCH STATE COURT OR IN SUCH FEDERAL COURT.

                    (ii)  THE GUARANTOR AGREES THAT THE U.S.
          ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT HAVING JURISDICTION IN ANY LOCATION TO ENABLE THE U.S. ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS, THE EUROPEAN ADMINISTRATIVE AGENT AND THE SYNDICATION AGENT TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE U.S. ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER, THE EUROPEAN ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE U.S. ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER, THE EUROPEAN ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

              (b) Service of Process. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW: THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 16 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE U.S. ADMINISTRATIVE AGENT AND THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE U.S. ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

              (c)  Waiver of Jury Trial.  EACH OF THE U.S.
          ADMINISTRATIVE AGENT AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                    15. Waiver of Bond. The Guarantor waives the posting of any bond otherwise required of the U.S. Administrative Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Guaranteed Obligations, to enforce any judgment or other court order entered in favor of the U.S. Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the U.S. Administrative Agent and the Guarantor.

                    16.  Notices.  All notices and other
          communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

               if to the Guarantor, at:

                    Hexcel Corporation
                    5794 West Las Positas Boulevard
                    Pleasanton, California 94588
                    Attention:  Treasurer

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attention: Peter J. Neckles, Esq.
                    Telecopier No.:  (212) 735-2000
                    Confirmation No.: (212) 735-3000

               if to the U.S. Administrative Agent, at:

                    Citibank, N.A.
                    399 Park Avenue
                    6th Floor, Zone 11
                    New York, New York 10043
                    Attention: William Clark
                    Telecopier No.: (212) 793-7460
                    Confirmation No.: (212) 559-5944

                    with a copy to:

                    Sidley & Austin
                    875 Third Avenue
                    New York, New York  10022
                    Attention: Daniel S. Dokos, Esq.
                    Telecopier No.:  (212) 906-2021
                    Confirmation No.: (212) 906-2312

          or, as to each party, at such other address as designated by such party in a written notice to the other party.
          All such notices and communications shall be deemed to be validly served, given or delivered (i) ten (10) days following deposit in the United States mails, with proper postage prepaid; (ii) one Business Day after delivery thereof if delivered by hand to the party to be notified;
          (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

                    17.  Severability.  Wherever possible, each
          provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                    18.  Collateral.  The Guarantor hereby
          acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the other Loan Documents to which it is a party.

                    19. Entire Agreement. This Guaranty, together with the other Loan Documents, embodies the entire agreement and understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                    21. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

                                        HEXCEL CORPORATION

                                        By_________________________
                                           Name:
                                           Title:

          Acknowledged and agreed to
          as of the __ day of February, 1996.

                                        CITIBANK, N.A., as U.S.
                                        Administrative Agent

                                        By:
                                            Name:
                                            Title:


                                  EXHIBIT I
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                         DOMESTIC SUBSIDIARY GUARANTY

                    This SUBSIDIARY GUARANTY ( Guaranty ) is made as of the 29th day of February, 1996, by HEXCEL BETA CORPORATION, a Delaware corporation, HEXCEL FAR EAST, a California corporation, HEXCEL INTERNATIONAL, a California corporation, and HEXCEL TECHNOLOGIES, INC., a Delaware corporation (each individually a Guarantor , and collectively the Guarantors ), in favor of CITIBANK, N.A., in its capacity as U.S. administrative agent (with its successors and permitted assigns in such capacity, the Administrative Agent ) for the Lenders (as defined below) and the Issuing Banks (as defined below) for the ratable benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent (as defined below) and the Syndication Agent (as defined below) party to that certain Credit Agreement dated as of February 29, 1996 among Hexcel S.A. ( Hexcel Belgium ), Hexcel (U.K.) Limited ( Hexcel U.K. ), Composite Materials Limited United Kingdom ( CML ), Hexcel S.A.
          ( Hexcel Lyon ) and Brochier S.A. ( Brochier ; and together with Hexcel Belgium, Hexcel U.K., CML and Hexcel Lyon, the Foreign Borrowers ), Hexcel Corporation (the
           Company ; and together with the Foreign Borrowers, the Borrowers ), the institutions from time to time party thereto as lenders (the Lenders ), the institutions from time to time party thereto as issuing banks (the Issuing Banks ), the Administrative Agent, Citibank International plc, in its capacity as European Administrative Agent (in such capacity, the European Administrative Agent ) and Credit Suisse, in its capacity as syndication agent (in such capacity, the Syndication Agent )(as amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement ). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                             W I T N E S S E T H

                    WHEREAS, each of Hexcel Belgium, Hexcel U.K.
          and Hexcel Lyon is a wholly-owned Foreign Subsidiary of the Company, CML is a wholly-owned Subsidiary of Hexcel U.K., and Brochier and CDSR are wholly-owned Subsidiaries of Hexcel Lyon;

                    WHEREAS, the Guarantors are direct wholly-owned domestic Subsidiaries of the Company and will directly and indirectly benefit from the loans and other financial accommodations made pursuant to the Credit Agreement to the Company and the Foreign Borrowers;

                    WHEREAS, the Lenders, the Issuing Banks, the
          Administrative Agent, the European Administrative Agent and the Syndication Agent have required as a condition, among others, to entering into the Credit Agreement, that each Guarantor guarantee the Obligations of the Borrowers on the terms set forth herein;

                    NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                    1. Guaranty. (i) For value received and in consideration of any loan, advance or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrowers by the Lenders and the Issuing Banks pursuant to the Loan Documents, each Guarantor jointly and severally unconditionally guarantees for the benefit of the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent the full and prompt payment when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all the Obligations (including, without limitation, interest accruing following the commencement of any insolvency or bankruptcy case or proceeding or other similar case or proceeding in respect of any Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in such case or proceeding).

                    (ii) At any time after the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement, each Guarantor shall jointly and severally pay to the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent, on demand and in immediately available funds, the amount of the Obligations that is due and payable, and upon acceleration, the full amount thereof. Each Guarantor further agrees to jointly and severally pay and reimburse the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent for, on demand and in immediately available funds, all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees, costs and expenses) paid or incurred by the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent in: (1) endeavoring to collect all or any part of the Obligations from, or in prosecuting any action in respect of the Obligations against, any Borrower or such Guarantor; (2) taking any action with respect to any security or collateral securing the Obligations or such Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Administrative Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the Expenses ), and interest thereon. Each Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

                    (iii)  Notwithstanding anything contained in
          this Guaranty to the contrary, the amount guaranteed by each Guarantor hereunder shall be limited to an aggregate amount which is equal to the largest amount that would not be subject to avoidance under Section 548 of Title 11 of the United States Code (11 U.S.C. SECTION 101 et seq.) (the Bankruptcy Code ) or any applicable provisions of any comparable state law.

                    2. Obligations Unconditional. Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

                    (i) the validity, enforceability, avoidance or
               subordination of any of the Obligations or any of the Loan Documents;

                    (ii) the absence of any attempt by, or on
               behalf of, the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to collect, or to take any other action to enforce, all or any part of the Obligations whether from or against any Borrower, any Guarantor or other guarantor of the Obligations or any other Person;

                    (iii) the election of any remedy by, or on
               behalf of, the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent with respect to all or any part of the Obligations;

                    (iv) the waiver, consent, extension,
               forbearance or granting of any indulgence by, or on behalf of, the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent with respect to any provision of any of the Loan Documents;

                    (v) the failure of the Administrative Agent,
               any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Obligations;

                    (vi) the election by, or on behalf of, the
               Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, in any proceeding instituted under Chapter 11 of Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

                    (vii) any borrowing or grant of a security
               interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

                    (viii) the disallowance, under Section 502 of
               the Bankruptcy Code, of all or any portion of the claims against any Borrower of any of the Lenders, any of the Issuing Banks, the Administrative Agent, the European Administrative Agent or the Syndication Agent for repayment of all or any part of the Obligations or any Expenses; or

                    (ix) any other circumstance which might
               otherwise constitute a legal or equitable discharge or defense of any Borrower or any Guarantor.

                    3.  Enforcement; Application of Payments.
          Subject to Section 1(ii) hereof and the provisions of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and/or the Syndication Agent may proceed directly against any Guarantor to collect and recover the full amount, or any portion, of the Obligations, without first proceeding against any Borrower or any other Person, or against any security or collateral for the Obligations. Subject only to the terms and provisions of the Credit Agreement, the Lenders and the Issuing Banks shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, any Borrower or from any other Person on account of the Obligations or any other liability of the Guarantors to the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent.

                    4. Waivers. (i) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Obligations, all setoffs and counterclaims, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on any Borrower as a condition precedent to such Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Obligations and any other obligations contained herein. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to any Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to secure payment of all or any part of the Obligations.

                    (ii)  The Administrative Agent, the Issuing
          Banks, the Lenders, the European Administrative Agent and/or the Syndication Agent are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time,
          (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Obligations, or to otherwise modify, amend or change the terms of any of the Loan Documents;
          (b) to accept partial payments on all or any part of the Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Obligations, this Guaranty, or any other guaranties of all or any part of the Obligations or other liabilities of any of the Borrowers, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine;
          (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Obligations, this Guaranty, any other guaranty of all or any part of the Obligations, and any security or collateral for the Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

                    5. Setoff. At any time after all or any part of the Obligations have become due and payable (by acceleration or otherwise), the Lenders and the Issuing Banks may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Obligations (i) any Indebtedness due or to become due from the Lenders or the Issuing Banks to such Guarantor, and (ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of the Lenders or the Issuing Banks or their respective affiliates.

                    6.  Financial Information.  Each Guarantor
          hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any and all other Guarantors and endorsers and/or other guarantors of all or any part of the Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Obligations, or any part thereof, that diligent inquiry would reveal, and such Guarantor hereby agrees that the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event that the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, the Administrative Agent, such Issuing Bank, such Lender, the European Administrative Agent or the Syndication Agent shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which the Administrative Agent, such Issuing Bank, such Lender, the European Administrative Agent or the Syndication Agent, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

                    7.  No Marshalling; Reinstatement.  Each
          Guarantor consents and agrees that none of the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent, the Syndication Agent or any Person acting for or on behalf of the Administrative Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Obligations. Each Guarantor further agrees that, to the extent that any Borrower, any Guarantor or any other guarantor of all or any part of the Obligations makes a payment or payments to the Administrative Agent or the Lenders or the Issuing Banks or the European Administrative Agent or the Syndication Agent, or the Administrative Agent or any Lender or Issuing Bank or the European Administrative Agent or the Syndication Agent receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

                    8. Subrogation. Until the Obligations shall have been paid in full, each Guarantor hereby agrees that it (i) shall not exercise any right of subrogation with respect to such Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, (ii) waives any right to enforce any remedy which the Administrative Agent, any of the Lenders, any of the Issuing Banks, the European Administrative Agent or the Syndication Agent now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Obligations or any other Person, and (iii) waives any benefit of, and any right to participate in, any security or collateral given to the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent to secure the payment or performance of all or any part of the Obligations or any other liability of any Borrower to the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent.

                    9. Subordination. Each Guarantor agrees that any and all claims of such Guarantor against any Borrower, any other Guarantor or any endorser or other guarantor of all or any part of the Obligations, or against any of their respective properties, with respect to any Indebtedness of such Borrower to the Guarantor (the Borrower Indebtedness ), shall be subordinated to the payment in full in cash of all Guaranteed Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Foreign Borrower, all such rights and Liens of the Guarantor with respect to the Borrower Indebtedness, whether now or hereafter arising and howsoever existing shall be and hereby are subordinated to the rights of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent to receive payment in full in cash of the Guaranteed Obligations. So long as no Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall retain all its rights and shall be entitled to receive and retain any and all payments made in respect of, the Borrower Indebtedness. After an Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall not exercise any rights with respect to the Borrower Indebtedness or to foreclose upon any asset securing the Borrower Indebtedness, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid in cash and all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders and the Issuing Banks have been terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Borrower Indebtedness shall be paid or delivered directly to the Lenders and the Issuing Banks for application to any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid in cash and satisfied. The Guarantor irrevocably authorizes and empowers the U.S. Administrative Agent and each of the Lenders and each of the Issuing Banks, the European Administrative Agent and the Syndication Agent to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the U.S. Administrative Agent's or such Lender's or Issuing Bank's or the European Administrative Agent s or the Syndication Agent s own name or in the name of the Guarantor or otherwise, as the U.S. Administrative Agent or any Lender or Issuing Bank or the European Administrative Agent or the Syndication Agent may deem necessary or advisable for the enforcement of this Guaranty. Each Lender and each Issuing Bank may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Guaranteed Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness after an Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, and prior to the payment in full in cash of all Guaranteed Obligations and the termination of all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders and the Issuing Banks, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent and shall forthwith deliver the same to the U.S. Administrative Agent, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent; provided, that if the Guarantor fails to make any such endorsement or assignment to the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent, the U.S. Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent or the Syndication Agent or any of its officers or employees are hereby irrevocably authorized to make the same. The Guarantor agrees that after an Event of Default set forth in Section 11.01(a), (f) or (g) of the Credit Agreement shall have occurred and is continuing, and until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders and the Issuing Banks have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against any Borrower.

                    10.  Enforcement; Amendments; Waivers.  No
          delay on the part of the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Loan Documents or otherwise with respect to all or any part of the Obligations, the Collateral or any other guaranty of or security for all or any part of the Obligations shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, except as expressly set forth in a writing duly signed and delivered by the Administrative Agent. Failure by the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent at any time or times hereafter to require strict performance by any Borrower, any Guarantor, any other guarantor of all or any part of the Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Loan Documents now or at any time or times hereafter executed by such Persons and delivered to the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent shall not waive, affect or diminish any right of the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrowers or the Guarantors, as applicable, specifying such waiver, and is signed by the Administrative Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent permitted hereunder shall in any way affect or impair the Administrative Agent's, any Issuing Bank's, any Lender's, the European Administrative Agent s or the Syndication Agent s rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

                    11. Effectiveness; Termination. This Guaranty shall become effective against any Guarantor upon its execution by such Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by the Administrative Agent. Such notice shall not affect the right and power of the Administrative Agent, any of the Issuing Banks, any of the Lenders, the European Administrative Agent or the Syndication Agent to enforce rights arising prior to receipt thereof by the Administrative Agent, the Issuing Banks, the Lenders, the European Administrative Agent and the Syndication Agent. If any of the Lenders or Issuing Banks grants loans or takes other action after such Guarantor terminates or revokes its obligations under this Guaranty but before such Lender or Issuing Bank receives such written notice, the rights of such Lender or such Issuing Bank with respect thereto shall be the same as if such termination or revocation had not occurred.

                    12.  Successors and Assigns.  This Guaranty
          shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent. The rights hereunder and the interest herein of each Guarantor may not be assigned without the written consent of the Requisite Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Guaranty. Each Guarantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Guarantor.

                    13.  GOVERNING LAW.  THIS GUARANTY SHALL BE
          CONSTRUED AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW OF THE
          STATE OF NEW YORK.

                    14.  CERTAIN CONSENTS AND WAIVERS.

                    (A) PERSONAL JURISDICTION.  TO THE FULLEST
          EXTENT PERMITTED BY APPLICABLE LAW, (I) EACH OF THE ADMINISTRATIVE AGENT AND THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATED HERETO, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS IRREVOCABLY DESIGNATES AND APPOINTS CT CORPORATION SYSTEMS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS RESPECTIVE PROCESS AGENT (THE PROCESS AGENT ) FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE ADMINISTRATIVE AGENT AND THE GUARANTORS AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE ADMINISTRATIVE AGENT AND THE GUARANTORS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE IN ANY SUCH ACTION OR PROCEEDING IN SUCH STATE COURT OR IN SUCH FEDERAL COURT.

                         (II)  EACH OF THE GUARANTORS AGREES THAT
          THE ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE GUARANTORS OR ITS RESPECTIVE PROPERTY IN A COURT HAVING JURISDICTION IN ANY LOCATION TO ENABLE THE ADMINISTRATIVE AGENT, THE ISSUING BANKS, THE LENDERS, THE EUROPEAN ADMINISTRATIVE AGENT AND THE SYNDICATION AGENT TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER, THE EUROPEAN ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT, ANY ISSUING BANK, ANY LENDER, THE EUROPEAN ADMINISTRATIVE AGENT OR THE SYNDICATION AGENT MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

                    (B) SERVICE OF PROCESS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO
          SECTION 16 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN
          (10) DAYS AFTER SUCH MAILING. EACH OF THE ADMINISTRATIVE AGENT AND THE GUARANTORS IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT TO BRING PROCEEDINGS AGAINST EACH OF THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION.

                    (C)  WAIVER OF JURY TRIAL.  EACH OF THE
          ADMINISTRATIVE AGENT AND THE GUARANTORS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT TO WHICH SUCH PERSON IS A PARTY.

                    15. Waiver of Bond. Each Guarantor waives, to the extent permitted by law, the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Administrative Agent and such Guarantor.

                    16.  Notices.  All notices and other
          communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

               if to any Guarantor, at:

                    Hexcel Corporation
                    5794 West Las Positas Boulevard
                    Pleasanton, California 94588
                    Attention:  Treasurer

                    with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom
                    919 Third Avenue
                    New York, New York  10022
                    Attention: Peter J. Neckles, Esq.
                    Telecopier No.:  (212) 735-2000
                    Confirmation No.: (212) 735-3000

               if to the Administrative Agent, at:

                    Citibank, N.A.
                    399 Park Avenue
                    6th Floor, Zone 11
                    New York, New York 10043
                    Attention: William Clark
                    Telecopier No.: (212) 793-7460
                    Confirmation No.: (212) 559-5944

                    with a copy to:

                    Sidley & Austin
                    875 Third Avenue
                    New York, New York  10022
                    Attention: Daniel S. Dokos, Esq.
                    Telecopier No.:  (212) 906-2021
                    Confirmation No.: (212) 906-2312

          or, as to each party, at such other address as designated by such party in a written notice to the other party.
          All such notices and communications shall be deemed to be validly served, given or delivered (i) ten (10) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one Business Day after delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

                    17.  Severability.  Wherever possible, each
          provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

                    18. Entire Agreement. This Guaranty, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

                    19. Execution in Counterparts. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    20.  Additional Guarantors.  Each of the
          Guarantors agrees that, if, pursuant to the Credit Agreement, the Company shall be required to cause any Domestic Subsidiary that is not a Guarantor to become a Guarantor, and such Subsidiary shall execute and deliver a Subsidiary Guaranty Supplement in the form of Exhibit A attached hereto, such Subsidiary shall for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date.


                    IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first set forth above.

                                        HEXCEL BETA CORPORATION

          By____________________________
                                           Name:
                                           Title:

                                        HEXCEL INTERNATIONAL

          By____________________________
                                           Name:
                                           Title:

                                        HEXCEL FAR EAST

          By____________________________
                                           Name:
                                           Title:

                                        HEXCEL TECHNOLOGIES, INC.

          By____________________________
                                           Name:
                                           Title:

          Acknowledged and agreed to
          as of the __ day of February, 1996.

          CITIBANK, N.A., as Administrative Agent

          By:
             Name:
             Title:

                  EXHIBIT A TO DOMESTIC SUBSIDIARY GUARANTY

                        SUBSIDIARY GUARANTY SUPPLEMENT

                    The undersigned hereby agrees to be bound as a Guarantor for purposes of the Domestic Subsidiary Guaranty dated as of February 29, 1996, among certain Subsidiaries of Hexcel Corporation listed on the signature pages thereof and acknowledged by Citibank, N.A., as Administrative Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein are used with the meanings given them in the Guaranty.

                    Agreed to this ___ day of ______________,
          _________.

                                             [NAME OF GUARANTOR]

                                        By:________________________
                                             Name:
                                             Title:

                                             Notice Address:]
                                  EXHIBIT J
                                      TO
                               CREDIT AGREEMENT
                        DATED AS OF FEBRUARY 29, 1996

                           COMPANY PLEDGE AGREEMENT

                    THIS PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this Pledge Agreement ), dated as of February 29, 1996, by and between Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the Pledgor ), and Citibank, N.A., in its separate capacity as U.S. administrative agent (with its successors and permitted assigns in such capacity, the Administrative Agent ) for the Lenders (as defined below) and the Issuing Banks (as defined below) party to that certain Credit Agreement dated as of February 29, 1996 among Hexcel Corporation, Hexcel S.A. ( Hexcel Belgium ), Hexcel (U.K.) Limited
          ( Hexcel U.K. ), Composite Materials Limited United Kingdom ( CML ), Hexcel S.A. ( Hexcel Lyon ) and Brochier S.A. ( Brochier ; and together with Hexcel Belgium, Hexcel U.K., CML and Hexcel Lyon, the Foreign
          Borrowers ), the institutions from time to time party thereto as lenders (the Lenders ), the institutions from time to time party thereto as issuing banks (the Issuing Banks ), the Administrative Agent, Citibank International plc, in its separate capacity as European administrative agent (in such capacity, the European Administrative Agent ) and Credit Suisse, in its separate capacity as syndication agent (in such capacity, the Syndication Agent )(as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                                 WITNESSETH:

                    WHEREAS, the Pledgor is a party to the Credit Agreement, pursuant to which the Lenders have agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Pledgor and the Foreign Borrowers from time to time;

                    WHEREAS, the Pledgor owns (i) the shares of capital stock described in Exhibit A hereto and issued by the issuers named therein; and

                    WHEREAS, in order to secure the prompt and complete payment, observance and performance of all of the Obligations of the Pledgor, the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent have required, as a condition, among others, to entering into the Credit Agreement, that the Pledgor execute and deliver this Pledge Agreement;

                    NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Pledgor pursuant to the Credit Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Administrative Agent hereby agree as follows:

              1.  Defined Terms.

                    (a)  Unless otherwise defined herein, each
          capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein, all terms defined in Article 8 and
          Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

                    (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section references are to this Pledge Agreement unless otherwise specified.

                    (c) All terms defined in this Pledge Agreement in the singular shall have comparable meanings when used in the plural, and vice versa, unless otherwise specified.

                    2. Pledge. The Pledgor hereby pledges to the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders and grants to the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders, a security interest in, the following (collectively, the "Pledged Collateral"):

                    (a) The shares of the capital stock described in Exhibit A hereto, and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of such capital stock (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Administrative Agent accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof (the "Stock Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                    (b)  All additional shares of stock of any
               issuer of the Pledged Stock from time to time acquired by the Pledgor in any manner, and all of the shares of the capital stock issued to the Pledgor by any other Subsidiary of the Pledgor after the date hereof that are required to be pledged pursuant to the Credit Agreement, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Administrative Agent is irrevocably authorized to amend Exhibit A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                    (c)  The property and interests in property
               described in Section 4 below; and

                    (d) All proceeds of the foregoing.

                    3.  Security for Obligations.  The Pledged
          Collateral secures the prompt payment, performance and observance of the Obligations.

                    4. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

                    (a)  Any stock dividend, reclassification,
               readjustment or other change is declared or made in the capital structure of any issuer of Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

                    (b)  Any subscription warrants or any other
               rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional shares, warrants, rights, options, notes or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Administrative Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this Section 4 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any issuer of Pledged Stock which is prohibited in the Credit Agreement.

                    5.  Subsequent Changes Affecting Pledged
          Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Administrative Agent nor any of the Lenders, Issuing Banks, the European Administrative Agent, the Syndication Agent or any other Holder shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Administrative Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Administrative Agent may at any time, after the occurrence and during the continuation of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

                    6.  Representations and Warranties.  The
          Pledgor represents and warrants as follows:

                    (a)  The Pledgor is the sole legal and
               beneficial owner of the percentage of the issued and outstanding shares of capital stock of the respective issuers thereof listed on Exhibit A hereto, free and clear of any Lien except for the security interest created by this Pledge Agreement, and the Pledged Stock constitutes that percentage of the issued and outstanding shares of capital stock of the respective issuers thereof set forth in Exhibit A hereto;

                    (b) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral, other than (i) pursuant to this Pledge Agreement and (ii) with regard to the shares of Brochier and Pottsville, such restrictions as may exist under any applicable Requirement of Law;

                    (c) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens,
               (A) other than pursuant to this Pledge Agreement and the other Loan Documents and (B) except to the extent permitted by Section 9.03(ii) of the Credit Agreement or Section 9.02 (iii) of the Credit Agreement (with respect to clause (i) of the definition of Customary Permitted Liens);

                    (d)  The pledge of the Pledged Collateral
               pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Administrative Agent for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders securing the payment and performance of the Obligations; and

                    (e)  The Stock Powers are duly executed and
               give the Administrative Agent the authority they purport to confer.

                    7.  Voting Rights.  During the term of this
          Pledge Agreement, and except as provided in this Section 7 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement or any other Loan Document. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, at the Administrative Agent's option and following written notice from the Administrative Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

                    8. Dividends and Other Distributions. (a) So long as no Event of Default shall have occurred and is continuing:

                    (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all

                    (A)  dividends and interest paid or payable
                    other than in cash with respect to, and
                    instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                    (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                    (C)  cash paid, payable or otherwise
                    distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

               shall be Pledged Collateral, and shall be forthwith delivered to the Administrative Agent to hold, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, Syndication Agent and the other Holders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                    (ii)  The Administrative Agent shall execute
               and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which the Pledgor is authorized to receive and retain pursuant to clause (i) above.

               (b) Upon the occurrence and during the continuation of an Event of Default:

                    (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 8(b) shall be received in trust for the Administrative Agent, for the benefit of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent, the Syndication Agent and the other Holders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Administrative Agent as Pledged Collateral in the same form as so received (with any necessary endorsements);

                 (iii) The Pledgor shall, upon the request of the Administrative Agent, at Pledgor's expense, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Administrative Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Administrative Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

                 (iv) The Pledgor shall, upon the request of the Administrative Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Administrative Agent;

                 (v) The Pledgor shall, upon the request of the Administrative Agent, at the Pledgor's expense, make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

                 (vi)  The Pledgor shall, upon the reasonable
               request of the Administrative Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

          The Pledgor will reimburse the Administrative Agent for all reasonable expenses incurred by the Administrative Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Administrative Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

                    9.  Transfers and Other Liens.  The Pledgor
          agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Administrative Agent, other than in accordance with the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest permitted hereunder and under the Credit Agreement.

                    10.  Remedies; Application of Proceeds.  (a)
          The Administrative Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York.
          In addition, upon the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement or upon acceleration of the Obligations, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Administrative Agent or which the Administrative Agent shall otherwise have the ability to transfer under applicable law, the Administrative Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement or upon acceleration of the Obligations, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Administrative Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Administrative Agent, any Lender, any Issuing Bank, the European Administrative Agent and the Syndication Agent may, in its own name, or in the name of a designee or nominee, buy such Pledged Collateral at any public sale and, if permitted by applicable law, buy such Pledged Collateral at any private sale. In the event of a sale of any Collateral, or any part thereof, to a Lender, an Issuing Bank, the European Administrative Agent, the Syndication Agent or the Administrative Agent upon the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement or upon acceleration of the Obligations, such Lender, such Issuing Bank, the European Administrative Agent, the Syndication Agent or the Administrative Agent, as the case may be, shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Pledgor. The Pledgor will pay to the Administrative Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Administrative Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement (including, without limitation, Section
          3.02 thereof) and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

               (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Administrative Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in
          Section 20 below at least ten (10) Business Days before the time of the sale or disposition; provided, however, that the Administrative Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                    (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the occurrence and during the continuation of an Event of Default set forth in Section 11.01(a) of the Credit Agreement or upon acceleration of the Obligations, the Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Administrative Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Administrative Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Administrative Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Administrative Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

                    11.  Administrative Agent Appointed
          Attorney-in-Fact. The Pledgor hereby appoints the Administrative Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, upon the occurrence and during the continuation of an Event of Default, from time to time in the Administrative Agent's sole discretion, to take any action and to execute any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (subject to Section 8 hereof), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of each of the issuers of such Pledged Stock or obligors of such Pledged Debt to the name of the Administrative Agent or the Administrative Agent's nominee.

                    12. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

                    13.  Termination of this Security Agreement;
          Release of Collateral.(a) The pledge made and the security interest granted by the Pledgor under this Pledge Agreement shall terminate upon final payment in full in cash of the Obligations and the termination of the Revolving Credit Commitments under the Credit Agreement. Upon such termination (other than as a result of the sale of the Pledged Collateral) and at the written request of the Pledgor or its successors or assigns, and at the cost and expense of the Pledgor or its successors or assigns, the Administrative Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Administrative Agent's security interest in the Pledged Collateral and deliver the Pledged Stock and the Stock Powers, subject to any disposition made by the Administrative Agent pursuant to the Pledge Agreement.

              (b)  Notwithstanding anything in this Pledge
          Agreement to the contrary, the Pledgor may, to the extent permitted by the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with Section 12.09(b) of the Credit Agreement. The Liens under this Pledge Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and, upon the request of the Pledgor, the Administrative Agent shall execute and deliver such instruments or documents as may be necessary to release the Liens granted hereunder; provided, however, that (i) the Administrative Agent shall not be required to execute any such documents on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Loan Documents.

                    14.  Successors and Assigns.  This Pledge
          Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Administrative Agent, the Lenders, the Issuing Banks, the European Administrative Agent and the Syndication Agent. The rights hereunder and the interest herein of the Pledgor may not be assigned without the written consent of the Requisite Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Loan Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Pledge Agreement or any Pledged Collateral. The Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

                         15.  GOVERNING LAW.  THIS AGREEMENT SHALL BE
               CONSTRUED AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

                         16.  Waiver of Bond.  The Pledgor waives, to
               the extent permitted by law, the posting of any bond otherwise required of the Administrative Agent in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Administrative Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Administrative Agent and the Pledgor.

                         17.  Severability.  Whenever possible, each
               provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

                         18.  Further Assurances.  The Pledgor agrees
               that it will cooperate with the Administrative Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Administrative Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

                         19. The Administrative Agent's Duty of Care. The Administrative Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Administrative Agent's (i) gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Administrative Agent's possession. Without limiting the generality of the foregoing, the Administrative Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

                         20.  Notices.  All notices and other
               communications hereunder shall be given in the manner and to the addresses set forth in Section 13.08 of the Credit Agreement.

                         21. Amendments, Waivers and Consents. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which
               (i) is duly executed by the Pledgor and the Administrative Agent and (ii) is otherwise made in accordance with the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Administrative Agent of any right or remedy under this Pledge Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Administrative Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Pledge Agreement on the part of the Administrative Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Pledge Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                         22. Section Titles. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                         23.  Execution in Counterparts.  This Pledge
               Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                         24.  Entire Agreement.  This Agreement,
               together with the other Loan Documents, embodies the entire agreement and understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.


                         IN WITNESS WHEREOF, the Pledgor and the
               Administrative Agent have executed this Pledge Agreement as of the date set forth above.

                         HEXCEL CORPORATION

                         By:________________________
                         Name:
                         Title:

                         CITIBANK, N.A., as Administrative Agent

                         By:_________________________
                         Name:
                         Title:



                                     ACKNOWLEDGMENT

                         The undersigned hereby acknowledge receipt of a
               copy of the foregoing Pledge Agreement, agree promptly to note on their respective books the security interests granted under such Pledge Agreement, and waive any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Administrative Agent.

                    HEXCEL BETA CORPORATION

                         By: ___________________________
                         Name:
                         Title:

                    HEXCEL FAR EAST

                              By: ___________________________

                         Name:
                         Title:

                    HEXCEL INTERNATIONAL

                         By: ___________________________
                         Name:
                         Title:

                    HEXCEL POTTSVILLE CORPORATION

                         By: ___________________________
                         Name:
                         Title:


                                       EXHIBIT A
                                           to
                                    PLEDGE AGREEMENT
                             dated as of February 29, 1996

                                     Pledged Stock

                                     Percentage of           Shares of Capital
                                     Issued                  and Outstanding
          Stock owned by
                                     Capital Stock owned     the Pledgor Subject
          Stock Issuer               by the Pledgor          to Pledge

          Hexcel Beta Corporation            100%                  3,000

          Hexcel Far East                    100%                  10,000

          Hexcel International               100%                    100

          Hexcel Pottsville Corporation      100%                    100


                                       EXHIBIT B
                                           to
                                    PLEDGE AGREEMENT
                             dated as of February 29, 1996

                                  Form of Stock Power

                                      STOCK POWER

                         FOR VALUE RECEIVED, the undersigned does hereby
               sell, assign and transfer to
               _______________________________  ___ Shares of Common
               Stock of ______________________ represented by
               Certificate[s] No. __ [and __] (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint
               _______________________________________________________
               as the undersigned's true and lawful attorney, for and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

               Dated: _______________

                                             HEXCEL CORPORATION

                                             By:_______________________
                                                Name:
                                                Title:


                                       EXHIBIT K
                                           TO
                                    CREDIT AGREEMENT
                             DATED AS OF FEBRUARY 29, 1996

                            FORM OF EUROPEAN OVERDRAFT NOTE

                               [NAME OF FOREIGN BORROWER]

               U.S.$ 10,000,000.00                     February __, 1996
                                                      New York, New York

                         For value received, the undersigned,
               _________________, (the "Borrower"), promises to pay to the order of Citibank, N.A. (the "European Overdraft Bank"), in accordance with Section 2.03(d) of the Credit Agreement, upon the earlier of (A) demand by the European Overdraft Bank and (B) the Revolving Credit Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the Dollar Equivalent in the applicable Optional Currencies in which the European Overdraft Loans are denominated of a principal amount of TEN MILLION UNITED STATES DOLLARS (U.S.$ 10,000,000.00) or (ii) the unpaid principal amount of all amounts loaned by the European Overdraft Bank to the Borrower under this Note as European Overdraft Loans under the Credit Agreement. The principal amount due under this Note, when aggregated with the principal amount due under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed $175,000,000 in the aggregate.

                         The Borrower also promises to pay interest on
               the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Credit Agreement dated as of February 29, 1996 among the Borrower, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A. (Lyon) and Brochier S.A., the financial institutions from time to time party thereto as Lenders, the financial institutions from time to time party thereto as Issuing Banks, Citibank, N.A., in its capacity as U.S. administrative agent for the Lenders and the Issuing Banks, Citibank International plc, in its capacity as European administrative agent for the Lenders and the Issuing Banks (in such capacity, the "European Administrative Agent"), and Credit Suisse, in its capacity as syndication agent for the Lenders and the Issuing Banks (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

                         This Note is issued pursuant to, and is
               entitled to the benefits of, the Credit Agreement, which provides for the incurrence of up to a maximum of $175,000,000 principal amount of senior secured Indebtedness and to which reference is hereby made for a more complete statement of the terms and conditions under which the European Overdraft Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

                         All payments of principal and interest in
               respect of this Note shall be made to on the date and at the place due, to the European Administrative Agent in the Optional Currencies in which such European Overdraft Loans were made.

                         This Note may be prepaid at any time at the
               option of the Borrower without premium or penalty, and must be prepaid as provided in Sections 2.03(d) and 3.01(b) of the Credit Agreement.

                         This Note shall be governed by, and shall be
               construed and enforced in accordance with, the law of the State of New York.

                         Upon the occurrence of an Event of Default set
               forth in Section 11.01(f) or (g) of the Credit Agreement as applied to any Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

                         The Borrower hereby waives diligence,
               presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

                         This Note is secured by certain of the Loan
               Documents, and reference is made to such Loan Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

                         IN WITNESS WHEREOF, the Borrower has caused
               this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                                  HEXCEL CORPORATION

                                                  By____________________
                                                     Name:
                                                     Title:




                                       EXHIBIT L
                                           TO
                                    CREDIT AGREEMENT
                             DATED AS OF FEBRUARY 29, 1996

                               Form of Borrower Addendum

                                   BORROWER ADDENDUM

                         WHEREAS, [Danutec Holdings AG ( Danutec
               Holdings )] [Danutec Werkstoff GmbH ( Danutec
               Werkstoff )] is a wholly owned subsidiary of Hexcel Corporation (the Company ); and

                         WHEREAS, the Company is a party to that certain
               Credit Agreement dated as of February 29, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the Credit Agreement ) among the Company, Hexcel S.A. (Belgium), Hexcel (U.K.) Limited, Composite Materials Limited United Kingdom, Hexcel S.A.
               (Lyon) and Brochier S.A., the institutions from time to time party thereto as lenders (the Lenders ), the institutions from time to time party thereto as issuing banks (the Issuing Banks ), Citibank, N.A., in its capacity as U.S. administrative agent (in such capacity, the U.S. Administrative Agent ), Citibank International plc, in its capacity as European administrative agent (in such capacity, the European Administrative Agent ), and Credit Suisse, in its capacity as syndication agent (in such capacity, the Syndication Agent )(terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement); and

                         WHEREAS, the Lenders, the Issuing Banks, the
               U.S. Administrative Agent, the European Administrative Agent and the Syndication Agent have required as a condition, among other conditions set forth in Section
               5.03 of the Credit Agreement, to [Danutec
               Holdings][Danutec Werkstoff] becoming a Borrower under the Credit Agreement that [Danutec Holdings][Danutec Werkstoff] execute this Borrower Addendum;

                         NOW THEREFORE, [Danutec Holdings][Danutec
               Werkstoff] agrees as follows:

                         1.  [Danutec Holdings][Danutec Werkstoff]
               hereby acknowledges receipt of the Credit Agreement and the other Loan Documents.

                         2.  [Danutec Holdings][Danutec Werkstoff]
               hereby agrees to be a Foreign Borrower under and as defined in the Credit Agreement and to be bound by all the terms and conditions of the Credit Agreement and the other Loan Documents applicable to a Foreign Borrower.

                              Agreed to this ___ day of _______, 199_.

                                             [DANUTEC HOLDINGS AG]

                                             [DANUTEC WERKSTOFF GmbH]

                                             By: _______________________
                                                 Name:
                                                 Title:




                                       EXHIBIT M
                                           TO
                                    CREDIT AGREEMENT
                             DATED AS OF FEBRUARY 29, 1996

                       [FORM OF OPINION OF CONNECTICUT COUNSEL TO
                       THE COMPANY AND ITS DOMESTIC SUBSIDIARIES]

                                                       __________, 199_

               To the U.S. Administrative Agent, the European
               Administrative Agent, each of the Lenders, each of the Issuing Banks and the Syndication Agent (as each such term is defined below)

                         Re:  Hexcel Corporation

               Ladies and Gentlemen:

                         We have acted as special counsel to Hexcel
               Corporation, a Delaware corporation (the "Company") in connection with (a) the making of certain loans and other financial accommodations pursuant to the Credit Agreement dated as of February 29, 1996 (the "Credit Agreement") among the Company, certain of its Subsidiaries, the lenders from time to time party thereto (the "Lender"), the Issuing Banks from time to time party thereto (the "Issuing Banks"), Citibank, N.A., in its capacity as U.S. administrative agent (in such capacity, the "U.S. Administrative Agent"), Citibank International plc, in its capacity as European administrative agent (in such capacity, the "European Administrative Agent"), and Credit Suisse, in its capacity as syndication agent (in such capacity, the "Syndication Agent"), and (b) certain other documents related to the Credit Agreement and the transactions contemplated thereby.

                         This opinion is being delivered pursuant to
               Section 5.01(a)(i)(A) of the Credit Agreement. Terms defined in the Credit Agreement or in the list of Closing Documents attached as Exhibit D to the Credit Agreement (the "Closing List") and not otherwise defined herein have the same meanings as are ascribed to them therein.

                         In connection with rendering this opinion, we
               have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents executed by the Company and its Domestic
               Subsidiaries (each a "Loan Party"):

                         (a)  the Credit Agreement, including the
                              Exhibits and Schedules thereto;

                         (b)  the Revolving Credit Notes;

                         (c)  the Swing Loan Note;

                         (d)  the Company Guaranty;

                         (e)  the Domestic Subsidiary Guaranty;

                         (f)  the Company Pledge Agreement; and

                         (g)  the Letter Agreements.

                         Documents referred to in subparagraphs (a)
               through (g) are hereinafter referred to as the "Agreements".

                         In addition, we have examined originals or
               copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents or instruments, as applicable, and of certificates or comparable documents or instruments of public officials, and have made such inquiries of such officers and representatives and such examination of law as we have deemed relevant and necessary to form the basis for the opinions hereinafter set forth.

                         In such examination, we have assumed (i) the
               genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to the opinions specified herein that have not been independently established, except as specified herein, we have relied upon certificates or comparable documents of officers and representatives of the Loan Parties (copies of which have been delivered to the U.S. Administrative Agent) and upon the representations and warranties of the Loan Parties contained in the Credit Agreement.

                         In rendering the opinions expressed below, we
               have assumed, without any independent investigation or verification of any kind, that each party to the Agreements has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation, and has full power and authority to execute and deliver the Agreements and perform the obligations set forth therein, and that the execution, delivery, and performance of the Agreements by such other parties have been duly authorized by all requisite corporate and other action on the part of such other parties and such documents have been duly executed and delivered by such other parties. We understand that the Company will be moving its chief executive office to the State of Connecticut (the "State") shortly after the Closing Date and have assumed, for purposes of this opinion, that the Company is headquartered in the State.

                         Based on the foregoing, and subject to the
               qualifications and assumptions stated herein, we are of the opinion that:

                         1.   The execution and delivery by each Loan
               Party of each Agreement to which it is a party, the performance by each Loan Party of each Agreement to which it is a party, the Borrowings by the Borrowers under the Credit Agreement and the creation by the Loan Parties of all Liens provided for in the Agreements, do not and will not contravene any of the terms, conditions or provisions of any Connecticut Requirement of Law applicable to such Loan Party or its properties.

                         2. No consent, approval, waiver, license or authorization or other action by or filing with any Governmental Authority is or will be required for (i) the execution, delivery and performance of any Loan Document by any Loan Party; (ii) the grant of the Liens contemplated by the Agreements; or (iii) the perfection of or the exercise by the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks or the Syndication Agent of their respective rights or remedies under the Agreements; except for (A) those already obtained, taken or made, or those that will, in a timely manner, be made, obtained or given; (B) filings required to be made after the date hereof pursuant to state securities, "blue sky" and other similar laws, and the Internal Revenue Code of 1986, as amended (and the rules and regulations promulgated thereunder); and (C) the filing of financing statements.

                   I. In any action or proceeding arising out of or relating to the Agreements in any court of the State or in any federal court sitting in the State, such court would recognize and give effect to the choice of New York law in the Agreements, except that the law of the State would be applied by such court in the event the application of New York law would offend the public policy of the State. Nothing, however, in the Agreements appears to violate the public policy of the State. Without limiting the generality of the foregoing, a court of the State or a federal court sitting in the State would apply to the Agreements the usury law of the State of New York, and would not apply the usury law of the State.

                         The opinions herein are limited to the laws of
               the State of Connecticut and we express no opinion on the effect on the matters covered by this opinion of the laws of any other jurisdiction.

                         This opinion is rendered solely for your
               benefit in connection with the transaction described above. This opinion may not be used or relied upon by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent, and as otherwise required by any Governmental Authority or pursuant to legal process, except that copies of this opinion (i) may be furnished to and relied upon by assignees and participants of any of the Lenders, successors to any of the U.S. Administrative Agent, the European Administrative Agent, the Lenders, the Issuing Banks and the Syndication Agent, and by Sidley & Austin in its capacity as counsel to the Administrative Agent and (ii) may be furnished to participants of any of the Lenders.

                                             Very truly yours,